Exhibit 4

Documento di Economia e Finanza

2022
Minstero dell’Economica e delle Finanze	Sezione III Programma Nazionale di Riforma

Documento di Economia e Finanza

2022

Sezione III Programma Nazionale di Riforma

Presentato dal Presidente del Consiglio dei Ministri

Mario Draghi

e dal Ministro dell’Economia e delle Finanze

Daniele Franco

Minstero dell’Economica e delle Finanze	al Consiglio dei Ministri il 6 aprile 2022

PREMESSA
Nel 2021 l’economia italiana ha messo a segno un buon recupero, con una crescita del PIL pari al 6,6 per cento in termini reali e una discesa del deficit e del debito della Pubblica amministrazione (PA) in rapporto al PIL più accentuata del previsto, rispettivamente al 7,2 per cento e al 150,8 per cento del PIL (dal 9,6 per cento di deficit e 155,3 per cento di debito del 2020).
La crescita del PIL registrata in corso d’anno dall’Italia (quarto trimestre 2021 su quarto trimestre 2020) è risultata la più elevata tra quella delle grandi economie europee, grazie anche alle politiche adottate dal Governo per sostenere famiglie e imprese e al successo della campagna di vaccinazione anti-Covid.
Negli ultimi mesi dell’anno, il quadro economico si è deteriorato, non solo per l‘impennata dei contagi da Covid-19 causata dalla diffusione della variante Omicron, ma anche per l’eccezionale aumento del prezzo del gas naturale, che ha trainato al rialzo le tariffe elettriche e i corsi dei diritti di emissione (ETS). La conseguente crescita del tasso di inflazione, comune a tutte le economie avanzate, seppure con diversa intensità, ha portato le principali banche centrali a rivedere l’orientamento della politica monetaria in direzione restrittiva o, nel caso della Banca Centrale Europea, a segnalare l’approssimarsi di tale inversione di tendenza. Conseguentemente, i tassi di interesse sono saliti e il differenziale del rendimento sui titoli di Stato italiani nei confronti di quello sul Bund tedesco si è allargato. Le prospettive di crescita, sebbene riviste lievemente al ribasso, prima dello scoppio della guerra restavano comunque ampiamente favorevoli.
A febbraio, facendo seguito a una escalation militare, la Russia ha avviato la sua invasione dell’Ucraina, alla quale l’Unione Europea (UE), il G7 e numerosi altri Paesi hanno risposto con una serie di sanzioni economiche. Agli eventi bellici è conseguita un’ulteriore impennata dei prezzi dell’energia, degli alimentari, dei metalli e di altre materie prime e si è accentuata la flessione della fiducia di imprese e famiglie. In Italia, a marzo l’inflazione al consumo è salita al 6,7 per cento e anche l’inflazione di fondo (al netto dei prodotti energetici e alimentari freschi), seppure assai più moderata, ha raggiunto il 2 per cento.
A fronte di questi sviluppi, le prospettive di crescita dell’economia appaiono oggi più deboli e assai più incerte che a inizio anno. Nell’aggiornamento della previsione ufficiale del presente documento, il peggioramento del quadro economico è determinato dall’andamento delle variabili esogene - dai prezzi dell’energia ai tassi d’interesse, dal tasso di cambio ponderato dell’euro alla minor crescita prevista dei mercati di esportazione dell’Italia. Tali variabili sono oggi tutte meno favorevoli di quanto fossero in settembre, in occasione della pubblicazione della precedente previsione ufficiale nella Nota di Aggiornamento del DEF (NADEF).
Anche in conseguenza di un livello di partenza del PIL trimestrale più elevato a fine 2021 rispetto a quanto precedentemente stimato, nonché dell’impatto

MINISTERO DELL’ECONOMIA E DELLE FINANZE	III

DOCUMENTO DI ECONOMIA E FINANZA 2022

economico del conflitto e delle sanzioni imposte nei confronti della Russia, la previsione tendenziale di crescita del PIL per quest’anno scende dal 4,7 per cento dello scenario programmatico della NADEF al 2,9 per cento; quella per il 2023 dal 2,8 per cento al 2,3 per cento, mentre per il 2024 si ha solo una lieve riduzione, dall’1,9 per cento all’1,8 per cento. La previsione per il 2025 viene posta all’1,5 per cento, seguendo l’approccio secondo cui il tasso di crescita su un orizzonte a tre anni converge verso il tasso di crescita ‘potenziale’ dell’economia italiana, attualmente stimato pari all’1,4 per cento. Tale stima presuppone l’attuazione del programma di investimenti e riforme previsto dal Piano Nazionale di Ripresa e Resilienza (PNRR).
Alla luce delle tante incognite dell’attuale situazione, la previsione tendenziale è caratterizzata da notevoli rischi al ribasso. Tra questi spicca la possibile interruzione degli afflussi di gas naturale dalla Russia, che nel 2021 hanno rappresentato il 40 per cento delle nostre importazioni. Sebbene questo rischio sia già parzialmente incorporato negli attuali prezzi del gas e del petrolio, è plausibile ipotizzare che un completo blocco del gas russo causerebbe ulteriori aumenti dei prezzi, che influirebbero negativamente sul PIL e spingerebbero ulteriormente al rialzo l’inflazione. In tale scenario, la crescita media annua del 2022 potrebbe scendere sotto il 2,3 per cento ereditato dal 2021.
Il Governo già dallo scorso anno ha risposto al repentino aumento dei prezzi dei prodotti energetici con misure di contenimento dei costi per gli utenti di gas ed energia elettrica. Gli interventi - attuati in misura rilevante dal terzo trimestre del 2021 - sono stati pari, in termini di indebitamento della PA, a 5,3 miliardi nel 2021 e a 14,7 miliardi per il primo semestre di quest’anno, quando si sono aggiunte misure in favore anche delle grandi imprese, incluse le ‘energivore’, per il contenimento del costo dei carburanti e a beneficio del settore dell’autotrasporto. Si può, inoltre, stimare che per effetto di tali misure l’aumento della bolletta energetica pagata da imprese e famiglie nel primo semestre si riduca di almeno un quarto rispetto a uno scenario senza gli interventi del Governo.
A queste misure si aggiungono ulteriori interventi adottati nei primi mesi dell’anno in favore di specifiche categorie (contributi a fondo perduto e sostegno della liquidità delle imprese), quelli per coprire parte dei costi di Regioni ed enti locali e quelli per il settore della sanità (nel complesso, per ulteriori 4,1 miliardi nel 2022).
Il Governo sta anche operando per una risposta più ampia e strutturale alla crisi energetica, sia con azioni a livello nazionale che con l’attiva partecipazione alla formulazione delle politiche europee. Sul fronte nazionale, di concerto con le imprese del settore, è in corso uno sforzo di ampliamento e diversificazione degli approvvigionamenti di gas tramite un maggior ricorso alle forniture attraverso i gasdotti meridionali, nonché di aumento delle importazioni di GPL e della capacità di rigassificazione. Sarà inoltre promosso un incremento della produzione nazionale di gas naturale e di biometano.
All’impegno del Governo e delle società del settore per diversificare le fonti di approvvigionamento di gas si accompagnano sforzi crescenti per ridurre rapidamente la dipendenza dalle fonti fossili di energia attraverso l’impulso all’istallazione di capacità produttiva di elettricità da fonti rinnovabili. Questa linea è coerente con la recente comunicazione REPowerEU della Commissione europea,

IV	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

la quale pone l’enfasi sullo sviluppo della produzione di biocombustibili e su una politica concertata a livello europeo per l’acquisizione di gas e l’imposizione di livelli minimi di stoccaggio, oltre ad invitare gli Stati membri a contenere i consumi di energia tramite il potenziamento dell’efficienza energetica degli edifici e misure di risparmio, per esempio sulla temperatura degli ambienti interni.
La Commissione propone anche, in linea con la posizione espressa dall’Italia, di rivisitare in chiave migliorativa i meccanismi di funzionamento del mercato del gas e di quello elettrico, senza pregiudicare i principi di trasparenza e concorrenzialità su cui essi poggiano.
L’obiettivo principale nella risposta all’attuale crisi energetica è di accelerare la transizione ecologica assicurando al contempo le forniture di gas, che costituiscono il ponte verso un’economia decarbonizzata e sostenibile, e migliorando i meccanismi di funzionamento e la trasparenza dei mercati dell’energia.
Più in generale, è necessario che la difficile fase che stiamo attraversando non distolga l’attenzione, ma anzi rafforzi l’impegno di tutte le amministrazioni e di tutti i livelli di governo ad attuare efficacemente il Piano Nazionale di Ripresa e Resilienza (PNRR), di cui la transizione ecologica è il capitolo più corposo in termini di investimenti programmati. Il completamento a fine 2021 della prima tappa del PNRR, con l’erogazione dei relativi fondi da parte della Commissione, rappresenta un primo importante risultato.
L’ultimo anno è stato anche caratterizzato da strozzature nei trasporti internazionali e nella logistica, nonché dalla carenza di prodotti d’importanza cruciale nelle moderne filiere industriali quali i semiconduttori. Ne ha particolarmente risentito l’industria dell’auto, che soffre non solo di un’insufficiente disponibilità di componenti elettroniche e dell’incertezza percepita dai consumatori circa la tempistica di dismissione delle auto tradizionali, ma anche delle difficoltà di riconversione della filiera dell’auto convenzionale.
Per quanto riguarda la politica industriale, sono stati destinati nuovi fondi al sostegno dell’industria dell’auto (sia dal lato delle vendite di veicoli non inquinanti che da quello del supporto all’innovazione e alla riconversione della filiera produttiva) e di sostegno agli investimenti dell’industria dei semiconduttori.
Ulteriori provvedimenti saranno emanati in aprile. Ma prima di descrivere quali saranno i prossimi passi, è opportuno considerare quali siano le basi di partenza in termini di finanza pubblica.
Come detto, il 2021 ha registrato un deficit della PA nettamente inferiore alle attese. I dati relativi al fabbisogno di cassa del settore statale indicano che nel primo trimestre dell’anno in corso l’andamento della finanza pubblica è rimasto favorevole. Le nuove proiezioni mostrano disavanzi della PA inferiori a quanto previsto per il 2022-2024 nello scenario programmatico della NADEF, soprattutto per quanto riguarda il 2022. Ciò riflette una dinamica delle entrate tributarie e contributive sostenuta e superiore alle previsioni e una dinamica della spesa sotto controllo. I recenti provvedimenti di calmierazione del costo dell’energia sono stati compensati in modo tale da non influire sull’indebitamento netto.
A fronte di una previsione di deficit tendenziale della PA del 5,1 per cento del PIL quest’anno e in discesa fino al 2,7 per cento del PIL nel 2025, il Governo ha

MINISTERO DELL’ECONOMIA E DELLE FINANZE	V

DOCUMENTO DI ECONOMIA E FINANZA 2022

deciso di confermare gli obiettivi di deficit nominale della NADEF, con un sentiero che partendo dal 5,6 per cento del PIL quest’anno scende fino al 2,8 per cento nel 2025, creando uno spazio per nuove misure espansive pari a 0,5 punti percentuali di PIL quest’anno, 0,2 nel 2023 e 0,1 nel 2024 e 2025.
Utilizzando tali margini finanziari, il Governo predisporrà un nuovo decreto-legge per ripristinare alcuni fondi che erano stati utilizzati a copertura del recente decreto-legge n.17, integrare le risorse destinate a compensare l’aumento del costo delle opere pubbliche a fronte della dinamica del prezzo dell’energia e delle materie prime, intervenire ancora per contenere il costo dei carburanti e dell’energia. Si appronteranno inoltre strumenti per sostenere le imprese più danneggiate dalle sanzioni nei confronti della Russia e a tale scopo si rifinanzierà anche il fondo di garanzia per le PMI. Infine, ulteriori risorse saranno messe a disposizione per fornire assistenza ai profughi ucraini.
Tenuto conto di queste misure, lo scenario programmatico si caratterizza per una crescita del PIL lievemente più elevata del tendenziale, soprattutto nel 2022 e nel 2023, quando il PIL è previsto crescere, rispettivamente, del 3,1 per cento e del 2,4 per cento, con riflessi positivi sulla crescita dell’occupazione.
Come detto, lo scenario programmatico per l’indebitamento netto è invariato rispetto alla NADEF per quanto riguarda gli anni 2022-2024 e fissa un deficit inferiore al 3 per cento per il 2025. Il sentiero del saldo strutturale è solo lievemente superiore a quello della NADEF a causa di una diversa quantificazione delle misure di carattere temporaneo (one-off) e prevede comunque miglioramenti di tale saldo in ciascuno dei prossimi tre anni, oltre che, più limitatamente, quest’anno. Il rapporto debito/PIL scenderà dal 150,8 per cento del 2021 fino al 141,4 per cento nel 2025.
La decisione di confermare gli obiettivi programmatici di disavanzo fissati in un quadro congiunturale più favorevole testimonia l’attenzione dell’esecutivo verso la sostenibilità della finanza pubblica. Anche in questo momento difficile, in cui la finanza pubblica è chiamata a rispondere a molteplici esigenze di natura sia congiunturale sia strutturale, si conferma la sostenibilità dei conti pubblici. Le proiezioni di più lungo termine mostrano, infatti, che il progressivo miglioramento del saldo di bilancio negli anni successivi al 2025 e la piena attuazione del programma di riforma delineato nel PNRR consentiranno di portare il rapporto debito/PIL al disotto del livello precedente alla crisi pandemica (134,1 per cento) entro la fine del decennio.
Al contempo, per il Governo resta imprescindibile continuare ad operare per promuovere una crescita economica più elevata e sostenibile. Già lo scorso anno, con ripetuti interventi il Governo ha posto le basi per un innalzamento del potenziale di crescita dell’economia. Per gli investimenti pubblici sono stati stanziati fondi per oltre 320 miliardi, affiancando alle risorse previste con il PNRR quelle del Fondo complementare e quelle reperite con la Legge di bilancio per 2022. Sono stati estesi nel tempo, per dare maggiore certezza della programmazione temporale, gli incentivi agli investimenti privati e, in particolare, gli incentivi alla ricerca. Sono stati inoltre creati nuovi strumenti di sostegno alla ricerca di base e applicata.

VI	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

La riforma dell’Irpef e il taglio dell’Irap determinano una riduzione degli oneri fiscali su famiglie e imprese che potrà avere effetti positivi sull’occupazione e sul mercato del lavoro. Inoltre, l’attuazione della riforma dell’Assegno Unico e Universale per i figli, il potenziamento della rete di asili nido, le misure di vantaggio per i giovani che acquistano casa sono esempi della più ampia azione che il Governo sta conducendo a favore delle famiglie e della natalità, anche alla luce delle tendenze demografiche.
L’attuale contingenza non deve farci distogliere l’attenzione dalle politiche strutturali già avviate nei settori strategici della transizione ecologica e digitale, della competitività del sistema economico, della sanità e del welfare, con particolare riguardo all’assetto del sistema pensionistico per il quale, nel pieno rispetto dell’equilibrio dei conti pubblici, della sostenibilità del debito e dell’impianto contributivo del sistema, occorrerà trovare soluzioni che consentano forme di flessibilità in uscita ed un rafforzamento della previdenza complementare. Occorrerà, altresì, approfondire le prospettive pensionistiche delle giovani generazioni.
In conclusione, gli obiettivi programmatici del Documento si fondano su uno scenario in cui l’economia rallenta fortemente ma registra comunque una crescita annua significativa. I margini di bilancio derivanti dalla conferma degli obiettivi fissati nella NADEF saranno utilizzati per sostenere ulteriormente il sistema produttivo, le famiglie e per realizzare gli investimenti programmati.
L’incertezza è tuttavia molto ampia, in relazione a fattori politici ed economici internazionali. Se lo scenario globale dovesse ulteriormente deteriorarsi, vi è il rischio che la crescita annua risulti inferiore a quella derivante dal trascinamento del risultato del 2021.
Il Governo non esiterà a intervenire con la massima decisione e rapidità a sostegno delle famiglie e delle imprese italiane.
Il Governo è impegnato ad accelerare fortemente la diversificazione delle fonti energetiche e il conseguimento di una maggiore autonomia energetica nazionale.
I tanti problemi contingenti che ci troviamo a fronteggiare non devono distogliere la nostra attenzione dagli obiettivi di medio e lungo termine. Va data piena attuazione al PNRR e a tutte le iniziative necessarie per innalzare e rendere più sostenibile la crescita della nostra economia: dobbiamo accrescere gli investimenti in capitale umano e fisico, l’occupazione e il tasso di aumento della produttività.

Daniele Franco
Ministro dell’Economia e delle Finanze

MINISTERO DELL’ECONOMIA E DELLE FINANZE	VII

DOCUMENTO DI ECONOMIA E FINANZA 2022

VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE

	PREMESSA	III

I.	AGGIORNAMENTO DELLA STRATEGIA DI RIFORMA	1

I.1	Introduzione	1
I.2	La risposta alle nuove sfide	1

II.	SCENARIO MACROECONOMICO	5

II.1.	Sintesi del Quadro Macroeconomico	5
II.2	Impatto macroeconomico del PNRR e delle Riforme	7

III.	LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE	11

IV.	IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E IL RAGGIUNGIMENTO DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE	79

V.	FONDI EUROPEI	87

V.I	Complementarità tra le priorità sostenute dai fondi di coesione e il Piano Nazionale di Riforma e Resilienza (PNRR)	87

VI.	PROCESSI ISTITUZIONALI E COINVOLGIMENTO DEI PORTATORI DI INTERESSI	95

VI.1	Il coinvolgimento degli stakeholders nella definizione e attuazione del PNRR	95

MINISTERO DELL’ECONOMIA E DELLE FINANZE	IX

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

X	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I.	AGGIORNAMENTO DELLA STRATEGIA DI RIFORMA
I.1	INTRODUZIONE
Il Piano Nazionale di Ripresa e Resilienza (PNRR) rappresenta il programma più ampio e strutturato di riforma, innovazione e rilancio degli investimenti degli ultimi decenni. La sua formulazione e concreta attuazione hanno rappresentato, e rappresenteranno nei prossimi anni, una grande sfida a livello tecnico, organizzativo e di coordinamento fra amministrazioni e livelli di governo.
In presenza di un quadro economico, tecnologico e geopolitico in costante evoluzione a livello europeo e mondiale, è utile e opportuno accompagnare la periodica rendicontazione sullo stato di avanzamento del PNRR con un aggiornamento annuale della strategia di riforma e di politica economica e sociale del Governo.
Sebbene il PNRR sia stato presentato meno di un anno fa, e dalla sua completa definizione, frutto anche di un’intensa interlocuzione con la Commissione Europea, siano passati solamente nove mesi, la situazione europea e mondiale ha registrato cambiamenti di tale portata da imporre una riflessione sulla strategia complessiva di riforma.
Di conseguenza, questa edizione del Programma Nazionale di Riforma (PNR) non rappresenta meramente un adempimento del Semestre Europeo e un volume del Documento di Economia e Finanza previsto dalla normativa nazionale, ma è invece un’occasione per aggiornare la strategia di riforma alla luce delle mutate condizioni di contesto.

I.2	LA RISPOSTA ALLE NUOVE SFIDE
I principali ambiti su cui si concentrano riforme e investimenti del PNRR e le altre iniziative di policy sono illustrati nel Capitolo III. In questo capitolo di sintesi si evidenziano le aree in cui si stanno registrando nuove iniziative.

Transizione energetica e diversificazione delle fonti di approvvigionamento
Il settore dell’energia rappresenta l’ambito in cui a partire dall’estate scorsa si sono verificati i cambiamenti più rilevanti della situazione europea e globale. A partire dalla tarda primavera del 2021, il prezzo del gas naturale ha registrato forti aumenti, anche in confronto all’andamento del prezzo del petrolio. Alla ripresa della domanda mondiale di gas si sono accompagnate carenze di offerta, dovute non solo ad eventi climatici e a incidenti tecnici, ma anche a fattori geopolitici, e, più recentemente, all’attacco militare all’Ucraina da parte della Federazione Russa.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	1

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Il fortissimo aumento del prezzo del gas che ne è conseguito ha anche causato un’impennata del prezzo dell’energia elettrica in Europa. Sono inoltre fortemente salite le quotazioni dei diritti di emissione (ETS). Nei primi mesi di quest’anno, soprattutto dopo l’attacco russo all’Ucraina, il petrolio ha raggiunto livelli di prezzo non sperimentati negli ultimi dieci anni. Il gas ha toccato un nuovo massimo l’8 marzo, per poi scendere a livelli di poco superiori a quelli di dicembre ma pari a quasi cinque volte il livello medio dell’anno termico 2020-2021. Il mercato resta influenzato dai timori di interruzione degli afflussi di gas (e petrolio) dalla Russia, sia come possibile forma di inasprimento delle sanzioni UE, sia come strumento di pressione da parte russa.
Tutto ciò configura uno shock di offerta in cui il nostro Paese si trova altamente esposto sia perché il gas pesa per il 31 per cento dei consumi nazionali di energia1 e il 57 per cento dell’energia elettrica è prodotta da centrali termiche, prevalentemente a gas2, sia perché la Russia è il primo Paese fornitore dell’Italia (rappresentando il 40 per cento dell’import italiano di gas nel 2021)3.
La risposta alla salita del prezzo del gas e alla crisi ucraina si basa sulle seguenti azioni prioritarie:
•	Accelerazione dell’istallazione di capacità produttiva di energia elettrica da fonti rinnovabili, per ridurre rapidamente la produzione delle centrali termiche;
•	Rilancio della produzione nazionale di gas naturale e di biometano;
•
Diversificazione delle fonti di importazione attraverso un maggior utilizzo dei gasdotti meridionali e un aumento delle importazioni di GPL anche tramite il potenziamento della capacità di rigassificazione.

•	Riduzione dei consumi di gas attraverso l’efficientamento termico degli edifici, la promozione di una riduzione della temperatura negli ambienti interni e un maggior ricorso alle pompe di calore.
L’accelerazione del passaggio alle fonti rinnovabili è l’iniziativa più importante in un’ottica di medio e lungo periodo. Tuttavia, come ha anche argomentato la Commissione Europea nella recente comunicazione REPowerEU4, sono anche necessarie azioni immediate per coordinare l’approvvigionamento di gas dei Paesi UE, l’efficiente circolazione del gas disponibile e la politica di stoccaggio del gas. Tali azioni sarebbero ancor più essenziali se l’Europa si orientasse verso l’estensione delle sanzioni al settore dell’energia.
Ciò detto, lo sviluppo delle fonti rinnovabili rimane la strada maestra per la decarbonizzazione dell’economia e per ridurre la dipendenza del Paese dalle importazioni di combustibili fossili. Il Governo si è fattivamente adoperato per snellire la normativa settoriale e per sbloccare l’approvazione di progetti di generazione eolica e fotovoltaica e ha allo studio ulteriori misure.

___
1 Bilancio energetico nazionale 2020.
2 Dato di fonte Terna per il 2021, cfr. Rapporto Mensile sul sistema elettrico, dicembre 2021.
3 Fonte: Ministero della transizione ecologica – DGISSEG
4 European Commission, REPowerEU: Joint European Action for more affordable, secure and sustainable energy, Communication to the EU institutions, 8 March 2022.

2	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. AGGIORNAMENTO DELLA STRATEGIA DI RIFORMA

Sviluppo delle filiere produttive legate alla transizione ecologica
L’impulso alle rinnovabili solleva anche la questione delle relative filiere produttive, sia perché il fabbisogno di pannelli fotovoltaici e turbine eoliche nei prossimi anni sarà ingente, sia perché è necessario cogliere le opportunità produttive e occupazionali create dall’impulso agli investimenti nelle rinnovabili. I progetti per lo sviluppo delle filiere produttive per la transizione ecologica contenuti nel PNRR e gli strumenti di sostegno alla ricerca e sviluppo e prima industrializzazione quali gli Important projects of common European interest (IPCEI) costituiscono importanti leve per promuovere la crescita produttiva nelle rinnovabili e nella produzione e utilizzo dell’idrogeno a livello industriale e di mobilità.
Il Governo è al lavoro per ottimizzare l’utilizzazione di tutti gli strumenti di sostegno alla ricerca e sviluppo e agli investimenti in nuova capacità produttiva. Particolare attenzione sarà dedicata alla filiera del fotovoltaico, in cui è previsto il rilancio della produzione in Italia di pannelli di nuova tecnologia e lo sviluppo dei comparti a monte e a valle di tale produzione, e quella dell’idrogeno. È anche auspicabile, e sarà oggetto di concreti studi e iniziative industriali, una maggiore presenza produttiva dell’Italia nella filiera della generazione eolica, che è una componente essenziale per la realizzazione dell’obiettivo enunciato nel Piano per la Transizione Ecologica di arrivare nel 2030 ad una quota di energia elettrica prodotta da fonti rinnovabili pari al 72 per cento, dal 35 per cento del 2021.

Politica industriale per i settori di punta, quali i chips e l’auto elettrica
Un altro tema che è emerso prepotentemente nell’ultimo anno è quello della carenza di semiconduttori e, più in generale, della dipendenza dell’Europa da componenti e prodotti importati prevalentemente dall’Asia, nonché quanto terreno l’UE abbia perso rispetto alla concorrenza internazionale in numerose industrie di punta negli ultimi due decenni. In un contesto in cui la Cina, altri Paesi asiatici e, in misura crescente, gli Stati Uniti hanno lanciato grandi iniziative di sostegno all’industria dei semiconduttori, l’Europa sta finalmente rispondendo con iniziative che mirano a preservare un’equa concorrenza e l’integrità del mercato unico, ma al tempo stesso prevedono la possibilità che gli Stati membri sostengano gli investimenti del settore privato in ricerca e nuova capacità produttiva. È questo, ad esempio, lo spirito del recente European Chips Act, che prevede ad esempio la possibilità di sovvenzioni pubbliche per impianti innovativi first of a kind. Il Governo ha già risposto a queste nuove condizioni incrementando le risorse disponibili tramite il recente decreto-legge n.17/2022, che stanzia 150 milioni per quest’anno e poi 500 milioni all’anno da qui al 2030 per sostenere investimenti nell’industria dei microprocessori e in nuove applicazioni industriali di tecnologie innovative.
L’industria dell’auto e della componentistica si trova com’è noto in una fase di profonda transizione verso veicoli non inquinanti. La trazione elettrica alimentata da batterie (BEV) è oramai considerata la tecnologia che prevarrà nei prossimi decenni, sebbene alcuni costruttori ripongano grande fiducia nella cella a combustibile, vista come potenzialmente vincente per i camion a lunga percorrenza. La filiera italiana è molto specializzata nell’auto tradizionale con propulsori a combustione interna. Vi è quindi una necessità di riconversione delle imprese del settore verso la mobilità elettrica, la guida autonoma e assistita ed

MINISTERO DELL’ECONOMIA E DELLE FINANZE	3

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

altre numerose innovazioni. Dal lato del mercato, le vendite di auto negli ultimi trimestri hanno sofferto non solo della carenza di semiconduttori, ma anche dell’incertezza da parte dei consumatori sulla tempistica della dismissione delle auto convenzionali e dello scarso sviluppo delle infrastrutture di ricarica per le auto elettriche. In considerazione di questi fattori, il già menzionato decreto-legge n.17/2022 stanzia 700 milioni per il 2022 e un miliardo all’anno per il periodo 2023-2030 per incentivare gli acquisti di auto a basso o nullo impatto ambientale e, dal lato dell’offerta, sostenere la ricerca, l’innovazione e gli investimenti della componentistica. Inoltre, il PNRR contiene già una linea progettuale per fornire sovvenzioni ad una prima gigafactory per la produzione di batterie per veicoli BEV.
Istruzione, formazione ricerca, riqualificazione e avvio al lavoro
L’impegno del Governo per sostenere ricerca, innovazione e investimenti industriali si è anche manifestato in una serie di misure inserite nella Legge di Bilancio 2022 e nei recenti provvedimenti di legge adottati nel primo trimestre. Il filo conduttore di tutti questi interventi è di continuare a migliorare l’attrattiva del Paese come destinazione di investimenti nazionali ed esteri e di rilanciare i settori più esposti ai grandi cambiamenti tecnologici di questi anni.
È evidente che, per cogliere appieno le opportunità dell’attuale fase di innovazione e ricomposizione delle catene globali del valore, è anche necessario avere a disposizione adeguate risorse umane. Il PNRR contiene numerose linee progettuali finalizzate al miglioramento dell’istruzione e della formazione, al rafforzamento dei dottorati e della ricerca universitaria, alla promozione delle discipline STEM e al riallineamento delle competenze con le esigenze del sistema produttivo.
L’inclusione sociale, l’avvio al lavoro e il reinserimento sono fra gli obiettivi prioritari del PNRR. La componente ‘Politiche attive del lavoro’ della Missione 5 del PNRR è oggetto di 6,66 miliardi di risorse destinate a disegnare un nuovo paradigma delle politiche attive e a superare i problemi che ne rallentano l’attuazione, integrandole in modo sistematico con altre politiche, in primis la formazione professionale. Vengono potenziati i Centri per l’impiego, sia per quanto riguarda la capillarità dei punti di accesso e il contingente delle unità di personale, sia rispetto alla qualità dell’offerta di servizi e misure.
Nell’ambito delle politiche attive promosse dal PNRR, a novembre è stato adottato con decreto interministeriale il Programma nazionale di Garanzia per l’occupabilità dei lavoratori (GOL), che è attualmente in corso di avviamento. Su di esso sono state stanziate risorse complessive pari a 4,4 miliardi, a cui si aggiungono 600 milioni per il rafforzamento dei Centri per l’impiego e 600 milioni per il rafforzamento del sistema duale. I principali obiettivi del programma sono di raggiungere almeno 3 milioni di beneficiari entro il 2025 e che almeno 800 mila di essi siano coinvolti in programmi di formazione, di cui 300 mila per il rafforzamento delle competenze digitali. Il programma prevede anche che entro il 2025, 500 Centri per l’Impiego conseguano gli obiettivi idei piani regionali e che 135 mila ragazzi partecipino al Sistema duale entro il 2025.

4	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II.	SCENARIO MACROECONOMICO
II.1	SINTESI DEL QUADRO MACROECONOMICO

Dopo la forte contrazione registrata nel 2020, nel 2021 l’economia mondiale è cresciuta a tassi sostenuti, superando ampiamente i livelli precrisi anche grazie alla crescente disponibilità di vaccini contro il Covid-19. Verso la fine dell’anno sono emersi i primi segnali di rallentamento a seguito della diffusione di nuove varianti del virus e delle conseguenti limitazioni ai contatti sociali e i lockdown selettivi in alcuni Paesi. La rapidità della crescita della domanda, a fronte dell’incapacità dell’offerta di adeguarsi tempestivamente, ha fatto emergere pressioni inflazionistiche a livello globale, più accentuate a partire dalla seconda metà del 2021 e ulteriormente rafforzatesi negli ultimi mesi dell’anno. Le tensioni geopolitiche prima e l’invasione militare dell’Ucraina da parte della Russia poi, hanno esacerbato la volatilità dei prezzi che si è estesa a tutte le materie prime. L’inizio del conflitto tra Russia e Ucraina, unitamente al perdurare della pandemia, orientano maggiormente al ribasso gli elementi di rischio dello scenario globale.
Il 2021 è stato un anno di forte recupero per l’economia italiana. Rispetto all’anno precedente, il prodotto interno lordo (PIL) è aumentato del 6,6 per cento in termini reali, al di sopra della stima della NADEF 2021. Tuttavia, negli ultimi mesi dell’anno il ritmo di crescita è stato rallentato dalla quarta ondata dell’epidemia da Covid-19 e dall’impennata dei prezzi del gas naturale e dell’energia elettrica. Il 2022 si è aperto con una battuta di arresto della produzione dell’industria e delle costruzioni, forti pressioni inflazionistiche, il rialzo dei tassi di interesse e l’ampliamento dello spread tra titoli di Stato italiani e Bund.
Su questo già complesso quadro economico, a fine febbraio si è inserito l’attacco militare della Russia all’Ucraina; le forti tensioni internazionali hanno influito sull’aumento dei prezzi del gas naturale e del petrolio, che hanno raggiunto un nuovo massimo l’8 marzo, a cui è poi seguita una correzione. La crisi militare in Ucraina ha anche causato un marcato aumento dei prezzi delle materie prime alimentari, che potrà avere ulteriori impatti sull’inflazione.
Sul fronte della pandemia da Covid-19, alla luce dell’andamento dei contagi e delle ospedalizzazioni, Il Governo ha posto fine il 31 marzo allo stato di emergenza e ha adottato una roadmap per la rimozione delle restrizioni anti-Covid in vigore5. Ciononostante, la pandemia è ancora in corso e rimane un ostacolo all’attività economica a livello globale.
In merito alle prospettive per i prossimi mesi, i più recenti indicatori di fiducia di famiglie e imprese6 segnano un peggioramento, più marcato per le famiglie e meno accentuato per le imprese. In controtendenza il settore delle costruzioni, il

___
5 Le disposizioni sono contenute nel decreto-legge n. 24/2022 del 17 marzo 2022.
6 Relativi al mese di marzo.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	5

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

cui indice di fiducia ha toccato a marzo un nuovo massimo, sebbene un’elevata quota di imprese riporti pressioni al rialzo sui prezzi.
I modelli di nowcasting, in base agli ultimi dati disponibili, indicano che all’incremento congiunturale dello 0,6 per cento registrato nel quarto trimestre del 2021 sia seguita una contrazione del PIL dello 0,5 per cento nel primo trimestre di quest’anno, attribuibile principalmente ad una contrazione del valore aggiunto dell’industria. Per il secondo trimestre si prevede una moderata ripresa della crescita trimestrale del PIL, trainata principalmente dai servizi. Tale ultima valutazione presenta, tuttavia, dei rischi al ribasso.
Per quest’anno nello scenario tendenziale si stima che l’economia registrerà un aumento del PIL reale del 2,9 per cento. Nel 2023, a seguito anche delle ripercussioni delle tensioni economiche in corso, la crescita del PIL reale rallenterà, attestandosi al 2,3 per cento. Nel biennio 2024-25 il PIL aumenterà, rispettivamente dell’1,8 e del 1,5 per cento. Il valore per il 2025 riflette anche il consueto approccio di far convergere la previsione a tre anni verso il tasso di crescita potenziale dell’economia italiana7.

TAVOLA II.1: QUADRO MACROECONOMICO TENDENZIALE SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
PIL	6,6	2,9	2,3	1,8	1,5
Deflatore PIL	0,8	3,0	2,1	1,8	1,8
Deflatore consumi	1,7	5,8	2,0	1,7	1,8
PIL nominale	7,5	6,0	4,4	3,6	3,3
Occupazione (ULA) (2)	7,6	2,5	2,2	1,6	1,3
Occupazione (FL) (3)	0,8	1,8	1,7	1,2	1,0
Tasso di disoccupazione	9,5	8,7	8,3	8,1	8,0
Bilancia partite correnti (saldo in % PIL)	3,3	2,3	2,7	2,8	2,8
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA)
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

In linea con quanto già fatto nei mesi passati, il Governo è pronto ad adottare ulteriori misure per attutire l’impatto dell’aumento dei prezzi energetici su imprese e famiglie, nonché per alleviare l’impatto economico del conflitto in corso in Ucraina sulle aziende italiane e migliorare la competitività e l’attrattività del nostro Paese. Si continuerà, inoltre, a sostenere la risposta del sistema sanitario alla pandemia ed i settori maggiormente colpiti dall’emergenza pandemica. Infine, sono già stati finanziati e in corso di definizione interventi per sostenere il settore dell’auto ed in particolare le vendite di auto a basso impatto ambientale, nonché il settore dei semiconduttori. Gli interventi governativi già adottati e di prossima emanazione conterranno gli effetti avversi sul sistema e sugli operatori economici di questo difficile momento storico.

___
7 Quest’ultimo, ipotizzando l’attuazione del programma di investimenti e riforme previsto dal PNRR, è cifrato in un 1,4 per cento.

6	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. SCENARIO MACROECONOMICO

II.2	IMPATTO MACROECONOMICO DEL PNRR E DELLE RIFORME

In considerazione della stretta integrazione fra il PNR e l’implementazione del PNRR, nel presente paragrafo si offre una valutazione aggiornata delle stime dell’impatto macroeconomico complessivo delle misure di spesa del PNRR, utilizzando le prime informazioni disponibili in merito agli esborsi sostenuti negli anni 2020 e 20218. Inoltre, in ottemperanza alle indicazioni fornite dalla Commissione Europea in merito ai contenuti e al formato dei PNR nazionali, si riportano anche le valutazioni di impatto di alcune riforme9. Nella maggior parte dei casi, la valutazione è stata effettuata con riferimento agli effetti strutturali di lungo periodo delle riforme. Per motivi prudenziali, considerati anche i margini di discrezionalità insiti nell’esercizio di valutazione, i quadri macroeconomici di breve – medio termine del Programma di Stabilità (PdS) non tengono conto di tali stime di impatto strutturale.
La valutazione dell’impatto macroeconomico del PNRR è stata effettuata considerando solo le risorse che finanziano progetti aggiuntivi10, non tenendo conto delle misure contenute nel Piano che si sarebbero comunque realizzate anche senza l’introduzione del PNRR. Si tratta di prestiti e sovvenzioni RRF (124,5 miliardi), fondi REACT-EU (13,9 miliardi)11, le risorse anticipate del Fondo Sviluppo e Coesione (15,6 miliardi) e quelle stanziate attraverso il Fondo complementare (30,6 miliardi), per un totale di circa 184,7 miliardi.
I risultati delle simulazioni sono descritti nella Tavola II.2, che riporta l’impatto del Piano sulle principali variabili macroeconomiche. Al fine di confrontare i risultati contenuti in questo documento con le simulazioni condotte ad aprile 2021, la tavola riporta anche il differenziale in termini di impatto sul PIL fra le due versioni.

TAVOLA II.2: IMPATTO MACROECONOMICO PNRR (scostamenti percentuali rispetto allo scenario base)
	2021	2022	2023	2024	2025	2026
PIL	0,2	0,9	1,5	2,1	2,8	3,2
Consumi privati	-0,3	-0,8	-0,7	-0,3	0,5	1,5
Investimenti totali	2,1	6,5	9,6	11,2	11,7	10,1
Importazioni	0,0	0,6	1,4	2,2	3,0	3,6
Esportazioni	-0,1	-0,5	-0,5	0,2	1,1	2,2
Differenziale PIL (PNR2022 - PNRR2021)	-0,4	-0,3	-0,4	-0,4	-0,3	-0,4
Note: Elaborazione MEF-DT, modello QUEST-III R&D.

Nel 2026, anno finale del Piano, per effetto delle spese ivi previste, il PIL risulterebbe più alto di 3,2 punti percentuali rispetto allo scenario di base12. Confrontando i risultati con le simulazioni condotte ad aprile 2021, emerge che

___
8 La precedente valutazione dell’impatto macroeconomico del PNRR a livello sia complessivo, sia delle singole missioni, è stata condotta ad aprile 2021 ed è riportata nel capitolo 4 del PNRR italiano.
9 La metodologia seguita per le valutazioni e le informazioni sintetiche di cui alla Tavola 3 delle linee guida della Commissione sui PNR 2022 sono illustrate estesamente in un’appendice dedicata (Appendice 1), cui si rinvia per dettagli.
10 Oppure progetti che, in assenza del Piano, si sarebbero realizzati in tempi o settori diversi.
11 L’importo non include la quota di circa 400 milioni per l’assistenza tecnica.
12 Che non considera tali spese.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	7

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

l’impatto sul livello del PIL è ora leggermente più basso, con una differenza attribuibile soprattutto a due fattori. Innanzitutto, ad aprile 2021 si era ipotizzata una dinamica temporale di spesa per il Fondo complementare simile a quella del resto del Piano. Nella versione attuale, invece, circa 9,5 miliardi del Fondo saranno utilizzati dopo il 2026. Un altro fattore che influisce sui risultati della simulazione è la differente e meno rapida dinamica del cronoprogramma di spesa complessivo rispetto a quanto ipotizzato in precedenza.
Per quanto riguarda le riforme, la valutazione di impatto macroeconomico è stata effettuata per i seguenti ambiti: tassazione e trasferimenti alle famiglie; sistema bancario e mercato dei capitali; istruzione e ricerca; politiche attive del mercato del lavoro; Pubblica Amministrazione (PA); giustizia; concorrenza ed appalti. Essi costituiscono solo parte delle riforme strutturali descritte in dettaglio nel capitolo successivo, ovvero quelle per cui è possibile individuare obiettivi quantitativi e per le quali le ipotesi necessarie per le simulazioni sono meno arbitrarie e più robuste13.
In particolare, con riferimento alle misure fiscali, l’introduzione dell’assegno unico universale e del primo modulo della riforma dell’IRPEF sono stati valutati con il modello ITEM. Le due riforme determinano un impatto positivo e crescente sul PIL, pari a 0,5 punti percentuali nel 2025 (Tavola II.3).
L’impatto macroeconomico delle misure in materia di crisi d’impresa e risanamento aziendale, introdotte nel 2021 insieme all’individuazione di strumenti per identificare le situazioni di insolvenza, è stato quantificato con il modello ITFIN, supponendo che l’incidenza percentuale dei crediti deteriorati sui prestiti nel sistema bancario italiano raggiungesse il valore dell’Area Euro. La riduzione dello stock di crediti deteriorati ha un effetto positivo sulla crescita economica: alla fine del quarto anno il PIL reale sarebbe superiore di circa 0,2 p.p. rispetto al valore dello scenario di base (Tavola II.3).

TAVOLA II.3: EFFETTI SUL PIL REALE DEL PRIMO MODULO DELLA RIFORMA FISCALE E DEGLI INTERVENTI SUL SISTEMA BANCARIO (scostamenti percentuali rispetto allo scenario base)
	2022	2023	2024	2025
Assegno unico per i figli e primo modulo della riforma fiscale	0,2	0,4	0,5	0,5
Interventi sul sistema bancario e sul mercato dei capitali	0,0	0,1	0,1	0,2
Note: Elaborazione MEF-DT, modello ITEM.

Gli effetti macroeconomici degli altri interventi di riforma previsti nel PNRR sono stati valutati con il modello QUEST. Gli impatti sul PIL reale di breve, medio e lungo periodo sono esposti nella Tavola II.4, mentre per approfondimenti si rinvia all’Appendice 1
Per la riforma dell’istruzione sono stati considerati gli effetti in termini di riduzione dell’abbandono scolastico, miglioramento del capitale umano e della qualità dell’offerta scolastica e universitaria. Tali interventi hanno un impatto significativo nel lungo periodo, dove il livello del PIL risulta più alto di 3 p.p. rispetto allo scenario di base.

___
13 LaPer dettagli si veda l’Appendice 1.

8	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. SCENARIO MACROECONOMICO

La riforma delle politiche attive del mercato del lavoro e della formazione prevede che larga parte dei fondi sia diretta al Programma Nazionale per la Garanzia di Occupabilità dei Lavoratori (GOL) e all’adozione del Piano Nazionale Nuove Competenze. Si è ipotizzato che questi e altri interventi determineranno un aumento dei tassi di partecipazione al mercato del lavoro. La riforma ha un impatto rilevante sul PIL già nel 2026, mentre nel lungo periodo il PIL aumenta di 2,5 p.p. rispetto allo scenario di base.

TAVOLA II.4: EFFETTI SUL PIL REALE DELLE RIFORME IN ISTRUZIONE E RICERCA, MERCATO DEL LAVORO, PUBBLICA AMMINISTRAZIONE, GIUSTIZIA, CONCORRENZA E APPALTI (scostamenti percentuali rispetto allo scenario base)

Riforme	2026	2030	Lungo periodo
Istruzione e ricerca	0,5	0,9	3,0
Politiche attive del mercato del lavoro	1,2	1,8	2,5
Pubblica Amministrazione	0,9	1,6	2,3
Giustizia	0,4	0,6	0,7
Concorrenza e Appalti	0,6	1,0	1,7
Note: Elaborazione MEF-DT, modello QUEST-III R&D.

Obiettivo principale delle azioni strutturali relative alla riforma della Pubblica Amministrazione previste nel PNRR è di rendere più snella ed efficiente la PA, con ricadute positive sul miglioramento della produttività e della qualità del capitale umano, accompagnati dalla riduzione dei costi per le imprese. Ciò determina un effetto positivo sul PIL reale di 2,3 p.p. nel lungo periodo.
Le misure previste dal PNRR nell’ambito della giustizia hanno tra i loro obiettivi la riduzione della durata dei processi civili e penali (rispettivamente del 40 e del 25 per cento), nonché il miglioramento dell’efficienza e della prevedibilità del sistema giudiziario. Gli effetti della riforma determinano un aumento del livello del PIL nel lungo periodo di 0,7 p.p. rispetto allo scenario di base.
Le riforme relative a concorrenza e appalti, infine, mirano ad accrescere il livello di concorrenza e competitività del sistema produttivo e a semplificare le norme in materia di contratti pubblici. Sulla base dei contenuti delle riforme attuate e di quelle che dovranno essere implementate negli anni successivi, si è ipotizzato che l’Italia possa raggiungere il livello dei best performer nei diversi ambiti considerati, con un impatto stimato sul PIL rispetto allo scenario di base rilevante, pari a 1,7 p.p. nel lungo periodo.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	9

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

10	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III.	LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE
La riforma del sistema giudiziario
La giustizia italiana si confronta da tempo con problemi strutturali che rallentano il buon funzionamento del sistema, determinando una carenza di fiducia da parte dei cittadini, degli operatori economici e degli investitori internazionali. Nell’ultimo anno, grazie all’impulso fornito dal Piano Nazionale di Ripresa e Resilienza (PNRR), il processo di riforma della giustizia ha trovato uno slancio particolare nell’ambizione di contribuire in modo decisivo al rilancio del Paese. L’obiettivo è risolvere i due principali problemi del sistema giudiziario: l’eccessiva lunghezza dei procedimenti e l’elevato arretrato di casi.
Secondo i dati pubblicati nell’edizione 2021 dello Justice Scoreboard, l’Italia si colloca tra i Paesi europei con il disposition time più elevato soprattutto per quanto riguarda il terzo grado di giudizio, dove il tempo medio stimato per risolvere i contenziosi civili e commerciali raggiunge i 1302 giorni14. Inoltre, il numero di procedimenti pendenti nel III trimestre del 2021 si è attestato a 1,5 milioni di casi nel settore penale (seppur in diminuzione del 2,3 per cento rispetto allo stesso periodo del 2020) e intorno a 3 milioni di casi nel civile, in calo del 5 per cento rispetto allo stesso periodo dell’anno precedente.
Tendendo conto della domanda di giustizia dei cittadini, ma anche delle indicazioni espresse dalla Commissione europea nello Staff Working Document (SWD) che accompagna la decisione del Consiglio sul PNRR e nelle Country-Specific Recommendations (CSRs) del 2019 e del 202015, il Governo si è prefisso l’obiettivo di abbattere del 40 per cento la durata dei processi civili, del 25 per cento quella dei processi penali e del 90 per cento l’arretrato del settore civile entro giugno 2026. La riduzione dei tempi dei processi costituisce pertanto l’obiettivo fondamentale delle misure in materia di giustizia comprese nel PNRR, che ha destinato circa tre miliardi agli interventi nel settore. L’obiettivo è quello di arrivare a un modello di efficienza e competitività di cui possa beneficiare l’intero sistema economico, nel rispetto dei principi costituzionali del giusto processo e della ragionevole durata dello stesso. Le risorse saranno destinate innanzitutto al rafforzamento del capitale umano, in particolare attraverso l’ufficio del processo16,

___
14 L’indicatore disposition time (DT) è definito come: DT = 365 * (casi pendenti a fine anno/casi definiti durante l’anno). Esso fornisce pertanto una stima del tempo prevedibile di definizione di un procedimento in termini di giorni. La durata media dei procedimenti definiti nel corso di un determinato anno dipende, invece, dall’anzianità dei casi che vengono definiti in un determinato anno.
15 Le CSR 2019 e 2020 invitano l’Italia, rispettivamente, a ridurre la durata dei processi civili e penali in tutti i gradi di giudizio e a migliorare l’efficienza del sistema giudiziario.
16 Istituito dal D.L. n. 90/2014 con la finalità di ridurre i tempi della giustizia, prevede che il giudice sia supportato nelle attività preparatorie del giudizio da personale qualificato. L’istituzione degli uffici del processo è stata resa obbligatoria dal CSM nel luglio 2018.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	11

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

ma anche alla trasformazione digitale del sistema giudiziario e alla riqualificazione del patrimonio immobiliare.
La strategia del Governo in materia di giustizia è orientata, a livello organizzativo, a rafforzare la capacità amministrativa e tecnica del sistema giudiziario e alla semplificazione: nel 2021 è stato valorizzato l’ufficio del processo quale vero e proprio staff di supporto al magistrato ed alla giurisdizione. Il secondo obiettivo prevede di mettere in rete le esperienze virtuose del settore per fare in modo che contribuiscano al miglioramento del funzionamento dell’intero sistema. Il terzo aspetto riguarda la formazione, soprattutto dei magistrati con incarichi direttivi e semidirettivi, che dovrà essere focalizzata sugli aspetti organizzativi e gestionali.
Dal lato delle riforme normative, come previsto dal PNRR, nel 2021 il Governo ha approvato la legge delega di riforma del processo civile17, quella di riforma del processo penale18 e il decreto-legge di riforma dell’insolvenza19.
La legge delega sulla giustizia civile si basa, da un lato, sulla valorizzazione degli strumenti di risoluzione alternativa delle controversie per dare spazio a forme preventive e consensuali di soluzione delle controversie ed abbattere il carico di lavoro dei tribunali e dall’altro, sulla razionalizzazione del processo per concentrare le attività processuali nella prima udienza. Tra le disposizioni più rilevanti rientrano la riduzione dei casi in cui il tribunale giudica in composizione collegiale, la disciplina dell’appello - per scoraggiare impugnazioni pretestuose e semplificare le procedure - il rafforzamento dell’utilizzo di modalità telematiche per il deposito di atti e documenti e per le notifiche e una revisione del diritto di famiglia e dei minori. È stato inoltre introdotto il ricorso pregiudiziale in Cassazione, che avrà un effetto deflattivo del contenzioso.
Il disegno di legge delega di riforma della giustizia penale mira innanzitutto a sbloccare quelle fasi del processo – dalle indagini preliminari al giudizio in Cassazione - che possono determinare una stasi, anche incentivando il ricorso ai riti alternativi. Si fissano i principi per la revisione del sistema sanzionatorio con finalità deflattive, viene confermata la riforma della prescrizione20 e si introducono correttivi a garanzia dell’imputato attraverso il nuovo istituto della improcedibilità per superamento dei termini21. Inoltre, il Governo è chiamato a intervenire anche sul tema della giustizia riparativa. Anche la riforma del processo penale ha l’obiettivo di migliorare l’efficienza del giudizio riducendone la durata e rafforzando il ricorso alle tecnologie digitali. In relazione a questo ultimo aspetto, diverse disposizioni incentivano l’uso di questi strumenti, come quelle che invitano il Governo a dare attuazione al principio di obbligatorietà dell’utilizzo di modalità digitali per il deposito di atti e documenti, per la conservazione degli atti processuali e per le comunicazioni e notificazioni.

___
17 L. n. 206/2021.
18 L. n.134/2021.
19 D.L. n.118/2021 convertito dalla L. n.14/2021.
20 Si ribadisce che il corso della prescrizione si blocca con la sentenza di primo grado, sia essa di assoluzione o di condanna come disposto dalla L. n. 3/2019, e si stabilisce che il blocco della stessa è collegato alla sentenza di primo grado, ma non più al decreto penale di condanna.
21 In base a questo istituto, la mancata definizione del giudizio di appello entro due anni, e del giudizio di cassazione entro un anno, costituiscono cause di improcedibilità dell’azione penale e di conseguenza, di proscioglimento.

12	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Gli interventi in materia di insolvenza rispondono all’esigenza di incentivare l’emersione tempestiva delle crisi per garantire la continuità di impresa e salvaguardare i livelli di occupazione. Le misure previste nel PNRR e già adottate nel 2021 riguardano le modifiche al Codice della crisi d'impresa e dell'insolvenza che entrerà in vigore nei tempi previsti per il recepimento della Direttiva (UE) 2019/102322, sul quale il Governo è intervenuto per rendere immediatamente operative alcune disposizioni come lo strumento della composizione negoziata23.
Come già accennato, nel 2021 è entrata in vigore la legislazione che autorizza il Ministero della Giustizia ad assumere nuovo personale da impiegare nell’Ufficio del processo, uno strumento dalle grandi potenzialità in termini di abbattimento della durata dei processi e che è già in fase operativa avanzata24. Inoltre, entro il mese di giugno è previsto il reclutamento di profili tecnico amministrativi per migliorare l’efficienza della macchina amministrativa degli uffici giudiziari e per dotare i tribunali delle competenze tecniche necessarie ad affrontare la trasformazione tecnologica e digitale. Il Governo intende inoltre mettere in campo numerosi strumenti per incentivare la digitalizzazione del sistema giudiziario: tra gli impegni per i prossimi anni rientrano il completamento del processo civile e penale telematico, oltre ad alcuni grandi interventi stabiliti nel PNRR e relativi alla digitalizzazione dei fascicoli giudiziari degli ultimi 10 anni25 e allo sviluppo di un data lake che consenta di accedere a una grande mole di dati per la ricostruzione della giurisprudenza, oltre che per finalità statistiche.
Le riforme della giustizia civile e penale definite nelle leggi delega vedranno la luce nel 2022 con l’adozione di decreti attuativi ai quali il Governo sta già lavorando. Questi interventi prevedono un’attuazione progressiva e ulteriori strumenti attuativi verranno realizzati anche nel 2023. Anche la riforma della giustizia tributaria costituisce un impegno che il Governo considera prioritario tanto che, per rispettare le scadenze concordate con la Commissione (il 2022), si ipotizza di intervenire con disposizioni di immediata applicazione, anziché ricorrere alla legge delega. Anche in questo settore, infatti l’Italia sconta un elevato arretrato26 - con un numero di controversie pendenti che alla fine del 2020 è aumentato del 2,8 per cento rispetto allo stesso periodo del 2019 e i tempi medi del processo sono molto lunghi27 e in ulteriore aumento, sia nelle Commissioni Tributarie Regionali (+ 16,3 per cento nel 2020 rispetto all’anno precedente) sia in quelle Provinciali (+ 3,8 per cento). Questi dati impongono un intervento organico volto a rendere il sistema più efficiente, soprattutto per quanto riguarda la

___
22 Il Codice è stato introdotto dal decreto legislativo n. 14 del 2019, in attuazione della Legge Delega n. 155 del 2017 ed è attualmente oggetto di alcune revisioni come quelle previste dalla Direttiva n. 1023/2019 sulle procedure di ristrutturazione preventiva, insolvenza ed esdebitazione. Le relative modifiche sono state approvate dal Consiglio dei Ministri, in esame preliminare, a marzo.
23 Attraverso questo strumento gli imprenditori che si trovano in una condizione di difficoltà possono richiedere la nomina di un esperto indipendente che agevoli le trattative con i creditori al fine di individuare una soluzione allo stato di crisi.
24 A questo fine la Legge di Bilancio opera un coordinamento normativo delle disposizioni finanziarie relative ai provvedimenti legislativi di riforma del processo civile e del processo penale che hanno previsto le assunzioni di personale da destinare stabilmente all’ufficio per il processo.
25 L’intervento riguarderà oltre 10 milioni di fascicoli entro il 2026.
26 Le controversie pendenti al 31 dicembre del 2020 erano pari a 345.295.
27 In base alla Relazione annuale sullo stato del contenzioso tributario 2020, il tempo medio del processo tributario nel 2020 è stato pari a 1.055 giorni presso le Commissioni Tributarie Regionali e 631 giorni presso le Commissioni Tributarie Provinciali.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	13

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

riduzione dei ricorsi alla Corte di Cassazione. In un’ottica di più lungo periodo rientrano invece le opere di edilizia per l’efficientamento degli uffici giudiziari28 con la previsione di numerosi interventi da realizzare entro il 2026. A tal riguardo sono state sottoscritte le prime cinque Convenzioni tra Ministero della Giustizia e l’Agenzia del Demanio, quest’ultima con il ruolo di amministrazione attuatrice, con l’obiettivo di realizzare le c.d. ‘Cittadelle delle Giustizia’29.
Tra le riforme che il Governo sta realizzando nel campo della giustizia al di fuori del raggio di azione del PNRR, rientra il disegno di legge di riforma dell’ordinamento giudiziario30, già incardinato nell’ambito dei lavori parlamentari , che contribuirà a migliorare l’efficienza della giustizia e la gestione delle risorse umane, oltre che a rafforzare l’autonomia della magistratura anche attraverso la riforma del Consiglio Superiore della Magistratura. La Legge di Bilancio ha inoltre previsto nuove risorse per attuare gli interventi volti alla modifica della disciplina economica della magistratura onoraria31, sulla spinta delle sollecitazioni provenienti dalla Commissione europea, e destinate a coprire anche i costi per lo svolgimento di procedure concorsuali tese alla conferma dei magistrati onorari attualmente in servizio.
Una pubblica amministrazione più moderna, competente ed efficiente
Rafforzare la capacità amministrativa della Pubblica Amministrazione (PA), snellire le procedure, digitalizzare le competenze e i processi sono esigenze ineludibili per il rilancio del nostro Paese. La Commissione europea, così come le altre principali istituzioni internazionali32 imputano alla debole capacità amministrativa della PA, soprattutto a livello locale, la scarsa dinamicità degli investimenti pubblici in Italia e ne sottolineano l’effetto negativo sul business environment.
Diversi anni di blocco delle assunzioni hanno restituito una PA con un’età media molto elevata, carente sul piano delle competenze specifiche e penalizzata da una bassa mobilità e da procedure di assunzione lente e rigide. Al tema delle competenze si collega la necessità di sviluppare, implementare e mantenere le tecnologie digitali. La pandemia ha imposto una accelerazione del processo di digitalizzazione dei servizi pubblici, anche grazie all’ampio ricorso allo smart working, ma molti progressi sono ancora necessari: secondo l’indicatore DESI 2021 elaborato dalla Commissione europea, l'Italia si colloca al diciottesimo posto nella Ue per quanto riguarda i servizi pubblici digitali. La percentuale di utenti che ricorre a servizi di e-government, pur essendo passata dal 30 per cento nel 2019 al 36 per cento nel 2020, rimane ben al di sotto del 64 per cento registrato in media per la

___
28 Sono previsti anche interventi di architettura penitenziaria finanziati con le risorse del fondo complementare.
29 In particolare, gli interventi si riferiscono ad operazioni ubicate nelle città di Napoli, Benevento, Perugia, Trani e Bergamo per un finanziamento complessivo di circa 30 milioni. Inoltre, sono già in corso altre due significative operazioni finanziate con fondi dello stesso Ministero della Giustizia e Agenzia del Demanio in qualità di soggetto attuatore: il ‘Parco della Giustizia di Bari’; il ‘Parco della Giustizia di Bologna’.
30 A.C. 2681.
31 Di cui al D.Lgs. n. 116/2017.
32 L’Ocse, nell’Economic Survey del 2021 sull’Italia ha dedicato un capitolo specifico al tema della PA.

14	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Ue. Il nostro Paese si colloca al di sotto della media Ue anche in termini di offerta di servizi pubblici digitali per i cittadini e disponibilità di moduli precompilati33.
Anche il tema del ritardo nei pagamenti costituisce una sfida centrale per le pesanti ricadute sull’equilibrio finanziario delle imprese e sul grado di concorrenza nel mercato. Alla luce dei dati aggiornati a maggio 202134, i tempi medi di pagamento sono passati da 55 giorni nel 2018 a 45 nel 2020, con una quota di fatture pagate nei termini pari al 74,1 per cento, ma con andamenti diversificati per comparto e area geografica, e comunque non ancora mediamente in linea i termini di pagamento previsti dalla normativa europea e nazionale di recepimento35.
La riduzione dei tempi di pagamento rientra tra le riforme abilitanti del PNRR. Nel 2021 sono state introdotte delle disposizioni per rendere più stringente l’osservanza della disciplina vigente e favorire il rispetto dei tempi di pagamento dei debiti commerciali 36. Ulteriori misure sono previste entro il 2023.
Nelle CSRs del 2019 la Commissione ha enfatizzato l’esigenza di rafforzare le competenze dei dipendenti pubblici, accelerare la digitalizzazione e aumentare l'efficienza e la qualità dei servizi pubblici locali.
Il PNRR rappresenta una grande sfida per la PA, soprattutto quella locale: si tratta di gestire, affidare e rendicontare un complesso di risorse straordinario e al contempo di contribuire a formulare le riforme strategiche per il rilancio del Paese. Il Governo ha individuato quattro direttrici principali lungo le quali intervenire per rendere la PA in grado di rispondere a questa sfida.
Innanzitutto, si intende migliorare i meccanismi di accesso e le procedure di selezione e favorire il ricambio generazionale. In secondo luogo, il Governo si è impegnato a semplificare norme e procedure, soprattutto per rimuovere i colli di bottiglia che potrebbero ostacolare gli investimenti previsti dal PNRR, oltre che a valorizzare alcune buone pratiche e innovazioni normative di successo. Terzo, il Governo intende allineare le competenze alle esigenze di una amministrazione moderna investendo su qualificazione e riqualificazione delle risorse umane. Infine, l’ultimo aspetto riguarda la digitalizzazione che opera come strumento trasversale per realizzare pienamente le riforme precedenti.
Molte misure previste nel PNRR e relative alla PA sono state già completate nel 2021. In attuazione della riforma dei meccanismi di selezione del personale, da novembre scorso è attivo il nuovo portale di reclutamento ‘inPA’ per la mappatura delle opportunità di lavoro nella PA, da cui sarà possibile monitorare bandi e avvisi di selezione e candidarsi ai concorsi, e sono state avviate le procedure per il reclutamento di 2.800 funzionari per il Mezzogiorno37 e di 1.000 esperti38 per il supporto agli enti territoriali nella gestione delle procedure complesse, tenendo conto del relativo livello di coinvolgimento nell'attuazione del PNRR. È stato disposto anche un ampliamento delle facoltà di assunzione per i Comuni che per

___
33 Al contrario, l'Italia si colloca al di sopra della media Ue per quanto riguarda l’offerta di servizi pubblici digitali per le imprese e open data.
34 https://www.rgs.mef.gov.it/VERSIONE-I/i_debiti_commerciali _delle_pubbliche_amministrazioni/ index. html
35 Ai sensi del D. Lgs. n. 231/2002, per tutte le pubbliche amministrazioni il termine massimo di pagamento è di 30 giorni, esteso a 60 giorni per gli enti del SSN o quando sia giustificato dalla particolare natura del contratto o da talune sue caratteristiche.
36 Art. 9 comma 2 del D.L. n. 152/2021.
37 Già previsto dalla Legge di Bilancio per il 2021 e attuato con il D.L. n. 44 del 2021. Si tratta di una misura a carico del bilancio nazionale.
38 D.L. n. 80/2021. Con il DPCM 12 novembre 2021 sono state ripartite le risorse per i relativi reclutamenti.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	15

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

realizzare gli interventi del PNRR39 possono assumere personale in possesso di specifiche professionalità. In questo ambito si concentreranno anche gli investimenti per la formazione dei dipendenti pubblici40. Per quanto riguarda la riforma del pubblico impiego e la revisione dei meccanismi di accesso e reclutamento, nel 2021 sono entrati in vigore i relativi decreti41 e il processo verrà completato nel primo semestre 2022, quando saranno adottati i provvedimenti attuativi necessari, verranno sviluppate e implementate sul portale InPA ulteriori funzionalità e si concluderà l’intervento di riordino del sistema di classificazione professionale.
Anche le misure necessarie al rafforzamento della macchina amministrativa e alla semplificazione per la gestione del PNRR sono state adottate nel 2021, con la definizione della struttura di governance del PNRR, l’introduzione di un sistema di archiviazione per audit e controlli per monitorare l’attuazione della RRF42 e la semplificazione di alcune procedure direttamente collegate all’attuazione del piano, come la VIA e la VAS43. Inoltre, è in corso la definizione delle modalità attuative della riforma per la semplificazione e la standardizzazione delle procedure nell’ambito dell’Agenda per la Semplificazione44 ed è stata avviata la mappatura dei procedimenti e delle attività coinvolti nel processo. Entro la prima metà del 2022 è prevista la creazione di un portale in cui pubblicare i dati relativi alla durata delle procedure per tutte le amministrazioni45.
Alla digitalizzazione è destinata la parte più corposa delle risorse stanziate per la PA nel PNRR ma la maggior parte delle misure vedrà la luce solo nei prossimi anni. Tra le azioni già intraprese e in corso di attuazione nel 2022 rientrano: l’approvazione del progetto di fattibilità per la realizzazione e la gestione della infrastruttura cloud della PA, il Polo strategico nazionale (PSN)46, l’istituzione dell'Agenzia per la cybersicurezza nazionale (ACN) e l’individuazione dei programmi per la sperimentazione del Servizio civile digitale. L’AgID inoltre ha adottato le linee guida sull'infrastruttura tecnologica della Piattaforma digitale nazionale dati (PDND) per permettere alle camere di commercio di creare un servizio di collegamento telematico con la PDND attraverso il quale le imprese possano effettuare controlli automatizzati e acquisire certificati47.
Per favorire una maggiore efficienza della PA attraverso un utilizzo produttivo delle risorse materiali e umane, il PNRR prevede anche un rafforzamento del ruolo del MEF nei processi di monitoraggio e valutazione della spesa, per migliorare

___
39 D.L. n. 152/2021.
40 In questo campo rientra anche il progetto PA 110 e lode che offre ai dipendenti pubblici corsi di laurea, corsi di specializzazione e master a condizioni agevolate, oltre ad alcune disposizioni della Legge di Bilancio per il 2022 che ad esempio, istituisce un apposito fondo per la formazione dei dipendenti pubblici.
41 Disciplinati, rispettivamente, dal D.L. n. 80/2021 e dal D.L. n. 44/2021. Si veda la NADEF 2021 per una trattazione più estesa dell’argomento.
42 Per giugno 2022 è previsto il completamento delle funzionalità del sistema informativo ReGis e la relativa messa in produzione.
43 Si tratta di misure disciplinate dal D.L. n. 77/2021, si veda la NADEF 2021 per i dettagli. Sulle semplificazioni è ulteriormente intervenuto il D.L. n. 152/2021.
44 Predisposta sulla base di quanto previsto dal D.L. n. 76/2020.
45 Le attività di misurazione dei tempi e di rilevazione degli stessi coinvolgono anche altre istituzioni come le Regioni, l’ANCI e l’Istat.
46 A gennaio è stato pubblicato il bando di gara e le offerte possono essere presentate entro il 16 marzo.
47 In base a quanto previsto dal D.L. n. 152/2021. Ulteriori interventi in questo ambito saranno finanziati dalle risorse del Fondo Complementare al quale, con il D.L. n. 77/2021, sono state estese le misure e procedure di accelerazione e semplificazione introdotte per l'attuazione degli interventi del PNRR.

16	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

l'efficacia del processo di spending review. Il traguardo è stato realizzato nel 2021 con la previsione della costituzione di un Comitato scientifico e di una apposita Unità di missione48 e nell’anno 2022 con l’effettiva istituzione. Il processo di spending review viene rafforzato anche nell’ambito della programmazione economico-finanziaria e del bilancio annuale e pluriennale49 e il DEF 2022 fissa gli obiettivi di risparmio per le amministrazioni centrali.
Il processo di riforma degli appalti pubblici
Nelle CSRs del 2021, la Commissione europea ha insistito sulla necessità di accrescere gli investimenti pubblici, dando priorità agli investimenti sostenibili e favorevoli alla crescita economica.
L’incremento degli investimenti pubblici non può prescindere da un drastico miglioramento dell’assetto istituzionale nazionale in materia di appalti, sia in termini di semplificazione della normativa, compresa quella riguardante il contenzioso, sia in termini di rafforzamento della professionalità delle stazioni appaltanti pubbliche. Le istituzioni internazionali, la Commissione europea, il Fondo monetario internazionale e l’OCSE, hanno infatti più volte sottolineato la necessità di migliorare il sistema pubblico di procurement in termini di trasparenza, semplificazione e accountability50.
Già con il Codice dei contratti pubblici del 201651 il legislatore aveva inteso riordinare l'intero settore degli appalti pubblici e delle concessioni allo scopo di rilanciare gli investimenti pubblici. Il provvedimento è stato in seguito modificato da un Decreto correttivo - volto a superare una serie di criticità normative emerse sin dalla prima introduzione del nuovo Codice – e da ulteriori interventi anche a carattere temporaneo, in particolare sui criteri di aggiudicazione e il formato di gara pubblica52. Il susseguirsi di tali misure ha prodotto un quadro giuridico poco organico e chiaro, che ha accresciuto l’incertezza per le stazioni appaltanti e per gli operatori economici creando disfunzionalità in un settore di grande rilievo per il Paese.
Il mercato degli appalti pubblici (lavori, servizi, forniture) ha un impatto sostanziale sul PIL: nel 2020 (ultimo dato disponibile)53 esso ha registrato un valore complessivo pari a 178,8 miliardi, con un aumento del 78 per cento rispetto al 2016, anno di entrata in vigore del nuovo Codice dei contratti pubblici54. Tuttavia, anche il 2020

___
48 D.L. n. 152/2021. Per il rafforzamento delle strutture della RGS è previsto il reclutamento di 40 unità di personale e di 10 esperti e la possibilità di avvalersi del supporto di società a prevalente partecipazione pubblica.
49 Come già previsto dalla Legge n. 196/2009.
50 Commissione europea (2021), ‘Documento di lavoro dei Servizi della Commissione. Analisi del piano per la ripresa e la resilienza dell'Italia’, SWD (2021). IMF (2021), ‘2021 Article IV Consultation’; OCSE (2021), Studi Economici dell’Ocse: Italia 2021.
51 D.Lgs. n. 50/2016.
52 Ad esempio, il D.L. n. 32/2019, c.d. ‘Sblocca cantieri’ e il D.L. n. 76/2020 c.d. ‘Semplificazioni’ hanno introdotto una serie di modifiche temporanee all’art. 36 del Codice, relativo alle procedure di affidamento dei contratti sottosoglia comunitaria, ampliando, per tale tipologia di appalti, le soglie di utilizzo delle procedure negoziate (con indicazioni diverse in funzione della classe d’importo della gara).
53 Fonte: ANAC (2021), ‘Relazione annuale 2020’.
54 Si tratta del valore complessivo a base di gara delle procedure di affidamento per lavori, forniture e servizi (bandi e inviti di importo uguale o superiore a 40.000 euro). Si ricorda che 40.000 euro è la soglia ordinaria fissata dal Codice per l’affidamento diretto. Attualmente, in deroga al Codice, e fino al 30 giugno 2023, come stabilito dal D.L. n.77/2021, la soglia per l’affidamento diretto è fissata in 150.000 euro per i lavori pubblici, e 139.000 euro

MINISTERO DELL’ECONOMIA E DELLE FINANZE	17

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

è stato caratterizzato da un netto rallentamento della crescita rispetto al 2019, registrando un incremento pari all’1,7 per cento, contro il +27,2 per cento del 2019 (rispetto al 2018).
Nel settore dei lavori pubblici, si segnala invece un valore pari a circa 52,8 miliardi nel 2020, con un incremento del 52,8 per cento rispetto al 2019, dovuto principalmente all’avvio di appalti di importo rilevante nel settore delle infrastrutture ferroviarie e stradali.
La realizzazione dei progetti di investimento previsti dal PNRR comporterà, nel 2022 e negli anni a venire, un aumento dei bandi di gara per appalti pubblici. A tal fine, il Governo ha introdotto alcune misure urgenti di semplificazione55 e ha avviato un nuovo intervento organico sulla normativa in tema di appalti pubblici, prevedendo la semplificazione, digitalizzazione e informatizzazione delle procedure di gara e l’implementazione della Banca Dati Nazionale dei Contratti pubblici gestita dall’ANAC e connessa in un rapporto di interoperabilità con le piattaforme telematiche delle stazioni appaltanti. Un’altra misura di semplificazione introdotta dalla normativa di attuazione del PNRR è l’istituzione, presso la Banca Dati, del fascicolo virtuale dell’operatore economico per la verifica dei dati concernenti i requisiti di partecipazione degli operatori economici, utilizzabile per una pluralità di gare56.
Le misure già approvate mirano, tra l’altro, anche a rispondere alle procedure di infrazione europee (ad esempio quella sulla soglia di subappalto) aperte nei confronti dell’Italia, per non conformità della normativa nazionale con quella europea. Con riferimento alla questione cruciale della disciplina del subappalto è stato eliminato del tutto57, a decorrere dal 1°novembre 2021, l’istituto della soglia58. A partire dal 1° febbraio 2022 sono stati smantellati definitivamente il divieto per l’affidatario del contratto di subappaltare a soggetti che abbiano partecipato alla procedura di appalto e l’obbligo di indicazione della terna dei subappaltatori in sede di offerta59.
La soglia per il subappalto è stata considerata dalla Commissione una violazione della normativa europea, in quanto limitativa della partecipazione alle gare delle piccole e medie imprese (PMI). L’impostazione della Commissione, che ha aperto una procedura di infrazione nel 2018, è stata confermata dalla Corte di Giustizia europea nel 2019.
L’eliminazione della soglia di subappalto favorirà la partecipazione delle PMI al mercato dei contratti pubblici, aumentando la concorrenza. Le PMI beneficeranno non solo di un più agevole accesso al mercato dei contratti pubblici, ma anche, in

___
per i servivi e le forniture. Per ragioni di omogeneità dei dati, la serie storica delle procedure di affidamento dell’ANAC riporta i bandi e gli inviti di importo uguale o superiore a 40.000 euro.
55 Attuate con il D.L. n. 77/2021. Tra le misure adottate, la modifica delle soglie per gli affidamenti diretti e l’obbligo di trasmissione tempestiva alla Banca dati ANAC delle informazioni relative alla scelta del contraente, all’aggiudicazione e all’esecuzione di contratti pubblici da parte delle stazioni appaltanti.
56 Da luglio 2021 è operativa la Struttura per la progettazione incardinata presso l’Agenzia del Demanio a supporto delle Pubbliche Amministrazioni in particolare per la riqualificazione e rifunzionalizzazione degli edifici pubblici, garantendo progettazioni con elevati standard qualitativi e innovativi, in ottica di sostenibilità, efficientamento energetico e digitale, riduzione del rischio sismico e recupero dell’ambiente naturale e dello spazio architettonico e urbano.
57 Con il D.L. n. 77 del 2021.
58 Ovvero il limite di legge – inizialmente pari al 30 per cento e successivamente innalzato al 40 per cento e fino al 31 ottobre 2021 al 50 per cento - alla quantità delle attività effettuabili mediante i subappaltatori.
59 Con le disposizioni inserite nella Legge di delegazione europea n. 238/2021.

18	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

generale, di misure di semplificazione e di snellimento della burocrazia, che costituiscono un ostacolo alla partecipazione alle gare pubbliche per molte realtà aziendali, prive di adeguate risorse finanziarie e umane per far fronte alla complessità e alla lentezza attuale delle procedure.
Con il D.L. n. 77/2021 state previste semplificazioni in materia di affidamento dei contratti pubblici rientranti nel PNRR.
Sono state introdotte modifiche in tema di appalto integrato, volte ad ammettere l’affidamento di progettazione ed esecuzione dei lavori anche sulla base del progetto di fattibilità tecnica ed economica di cui all’art. 23, comma 5, d.lgs. n. 50/2016.
Altre misure, volte ad accelerare l’esecuzione dei contratti pubblici, riguardano i poteri sostitutivi del RUP in caso di inerzia e premi di accelerazione che possono essere concessi dalla stazione appaltante per ogni eventuale giorno di anticipo rispetto alla data prevista di fine lavori.
Si riduce il numero delle stazioni appaltanti, modificando la disciplina della loro qualificazione. Per le procedure afferenti alle opere rientranti nel PNRR e nel PNC, i comuni non capoluogo di provincia procedono all’acquisizione di forniture, servizi e lavori, oltre che secondo le modalità indicate dall’art. 37, comma 4, d.lgs. n. 50/2016, attraverso le unioni di comuni, le province, le città metropolitane e i comuni capoluoghi di province.
L’istituto del dibattito pubblico, particolarmente rilevante per gli interventi finanziati in tutto o in parte con le risorse del PNRR, viene dotato di una disciplina più dettagliata.
Ulteriori interventi riguardano gli affidamenti diretti, per i lavori di importo inferiore a 150.000, e la semplificazione delle procedure per gli acquisti di beni e servizi informatici strumentali alla realizzazione del PNRR.
Sono state anche previste modifiche volte ad assicurare la piena operatività della Banca Dati Nazionale dei Contratti pubblici gestita dall’ANAC, connessa in un rapporto di interoperabilità con le piattaforme telematiche delle stazioni appaltanti. Un’altra misura di semplificazione introdotta dalla normativa di attuazione del PNRR è l’istituzione, presso la Banca Dati, del fascicolo virtuale dell’operatore economico per la verifica dei dati concernenti i requisiti di partecipazione degli operatori economici, utilizzabile per una pluralità di gare.
Ira gli obiettivi da raggiungere entro il 31 dicembre 2021 è stata già attivata60 la Cabina di regia per il coordinamento della contrattualistica pubblica, dotata di risorse adeguate allo svolgimento dei compiti ad essa affidati, anche con il sostegno di una struttura dedicata presso l’Anac. Alla Cabina di regia sono anche attribuiti precisi compiti nell’ambito del perseguimento delle finalità del PNRR e della revisione e razionalizzazione della materia dei contratti pubblici.
La più organica riforma del settore dei contratti pubblici è stata avviata con l’approvazione da parte del Consiglio dei Ministri di un disegno di legge, avente ad oggetto la ‘Delega al Governo in materia di contratti pubblici’61(DDL), che è attualmente in discussione in Parlamento ed è stato approvato dal Senato.

___
60 Con Decreto del Presidente del Consiglio dei Ministri del 5 novembre 2021.
61 A.S. 2330.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	19

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Il cronoprogramma del PNRR prevede che il DDL sia approvato dal Parlamento entro giugno di quest’anno, mentre i decreti legislativi dovranno essere emanati entro il 31 marzo 2023. Il DDL ha l’obiettivo di semplificare l’attuale disciplina degli appalti pubblici e di abbreviare i tempi delle procedure di gara, in coerenza con gli obiettivi del PNRR e allo scopo anche di facilitarne l’attuazione. Affronta le criticità attuali del sistema dei contratti pubblici e intende ridurre i tempi medi di realizzazione degli investimenti, al momento insoddisfacenti. La delega interviene sul quadro normativo, sulla struttura della domanda (stazioni appaltanti), sul formato di gara e i criteri di aggiudicazione, sull’iter di programmazione, sulla scelta della localizzazione, sulla progettazione e sulla verifica delle opere e il contenzioso, anche favorendo strumenti alternativi di risoluzione delle controversie.
Diversi sono gli obiettivi della delega: in primo luogo, si mira a ristabilire chiarezza, unitarietà e semplicità alla disciplina di settore - limitando il più possibile i rinvii alla normativa secondaria - e ad assicurare la coerenza con il quadro giuridico europeo, limitando il livello di regolamentazione a quello minimo richiesto dalle direttive europee (eliminazione del cosiddetto gold plating, o eccesso di regolamentazione).
In secondo luogo, si punta alla riduzione del numero e alla riqualificazione delle stazioni appaltanti, stimate attualmente in circa 32.000, nonostante la riduzione fosse già un obiettivo della riforma del 2016. La delega prevede anche incentivi alle amministrazioni pubbliche che fanno ricorso alle centrali di committenza esistenti, in una ottica di riduzione del numero dei soggetti appaltanti, professionalizzazione, specializzazione ed efficienza. Ciò determinerà chiari vantaggi in termini di economie di scala e di maggiore efficienza nella gestione degli appalti.
Va in tale direzione anche il Protocollo d’intesa per l’attuazione del sistema di qualificazione delle stazioni appaltanti e delle centrali di committenza sottoscritto da Presidenza del Consiglio dei Ministri (PdCM) e ANAC. L’accordo consente all’ANAC di predisporre il sistema e svolgere una verifica delle stazioni appaltanti qualificabili e degli obiettivi di riduzione delle stesse, raggiungibili in vista della disciplina definitiva che sarà introdotta con la riforma in materia di contratti pubblici. Il Protocollo prevede, tra l’altro, che l’ANAC, sentita la PdCM, adotti entro il 31 marzo 2022 le linee guida non vincolanti per dare la possibilità alle stazioni appaltanti di prepararsi in vista della nuova disciplina.
Il processo di qualificazione e professionalizzazione delle stazioni appaltanti dipende anche dalla disponibilità di risorse finanziarie adeguate ad attrarre nella PA risorse umane esperte nel campo del procurement. Su questo fronte, il PNRR ha previsto risorse e interventi per l’assunzione di personale a tempo determinato e indeterminato, nonché di professionisti, al fine di rafforzare il capitale umano operante nella PA. In una ottica sinergica e multisettoriale, il PNRR affronta la revisione del sistema di public procurement all’interno della più ampia e sfidante riforma volta all’ammodernamento della PA italiana. Infatti, il generale obiettivo del PNRR di digitalizzare la PA e semplificare le procedure amministrative, ha implicazioni rilevanti anche per questo settore e la delega prevede espressamente la digitalizzazione e l’informatizzazione delle procedure di appalto, anche ai fini dei controlli sui requisiti dichiarati dagli operatori economici, e la riduzione degli oneri documentali ed economici a carico dei soggetti partecipanti alle procedure,

20	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

nonché di quelli relativi al pagamento dei corrispettivi agli operatori economici in relazione allo stato di avanzamento dei lavori.
Su tale fronte, la Banca Dati nazionale dei Contratti Pubblici - che rende le piattaforme telematiche delle stazioni appaltanti interoperabili - ha assunto un ruolo cardine nell’ambito del complessivo sistema di monitoraggio62. Essa consentirà una continua attività di controllo e verifica sull’intero ciclo dei contratti pubblici, mediante l’acquisizione e l’elaborazione informatica dei dati comunicati dalle stazioni appaltanti per il tramite dei rispettivi responsabili unici del procedimento, così che possano essere rilevate eventuali situazioni di ritardo.
In termini di formato di gara e criteri di aggiudicazione, la riforma prevista dal DDL mira a incentivare l’utilizzo delle procedure flessibili, quali il dialogo competitivo, il partenariato per l’innovazione e le procedure competitive con negoziazione per la stipula di contratti pubblici complessi. Inoltre, limita drasticamente i casi in cui le stazioni appaltanti possono ricorrere, ai fini dell’aggiudicazione, al solo criterio del prezzo o del costo prevedendolo nei soli casi di forniture ripetitive di materiali le cui caratteristiche di qualità e prezzo siano già dettagliatamente individuate.
Ai fini della riduzione dei tempi di gara, di stipula dei contratti e di realizzazione delle opere pubbliche, la delega interviene sull’intero iter dei progetti di investimento pubblico e prevede la semplificazione e revisione della normativa primaria in materia di programmazione, localizzazione delle opere pubbliche e cosiddetto ‘dibattito pubblico’. Inoltre, si semplificano le procedure relative alla fase di approvazione dei progetti in materia di opere pubbliche anche attraverso: la ridefinizione e l’eventuale riduzione dei livelli di progettazione, la diminuzione del numero e dell’impatto delle prescrizioni, la limitazione del numero dei soggetti preposti a dare parere nelle conferenze di servizi istruttorie e decisorie, l’introduzione di termini perentori, l’eliminazione del procedimento di verifica di ottemperanza e delle procedure di verifica dei progetti e lo snellimento delle procedure di validazione dei progetti stessi.
Le misure di semplificazione e accelerazione dei tempi, che saranno messe a regime con il nuovo Codice, sono funzionali al raggiungimento, entro dicembre 2023, del target di riduzione - a meno di 180 giorni - del tempo per l’approvazione di un progetto adottato dall’Ente attuatore, di 100 giorni del tempo medio tra la pubblicazione del bando e l'aggiudicazione dell'appalto per i contratti sopra soglia comunitaria e del 15 per cento (almeno) del tempo medio tra l'aggiudicazione dell'appalto e la realizzazione dell'opera.
Per deflazionare il contenzioso, che allunga i tempi di realizzazione delle opere pubbliche, la delega prevede la promozione di metodi di risoluzione delle controversie alternativi a quelli giurisdizionali, anche nella fase di esecuzione del contratto.
Connesso al tema degli appalti pubblici vi è quello della prevenzione e repressione dei fenomeni corruttivi. La semplificazione normativa e delle procedure, insieme alla loro digitalizzazione e alla qualificazione delle stazioni appaltanti - obiettivi generali del PNRR - costituiscono rimedi efficaci per evitare la

___
62 Con il D.L. n. 77/2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	21

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

moltiplicazione di fenomeni corruttivi, perché tali fenomeni possono trovare alimento proprio nell’eccesso e nella complicazione delle leggi.
Un’altra misura da segnalare è la realizzazione di un’unica piattaforma per la trasparenza amministrativa, al fine di alleggerire gli obblighi di pubblicazione delle varie amministrazioni su proprie piattaforme: l’obiettivo è assicurare la necessaria trasparenza degli atti amministrativi e il diritto di conoscibilità dei cittadini, riducendo però gli oneri a carico degli enti, soprattutto minori. La piattaforma unica per la trasparenza sarà realizzata dall’ANAC.
Sul fronte delle strategie internazionali per la lotta alla corruzione, occorre sottolineare che nel 2021 – nell’ambito della Presidenza del G20 - l’Italia ha promosso l’adozione degli High Level Principles on Corruption. In particolare, i paesi del G20 si sono impegnati a adottare misure per rafforzare l’integrità del settore pubblico e del sistema degli appalti pubblici, la capacità tecnica delle amministrazioni pubbliche e la trasparenza dell’azione amministrativa63. In particolare, gli Stati membri devono mettere in atto misure volte a minimizzare il rischio organizzativo e rendere il settore pubblico più resistente al crimine organizzato, accrescendo trasparenza, accountability e integrità nelle istituzioni pubbliche. Nella strategia anticorruzione suggerita dal G20 ACWG, anche con riferimento agli appalti, un ruolo centrale è dato dal potenziamento delle tecnologie ICT nella PA, l’interoperabilità dei dati raccolti da enti diversi e lo scambio di informazioni. Si tratta di questioni per le quali il PNRR prevede specifiche misure.

La necessità di trovare un punto di equilibrio tra la semplificazione normativa e amministrativa, da una parte, e il contrasto alla corruzione, dall’altra, va ben oltre l’orizzonte temporale del PNRR e costituisce una sfida permanente cui il Governo non intende sottrarsi. Occorrerà valutare nel medio periodo in che misura sono stati ottenuti gli obiettivi che si intendono conseguire, in termini di maggiori investimenti, minor tempo di realizzazione e contrasto più efficace alla corruzione, con le riforme che si vanno a realizzare in applicazione del PNRR, apportando, se necessari, interventi di fine tuning, nell’ambito di un processo efficace di valutazione ex post delle politiche pubbliche. Il processo di riduzione del numero e, soprattutto, di riqualificazione professionale delle stazioni appaltanti ha un orizzonte temporale che travalica quello del PNRR. Ad esso verrà prestata la massima attenzione, con un attento monitoraggio anche nel periodo successivo alla conclusione del Piano.

___
63 Si veda: G20 High-Level Principles on Corruption related to Organized Crime,
https://www.unodc.org/documents/corruption/G20-Anti-Corruption-Resources/Principles/2021_G20_High-Level_Principles_on_Corruption_related_to_Organized_Crime.pdf

22	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

La promozione della concorrenza per un’economia più dinamica
Un’economia dinamica trae la sua forza da un ambiente concorrenziale favorevole, con un assetto regolatorio che incoraggia le imprese e tutela i consumatori: questo assunto, che è alla base del processo di integrazione economica europea, non ha ancora trovato una piena attuazione nel nostro Paese.
In Italia le barriere alla concorrenza sono particolarmente pronunciate nel settore dei servizi64, dove si rilevano regolazioni restrittive – con elevate barriere all’ingresso - soprattutto nei servizi professionali, nel commercio al dettaglio e nell’utilizzo delle concessioni per l’assegnazione di beni pubblici, con importanti riflessi sull’andamento della produttività e sull’innovazione65.
Il gap concorrenziale che caratterizza le dinamiche del sistema produttivo italiano rispetto al resto dell’Unione Europea è stato sottolineato più volte dalla Commissione nelle CSRs66, ed è rilevato anche dall’OCSE nella recente Economic Survey67 sull’Italia oltre che negli indicatori di Product Market Regulation68.
Gli interventi che il Governo e le Autorità di regolazione hanno operato negli ultimi anni per correggere questi squilibri hanno avuto natura sia settoriale, sia organica. Per quanto riguarda gli interventi strutturali, un passo avanti importante è stato compiuto con il decreto69 di attuazione della direttiva (UE) 2019/1 che conferisce alle Autorità antitrust degli Stati membri poteri di applicazione più efficaci per assicurare il corretto funzionamento del mercato interno. Con tale decreto vengono confermate una serie di prerogative e poteri istruttori, in gran parte già utilizzati nella prassi dall’Autorità garante per la concorrenza e il mercato (AGCM), e si introducono nuovi strumenti volti a rafforzare i suoi poteri d’indagine e sanzionatori. Tra le novità introdotte: l’AGCM potrà definire le proprie priorità di intervento, si rafforza l’indipendenza dei membri e del personale dell’Autorità, si codificano strumenti di indagine (già in parte utilizzati nella prassi) e si attribuiscono ulteriori significativi poteri sanzionatori (anche per le persone fisiche)70.

Nell’approccio del PNRR la promozione della concorrenza assume un duplice ruolo strategico: da un lato, la riforma della concorrenza (definita ‘riforma abilitante’, al pari del programma per la semplificazione normativa) rappresenta la precondizione per la corretta attuazione degli investimenti; dall’altro, gli investimenti e le misure previste fungeranno a loro volta da vettori virtuosi per il

___
64 Si ricorda che il settore dei servizi – pubblici e privati - rappresenta circa il 75 per cento del valore aggiunto e dell’occupazione.
65 Ciapanna, E., S. Mocetti and A. Notarpietro (2020), The effects of structural reforms: Evidence from Italy. Temi di discussione No. 1303, Banca d’Italia, Novembre 2020. Lo studio stima che la liberalizzazione del settore dei servizi in Italia potrebbe indurre un incremento permanente della produttività totale nel settore dei servizi pari al 4,3 per cento e una riduzione permanente dei relativi mark-up pari a 0,7 punti percentuali.
66 Le Raccomandazioni per il 2019, in particolare, richiedono di ‘affrontare le restrizioni alla concorrenza, in particolare nel settore del commercio al dettaglio e nei servizi alle imprese, anche attraverso una nuova legge annuale sulla concorrenza’.
67 Studi Economici dell’Ocse: Italia 2021.
68 Per l’Italia gli indicatori sono sintetizzati in questa pubblicazione dell’OECD.
https://issuu.com/oecd.publishing/docs/ita_country_note_-_tot_final?fr=sNDUzYzkzNTk1MQ
69 D.L. n. 185/2021.
70 L’Autorità può ora irrogare sanzioni pecuniarie e penalità di mora direttamente alle persone fisiche che, dolosamente o per colpa: (i) ostacolano l’accertamento ispettivo; (ii) forniscono informazioni inesatte, incomplete o fuorvianti in risposta a una richiesta di informazioni; ovvero (iii) non si presentano all’audizione.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	23

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

miglioramento del business environment. Viene, in primo luogo, riconosciuto il ruolo fondamentale della legge annuale per il mercato e la concorrenza71. Con il PNRR, infatti, l’Italia ha assunto l’impegno che la sua cadenza annuale venga assicurata, al fine di verificare ed espungere in via continuativa vincoli normativi al gioco competitivo e all’efficiente funzionamento dei mercati, tenendo conto dell’evoluzione del quadro socioeconomico.
Una prima serie di misure in materia concorrenziale è stata inclusa nel disegno di legge annuale per il mercato e la concorrenza (DDL) per il 2021, mentre altre verranno considerate nelle leggi annuali per gli anni successivi. Il DDL annuale per il 202172, attualmente in discussione in Parlamento, recepisce buona parte delle proposte dell’AGCM73 e interviene con misure specifiche nei principali ambiti individuati dal PNRR: realizzazione e gestione di infrastrutture strategiche (reti di telecomunicazioni, rilascio di concessioni per la gestione di porti74); rimozione di barriere all’entrata nei mercati (concessioni di grande derivazione idroelettrica e di distribuzione del gas naturale); concorrenza e valori sociali (razionalizzazione della normativa sui servizi pubblici locali, incluso il trasporto pubblico locale e l’in-house providing; sistema di accreditamento in ambito sanitario, rifiuti); rafforzamento dei poteri di antitrust enforcement e dei poteri di regolazione settoriale (modifiche ai poteri dell’AGCM per il controllo delle concentrazioni); vigilanza del mercato e conformità dei prodotti.
Ulteriori misure di promozione della concorrenza, anche in altri settori, saranno definite nei successivi disegni di legge per la concorrenza che, come previsto dal PNRR, avranno cadenza annuale.
Il PNRR prevede poi che nella legge annuale per il 2022 siano comprese norme finalizzate ad assicurare la tempestiva attuazione dei piani di sviluppo della rete per l’energia elettrica, mentre in quella per il 2023 dovranno trovare spazio disposizioni in materia di concessioni autostradali, che prevedano gare competitive per gli affidamenti, fatti salvi i presupposti europei per l’in-house, che rafforzino i divieti di proroga e di rinnovo automatico e potenzino i controlli pubblici sull’esecuzione delle opere realizzate dai concessionari, in connessione con le previsioni introdotte nel nuovo codice dei contratti pubblici. Un primo passo in questa direzione è rappresentato dalla istituzione, nel gennaio scorso, di una Commissione per individuare le modalità di aggiornamento e revisione del sistema delle concessioni autostradali, in linea con le disposizioni UE. La Commissione svolgerà un’attività di analisi e ricognizione dello stato del sistema delle concessioni autostradali in Italia, con particolare riguardo a: principali caratteristiche e possibili

___
71 La legge annuale per la concorrenza, prevista nell’ordinamento nazionale dal 2009 (con L. n. 99/2009), è stata in concreto adottata solo con la Legge Annuale per la Concorrenza 2015, che fu approvata dal Parlamento nel 2017 (L. n. 124/2017).
72 A.S. 2469.
73 Autorità Garante per la Concorrenza e il Mercato, ‘Proposte di riforma concorrenziale ai fini della legge annuale per il mercato e la concorrenza anno 2021’ 22 marzo 2021.
74 Sulle aree demaniali portuali si segnala la proposta emendativa presentata dall’Autorità di Regolazione dei Trasporti -ART volta a favorire la razionalizzazione delle procedure di affidamento delle concessioni in questione (Audizione del 17 febbraio 2022 dinanzi alla 10°Commissione del Senato). A tale riguardo, si propone di riconoscere all’ART il potere di definire lo schema di concessione. Inoltre si propone l’abrogazione dell’art. 37 del codice della navigazione, il quale, in presenza di più domande di concessione, attribuisce ampi e ingiustificati ambiti di discrezionalità al concedente nella scelta del concessionario. Infine, si ipotizza la possibilità di attribuire ad ART il potere di definizione dei canoni concessori, secondo principi e criteri direttivi che dovrebbero essere parametrati anche all’entità degli investimenti.

24	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

criticità; sostenibilità economico-finanziaria del modello concessorio; tutela dell’interesse nazionale e della finanza pubblica; individuazione di durate congrue per le nuove concessioni, anche alla luce delle innovazioni derivanti dalle rivoluzioni digitale ed ecologica; livello di qualità minimo da garantire all’utenza finale; miglioramento del sistema regolatorio autostradale.
In materia di vendita di energia elettrica, il Piano prevede di completare entro il 2023 l’adozione di regole finalizzate ad assicurare un passaggio consapevole e trasparente al mercato libero da parte della clientela domestica e delle micro-imprese, anche seguendo il modello già adottato per il servizio a tutele graduali, fissando tetti alla quota di mercato, e potenziando la trasparenza delle bollette per garantire maggiore certezza ai consumatori
Ulteriori strumenti individuati dal PNRR sono il rafforzamento di alcuni poteri e prerogative dell’AGCM e delle altre authority indipendenti (ARERA, ART, Consob). Per quanto riguarda l’AGCM, il PNRR si ripromette di avvicinare le prerogative previste dalla legislazione nazionale rispetto a quelle previste dal diritto europeo, specialmente per quanto riguarda la valutazione delle concentrazioni aziendali e le imprese che operano in più mercati.
È opportuno sottolineare che alcune misure segnalate dall’Autorità, ma non inserite nell’ambito del PNRR, hanno trovato spazio successivamente e in differenti iniziative legislative; in particolare il tema delle concessioni demaniali su aree marittime – di particolare urgenza, in ragione dei richiami europei al rispetto della Direttiva Bolkestein e la numerosità delle concessioni demaniali per le quali il canone concessorio è fuori linea75 - è stato affrontato a febbraio 2022 dal Governo con una proposta emendativa al DDL annuale per il mercato e la concorrenza, relativa alle modalità di affidamento delle concessioni demaniali.
In base a questa modifica, le concessioni in essere continuano ad avere efficacia fino al 31 dicembre 2023: al termine di questo periodo esse verranno assegnate tramite gara76. Per assicurare un più razionale e sostenibile utilizzo del demanio marittimo, favorirne la pubblica fruizione e promuovere, in coerenza con la normativa europea, un maggiore dinamismo concorrenziale nel settore il Governo è delegato a adottare entro sei mesi dall’entrata in vigore del DDL, uno o più decreti legislativi aventi la finalità di aprire il settore alla concorrenza.
Al riguardo, considerato il ruolo sociale, formativo e inclusivo delle Associazioni sportive dilettantistiche (ASD), si potrebbero valutare meccanismi specifici di fruizione per le ASD le cui attività si svolgono in aree demaniali.77
Infine, come più volte ricordato, il rilancio della politica di concorrenza è un pilastro centrale della strategia di crescita strutturale del Paese. Un punto chiave di tale strategia è rappresentato dal processo di semplificazione normativa. Il DDL sulla concorrenza per il 2021 dispiegherà le sue potenzialità oltre la correzione degli

___
75 Secondo dati AGCM, nel 2019, su un totale di 29.689 concessioni demaniali marittime (aventi qualunque finalità), ben 21.581 erano soggette ad un canone inferiore ad euro 2.500. Per lo stesso anno, l’ammontare complessivo dei canoni concessori è stato pari a 115 milioni.
76 Fatta eccezione per le concessioni rilasciate secondo procedure selettive (avviso pubblico di evidenza pubblica) e nel rispetto delle regole UE, che resteranno efficaci fino alla scadenza fissata, quindi anche oltre il 2023.
77 Per la direttiva Bolkestein, le attività sportive amatoriali senza scopo di lucro rivestono una notevole importanza sociale; perseguendo spesso finalità esclusivamente sociali o ricreative non possono costituire un'attività economica ai sensi del diritto comunitario e non dovrebbero rientrare nell'ambito di applicazione della direttiva.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	25

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

squilibri settoriali, anche per semplificare il quadro normativo, la cui complessità fa spesso da freno agli investimenti. Esso contiene infatti due importanti deleghe che rafforzano le semplificazioni per velocizzare l'attuazione del PNRR e razionalizzano i controlli sulle attività produttive (cfr. anche il paragrafo ‘Costruire una pubblica amministrazione più moderna, competente e digitale’).
Rilancio del turismo
L’Italia è tra i paesi di più antica vocazione turistica e vanta un patrimonio artistico e di risorse naturali con pochi eguali al mondo: con 58 dei 1154 siti Unesco, è il primo paese per luoghi riconosciuti come patrimonio dell’umanità. La pandemia ha purtroppo avuto un effetto drammatico sul settore: in base al Rapporto annuale sull’impatto economico del turismo (EIR) condotto dal World Travel & Tourism Council e Oxford Economics, nel 2020 in Italia il giro di affari ha registrato un calo del -51 per cento, passando da 236 miliardi a 116 miliardi; sempre nel 2020 l'impatto sul Pil nazionale è sceso al 7 per cento rispetto al 13,1 per cento del 201978.
Nel 2021 il turismo ha mostrato segni di ripresa anche se la distanza da recuperare, rispetto al 2019, è ancora ampia.
Gli effetti della crisi del settore sono stati attenuati dalle misure di sostegno attuate per oltre 2 miliardi: a questa forma di aiuto di natura transitoria e quindi a termine - corrisponde tuttavia l’urgenza di prospettare strategie efficaci e mirate, che consentano al settore, in tutte le sue articolazioni, di riattivare politiche di investimento.
Lo strumento di pianificazione delle politiche di settore è rappresentato dal Piano Strategico di Sviluppo del Turismo (PST)79 quinquennale, che proprio nel 2022 dovrà essere aggiornato, per la naturale decadenza del precedente (2017-2022), con il coinvolgimento primario delle Regioni, degli enti locali e degli stakeholders più rappresentativi. Dal punto di vista operativo, il Ministero del Turismo ha già provveduto80 a istituire il Comitato permanente di promozione del turismo in Italia81.
Il nuovo PST dovrà basarsi su: la ricognizione e l’analisi puntuale dei risultati raggiunti con il precedente Piano; lo studio delle ricadute che l’emergenza sanitaria ha avuto sul comparto del turismo; l’applicazione estensiva del digitale, quale strumento di governance, di assistenza al turista, di gestione di nuove forme di visita a scala territoriale; gli investimenti previsti nel Piano nazionale di ripresa e resilienza (PNRR), le cui misure devono essere ulteriormente consolidate e sviluppate oltre l’orizzonte del Piano; gli appuntamenti di rilievo e gli eventi di valenza internazionale che si svolgeranno sul territorio italiano nei prossimi anni82

___
78 https://wttc.org/Research/Economic-Impact
79 Cfr. le previsioni di cui all’ art. 34-quinquies, comma 3, del D.L. 18 ottobre 2012, n. 179, convertito, con modificazioni, dalla L. 17 dicembre 2012, n. 221.
80 Con DM 23 giugno 2021, prot. 962.
81 Il compito primario del Comitato è quello di ‘promuovere un’azione coordinata dei diversi soggetti che operano nel settore del turismo, con la relativa politica e programmazione nazionale, assicurando la rappresentanza di soggetti pubblici e privati operanti nel settore’.
82 La Ryder Cup 2023, il Giubileo 2025, la Milano-Cortina 2026, i Giochi del mediterraneo-Taranto 2026, etc

26	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

con un notevole potenziale a livello di attrattività del Paese, oltre al termine fissato per il conseguimento degli obiettivi dell’Agenda 2030.
Anche in coerenza con gli obiettivi della Agenda 2030 per il turismo proposta dalla Commissione europea, il nuovo PST dovrà svilupparsi secondo cinque linee strategiche: i) un modello condiviso di governance e monitoraggio (già individuato quale obiettivo specifico del PST 2017-2022 ma che necessita di essere rafforzato); ii) il turismo digitale, per la realizzazione di importanti progettualità, quali il Tourism Digital Hub (TDH)83, in linea con gli indirizzi europei84. A questo proposito l’avvio della piattaforma TDH02285, consentirà all’ecosistema turistico di collegarsi al sito nazionale italia.it, garantendo così un’offerta, specialmente sui mercati esteri, mirata ed unitaria del Paese verso il turista; iii) un turismo sostenibile ed integrato. In questo ambito, si intende ricomprendere anche il ‘turismo di prossimità’, che a causa della pandemia ha avuto una significativa diffusione; iv) un turismo per tutti (in sicurezza e di qualità) che tenga conto dei temi della inclusività, riqualificazione del lavoro e delle imprese, sviluppo e valorizzazione del patrimonio e delle specificità territoriali; v) una formazione dell’accoglienza, dell’attrazione e dell’organizzazione turistica ad alto livello attraverso un approfondimento dei corsi esistenti o nuove scuole di specializzazione tematiche.
Le misure del prossimo PST sono state anticipate dalle azioni previste nel PNRR ed in particolare da: il credito di imposta per il miglioramento delle strutture ricettive (500 milioni), il sostegno alle imprese e gli investimenti di sviluppo, a valere sul Fondo Rotativo Imprese (180 milioni); il credito di imposta per la digitalizzazione delle agenzie di viaggio e dei tour operators (98 milioni); la definizione delle varie fasi di avanzamento ed i bandi per l’avvio del Tourism Digital Hub (TDH). Nell'ambito del PNRR si realizzerà inoltre la riforma dell’ordinamento delle professioni delle guide turistiche con l’obiettivo di dare, nel rispetto dell’autonomia locale, un ordinamento professionale alle guide turistiche e al loro ambito di appartenenza. L’applicazione sistematica e omogenea della riforma permetterà di regolamentare i principi fondamentali della professione e di standardizzare i livelli di prestazione del servizio su tutto il territorio nazionale, producendo un effetto positivo sul mercato. La riforma prevede interventi di formazione e aggiornamento professionale, al fine di supportare e rendere più qualificata l’offerta.
Un sistema fiscale più equo ed efficace.
Nei documenti di finanza pubblica degli ultimi anni, il Governo ha indicato la necessità di attuare un’ampia riforma fiscale atta a migliorare l’equità, l’efficienza e la trasparenza del sistema tributario, riducendo anche il carico fiscale sui redditi

___
83 Il TDH consentirà di mettere a sistema il variegato mondo del turismo, sia pubblico sia privato, sfruttando il potenziale tecnologico per offrire servizi innovativi al turista favorendo una ‘esperienza’ personalizzata, sostenibile e di lungo termine. Il successo del TDH è affidato a due fattori, strettamente connessi: la valorizzazione dei dati e l’interoperabilità.
84 Transition Pathway for Tourism, EC 4 febbraio 2022.
85 La messa in esercizio della prima versione è prevista a maggio 2022, nel frattempo sono in consultazione pubblica le linee guida per l’interoperabilità: https://docs.italia.it/italia/mitur/lg-tourism-digital-hub-interoperabilita-docs/it/bozza/index.html

MINISTERO DELL’ECONOMIA E DELLE FINANZE	27

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

medi e bassi, coordinandola con l’introduzione di un assegno unico e universale per i figli.
Con il disegno di legge delega, approvato il 5 ottobre 2021 dal Consiglio dei ministri e attualmente all’esame del Parlamento, il Governo ha avviato un percorso di riforma del sistema fiscale che dovrà accompagnare l’attuazione del PNRR. La riforma fiscale è tra le azioni chiave da intraprendere per dare risposta alle debolezze strutturali del Paese. Pur non rientrando nell’ambito operativo del PNRR, gli interventi per la razionalizzazione e l’equità del sistema fiscale possono concorrere a realizzare gli obiettivi generali di equità sociale e miglioramento della competitività del sistema produttivo già indicati nelle Raccomandazioni all’Italia. Nel PNRR si esplicita, infatti, la necessità di un intervento complessivo, che parta da una analisi operata da esperti in materia fiscale e che abbia come obiettivo principale la definizione di un sistema fiscale certo ed equo.
In questa prospettiva si inserisce la recentissima revisione dell’Irpef, prevista nella Legge di Bilancio per il triennio 2022-2024 86 ed entrata in vigore il 1° gennaio del 2022. L’intervento è principalmente indirizzato a rimuovere gli effetti distorsivi sull’offerta di lavoro associati all’andamento irregolare delle aliquote marginali effettive, ridurre la pressione fiscale per un’ampia platea di contribuenti e concentrare i benefici sui redditi medi87.
Va inoltre segnalato che un’analisi combinata degli effetti della revisione dell’Irpef e dell’introduzione dell’Assegno unico universale (cfr. Paragrafo inclusione sociale e coesione territoriale) - attuata dal Dipartimento delle Finanze con il modello TAXBEN-DF calcolando i principali indicatori di disuguaglianza - ha mostrato un significativo effetto redistributivo. L’indice di Gini del reddito disponibile familiare diminuisce dell’1,65 per cento, indicando una rilevante diminuzione della disuguaglianza del reddito disponibile per le famiglie italiane; l’indice di redistribuzione Reynold-Smolensky mostra un miglioramento significativo, con una variazione positiva pari all’8,41 per cento. La riduzione dell’incidenza dell’imposta (9,43 per cento in termini di aliquota media effettiva) è più che compensata da un aumento significativo nella progressività della riforma (+21,60 per cento dell’indice di progressività di Kakwani). Nel complesso si registra anche un miglioramento delle disuguaglianze territoriali: nelle Regioni del Mezzogiorno l’indice di Gini del reddito disponibile familiare si riduce in misura maggiore rispetto alle altre aree geografiche (-2,50 per cento al Sud rispetto a - 1,66 per cento al Centro e -1,30 per cento al Nord).
Un altro tassello del disegno di riforma fiscale che ha trovato recente attuazione è la revisione del sistema nazionale della riscossione. Con la Legge di Bilancio per il 2022 sono state infatti introdotte modifiche alla governance del servizio nazionale della riscossione volte a realizzare una maggiore integrazione tra l’Agenzia delle Entrate e l’Agenzia delle Entrate-Riscossione, prevedendo, tra l’altro, che quest’ultima sia sottoposta all’indirizzo operativo e di controllo della prima 88.
Numerosi sono gli altri ambiti sui quali il disegno di riforma fiscale intende agire. Rimanendo in tema di imposizione personale sui redditi, si prevede la

___
86 L. 30 dicembre 2021, n. 234, articolo 1, commi 2 e 3.
87 Gli effetti distorsivi sono dovuti al salto dell’aliquota marginale legale dal 27 per cento al 38 per cento.
88 Art. 1 commi 14-23.

28	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

progressiva evoluzione del sistema verso un modello duale e cioè che sottopone alcuni redditi a imposizione proporzionale, mentre la restante parte verrebbe assoggettata a imposta progressiva. In particolare, si prevede l’applicazione di una aliquota proporzionale ai redditi derivanti dall’impiego del capitale e ai redditi direttamente derivanti dall’impiego del capitale nelle attività di impresa e di lavoro autonomo, condotte da soggetti diversi da quelli a cui si applica l’imposta sul reddito delle società - Ires. Alle restanti tipologie di reddito verrebbe invece applicata la tassazione progressiva. Si prevede anche il riordino delle deduzioni e delle detrazioni vigenti e l’armonizzazione dei regimi di tassazione del risparmio.
Verrà anche attuata la riforma dell'imposizione sul reddito d'impresa, secondo i princìpi e i criteri direttivi della coerenza con il sistema di imposizione personale, della tendenziale neutralità rispetto alle forme dell’attività imprenditoriale, della semplificazione e razionalizzazione dell'imposta dal punto di vista amministrativo, anche attraverso un rafforzamento del processo di avvicinamento tra valori civilistici e fiscali.
Un punto centrale attiene poi alla razionalizzazione dell’IVA e delle accise in base a criteri di: semplificazione, contrasto dell'erosione e dell'evasione ed efficienza (per quanto riguarda l’IVA) e di riduzione progressiva delle emissioni di gas climalteranti e promozione dell’utilizzo di fonti energetiche rinnovabili ed ecocompatibili (per quanto riguarda le accise), in linea con gli impegni internazionali a livello intraunionale e G20 e G7.
Parte del disegno di riforma riguarda il graduale superamento dell’Imposta regionale sulle attività produttive – Irap89, nonché l’adozione di norme finalizzate a modificare il sistema di rilevazione catastale degli immobili, prevedendo nuovi strumenti atti a facilitare l'individuazione e il corretto classamento degli immobili non censiti e l’integrazione delle informazioni attualmente presenti nel catasto dei fabbricati. In ogni caso le nuove informazioni rilevate hanno obiettivi di trasparenza ma non dovranno essere utilizzate per la determinazione della base imponibile dei tributi e non saranno utilizzate, comunque, per finalità fiscali.
L’articolo 7 del DDL contiene infine principi e i criteri direttivi che devono guidare il Governo nella riforma della fiscalità regionale e locale, sia nella sua componente personale, sia nella componente immobiliare. In particolare, le addizionali (regionali e comunali) all’IRPEF saranno sostituite con specifiche sovraimposte (sull’IRPEF) e sarà rivista, senza oneri per lo Stato, l’attuale ripartizione tra lo Stato e i Comuni delle entrate derivanti dai tributi sugli immobili destinati a uso produttivo ed eventualmente degli altri tributi che incidono sulle transazioni immobiliari.
Funzionale all'obiettivo di attuazione della riforma fiscale sarà anche un rinnovato e rafforzato impegno nell'azione di contrasto all'evasione fiscale, in particolare nella forma dell'omessa fatturazione – che verrà rafforzata - supportata dall'estensione ai soggetti che hanno optato per il regime forfetario della fatturazione elettronica obbligatoria e dalla trasmissione telematica dei corrispettivi, nonché dall'incentivazione dei pagamenti elettronici. Tenuto conto

___
89 Al riguardo, è da segnalare, come nel corso dell”Indagine conoscitiva sulla riforma dell’Irpef’ della Commissione Finanze della Camera dei Deputati, una riforma o radicale abolizione dell’Irap sia stata proposta da numerosi soggetti auditi, nell’ottica della revisione complessiva dei redditi d’impresa.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	29

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

degli obiettivi di recupero delle entrate di circa 5 miliardi nel 2018 e, in particolare, di miglioramenti significativi di recupero del gettito IVA, la riduzione del tax gap continuerà a rappresentare una priorità del Governo.
All'interno del percorso di riforma complessiva del sistema fiscale si colloca l’impegno a consolidare il rapporto di fiducia tra contribuenti e fisco, favorendo un incremento del livello di compliance. Si prevede la realizzazione di una piena digitalizzazione dei rapporti con i contribuenti e con gli stakeholders, con l’obiettivo di facilitare gli adempimenti, minimizzare i costi ed eliminare eccessivi oneri e formalità. L’idea è quella di integrare l'assolvimento degli obblighi fiscali nel normale svolgimento delle attività economiche.
Un elemento fondamentale nell'attuazione di tale approccio, strettamente connesso al pieno sviluppo della digitalizzazione, è l'ottimizzazione e l'ampliamento dei canali messi a disposizione dall'amministrazione finanziaria, attraverso strumenti che offrano ai contribuenti/utenti una chiara definizione dei propri obblighi fiscali, anche in un'ottica di maggiore trasparenza dei rapporti con il fisco. In questo senso, in attuazione degli obiettivi previsti dal PNRR, la progressiva estensione del metodo della dichiarazione precompilata anche per gli adempimenti IVA (registri IVA, comunicazioni delle liquidazioni periodiche, dichiarazione annuale), resa possibile dall'estensione della fatturazione elettronica e dalla trasmissione telematica dei corrispettivi, costituirà un'azione strategica per il prossimo triennio.
Anche la fase del controllo dovrà essere interessata dalla spinta alla digitalizzazione; dovrà inoltre essere confermata e incentivata la possibilità di gestire le diverse fasi del confronto tra il cittadino e l'Amministrazione, tra cui il contraddittorio preventivo a distanza. Sempre nell'ambito dell'avanzamento digitale si colloca la completa interoperabilità delle banche dati e l'evoluzione nell'attività di gestione delle informazioni.
In linea prospettica, nell’ambito dell’iniziativa UE- OCSE ‘EFR-Enhancing an environmental Fiscal Reform in Italy and in the EU’ si è svolta una importante riflessione sui vantaggi della tassazione ambientale in termini di efficacia, efficienza economica, capacità di innalzare gettito e trasparenza90. Gli orientamenti emersi sono stati approfonditi nell’ambito del Piano per la Transizione ecologica e verranno esplorate diverse ipotesi, con l’obiettivo di incoraggiare investimenti e forme di consumo e produzione sostenibili per effetto dello spostamento del carico fiscale sullo sfruttamento delle risorse naturali e sull’emissione di sostanze inquinanti.
Nell’ambito di una riforma ambientale, la rimozione e rimodulazione di sussidi fiscali ambientalmente dannosi potrebbe rappresentare una leva importante per favorire scelte di consumo ecosostenibili e compensare -al contempo - eventuali effetti redistributivi negativi sui contribuenti se gli eventuali risparmi di spesa fossero destinati ai soggetti più penalizzati o vulnerabili.
Sempre sul piano europeo e internazionale, sarà assicurato il potenziamento della cooperazione amministrativa attraverso lo scambio di informazioni tra giurisdizioni fiscali per contrastare efficacemente e tempestivamente l'evasione,

___
90 Il Progetto ‘EFR, è finanziato dalla Commissione Europea, nell’ambito del programma ‘Structural Reform Support Programme’ (SRSP) ed è coordinato dall’OCSE.

30	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

l'elusione e le frodi fiscali, migliorare la coerenza delle norme fiscali internazionali e garantire un ambiente fiscale più trasparente. Inoltre, l'impegno sarà finalizzato ad assicurare un'implementazione equa, efficace e coerente delle nuove regole condivise a livello internazionale (G20 ed EU) in materia di tassazione dei profitti delle multinazionali e dell'economia digitale ed a proseguire le attività legate al progetto BEPS (Base Erosion and Profit Shifting). Tali attività hanno portato allo storico accordo ‘Two-Pillar Solution to Address the Tax Challenges Arising from the Digitalisation of the Economy’ sottoscritto a ottobre 2021 sotto la Presidenza italiana del G20, grazie al quale è stata introdotta una tassazione minima globale del 15 per cento sui profitti delle multinazionali. L’impegno sarà attuato sia attraverso studi e analisi economico-statistici sull'elusione operata dalle multinazionali e sulle possibili soluzioni alle problematiche fiscali connesse allo sviluppo dell'economia digitale in discussione presso OCSE, G20 e UE, sia proseguendo le attività necessarie all'attuazione delle misure del progetto, nonché all'implementazione di uno standard internazionale condiviso per la trasparenza dei crypto-asset.
Un sistema bancario e un mercato dei capitali che sostengano la crescita
Il miglioramento del quadro congiunturale, le misure di sostegno ancora attive e la posizione più solida con cui le banche hanno affrontato la crisi innescata dal Covid-19 hanno ridotto la gravità degli impatti della pandemia sul settore. Negli ultimi anni, le banche italiane avevano infatti già avviato un processo di riallineamento ai valori di patrimonializzazione medi europei, il cui consolidamento ha consentito di sostenere gli impatti di eventi macroeconomici avversi, come dimostrato da un esercizio di stress test sulle banche italiane meno significative condotto dalla Banca d’Italia nel 202191. Alla fine di settembre 2021, il rapporto tra il capitale di migliore qualità e gli attivi ponderati per il rischio ammontava in media al 15,2 per cento, mostrando la solidità patrimoniale degli intermediari. Inoltre, nei primi nove mesi del 2021, la redditività dell’intero sistema bancario è più che raddoppiata rispetto allo stesso periodo dello scorso anno, soprattutto a seguito della riduzione delle svalutazioni sui prestiti92.
Malgrado la crisi sanitaria, nel corso degli ultimi anni, le banche italiane hanno innalzato la qualità dell’attivo con una significativa riduzione dei crediti deteriorati (Non-performing loans - NPL)93: le cessioni di sofferenze94 e di inadempienze probabili sono proseguite, contribuendo a ridurre ulteriormente la consistenza degli NPL e la loro incidenza sul totale dei finanziamenti. Sebbene in leggero aumento nel quarto trimestre del 2021, il flusso di nuovi NPL - in rapporto a quelli in bonis - si è mantenuto basso, attestandosi all’1,3 per cento.

___
91 Banca d’Italia, Rapporto sulla stabilità finanziaria n.2/2021 -Riquadro: Gli stress test sulle banche italiane meno significative e le altre misure di supervisione.
92 La ripresa della redditività trova conferma nei risultati preliminari sull’intero anno comunicati a inizio febbraio 2022 dalle banche quotate.
93 A tale proposito, si ricorda che la Commissione Europea nelle CSR 2019 chiedeva all’Italia di favorire la ristrutturazione dei bilanci delle banche, in particolare per le banche di piccole e medie dimensioni, migliorando l'efficienza e la qualità degli attivi, continuando la riduzione dei crediti deteriorati e diversificando la provvista’.
94 Va anche sottolineato che grazie alla misura introdotta dal D.L. n.18/2020 (decreto Cura Italia), a fronte di cessioni di crediti deteriorati, le banche hanno potuto convertire parte delle imposte anticipate (deferred tax assets) in crediti di imposta.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	31

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

È inoltre proseguita la riduzione delle consistenze: a settembre 2021, il rapporto tra i crediti deteriorati e il totale dei finanziamenti (al netto delle svalutazioni) era pari all’1,9 per cento, 3 decimi di punto inferiore rispetto alla fine del 2020.
Anche le abbondanti disponibilità liquide accantonate dalle imprese nel corso della crisi hanno riflessi potenzialmente positivi sulla qualità degli attivi bancari. Tuttavia, rimane alta l’attenzione sul rischio di un peggioramento della qualità del credito: le moratorie95, la cui incidenza in Italia era più alta della media europea, potrebbero infatti aver ritardato l’emersione di difficoltà nel rimborso dei prestiti; il graduale ritiro delle misure di sostegno potrà comportare nei prossimi mesi un aumento del flusso di crediti deteriorati.
Nel terzo trimestre del 2021, i prestiti con moratoria scaduta e quelli con moratorie ancora attive presentavano un tasso di ingresso in default pari, rispettivamente, al 2,4 e al 4,6 per cento, a fronte dello 0,9 per i finanziamenti che non avevano beneficiato di misure di sostegno. La qualità del credito per i prestiti assistiti dagli schemi di garanzia del Fondo centrale (si stima che alla fine del 2021 ne fossero stati effettivamente erogati circa 150 miliardi) rimane elevata: solo lo 0,5 per cento è infatti classificato come deteriorato nelle ultime segnalazioni di vigilanza relative alla fine di settembre.
Se le garanzie pubbliche sul credito, insieme alle misure di sostegno e di ristoro, hanno dimostrato la loro efficacia, in particolare per le imprese di piccole dimensioni96, il limitato ricorso agli ampi interventi predisposti dal Governo per sostenere la capitalizzazione delle imprese97 acuisce il rischio - rilevato da più parti - di una sottocapitalizzazione delle imprese italiane a seguito della crisi.
Questi risultati ripropongono la necessità per l’Italia– rilevata sia nello Staff Working Document, sia nelle CSRs del 201998- di ampliare i canali di raccolta del capitale privato alternativi a quello bancario (soprattutto per le start up e le PMI) e di rafforzare la capitalizzazione delle imprese99.
Un passo importante in questa direzione è stato realizzato con la semplificazione della normativa sui PIR, intervenuta nel 2019100, mentre il PNRR intende promuovere in modo articolato e organico lo sviluppo di canali di

___
95 Le moratorie ex lege a favore delle PMI, introdotte dal Decreto ‘Cura Italia’, sono terminate il 31 dicembre 2021. Restano in essere, pertanto, moratorie offerte su base volontaria dai singoli intermediari o sulla base di accordi-quadro promossi da associazioni di categoria. Alla fine del 2021 i prestiti alle imprese che ancora beneficiavano di moratorie ex lege a favore delle PMI ammontavano a circa 33 miliardi.
96 Si veda Dipartimento delle Finanze, Nota Tematica n. 5/2021, ‘L’impatto della crisi Covid 19 sul fabbisogno di liquidità delle imprese’ e De Socio et al., ‘Gli effetti della pandemia sul fabbisogno di liquidità, sul bilancio e sulla rischiosità delle imprese’, Banca d'Italia, Note Covid-19, Novembre 2020. Nel caso delle società di capitali, circa il 61 per cento del deficit potenziale stimato è stato compensato dalle misure per fronteggiare l’emergenza, (residua un deficit di 37 miliardi su un deficit potenziale di 94,6 miliardi); nel caso delle società di persone in contabilità ordinaria, circa l’82 per cento del fabbisogno potenziale di liquidità stimato è stato compensato dal sostegno economico pubblico.
97 Crediti d’imposta per le piccole imprese, Fondo Patrimonio PMI per le medie e Patrimonio Rilancio per le grandi.
98 Le CSR 2019 raccomandano di ‘migliorare il finanziamento non bancario per le piccole imprese innovative’.
99 Si vedano anche: Audizione sulle tematiche relative allo squilibrio della struttura finanziaria delle imprese italiane che rischia di essere determinato dalla pandemia da Covid-19, testimonianza del Capo del Servizio Stabilità finanziaria della Banca d’Italia A. De Vincenzo, 6° Commissione permanente (Finanze), Camera dei deputati, Roma, 18 marzo 2021; Memoria della Banca d'Italia sulla Risoluzione Zanichelli n. 7-00748 recante iniziative volte a tutelare il risparmio privato e a favorire il suo impiego nell'economia reale, 6a Commissione permanente (Finanze), Camera dei deputati, Roma, 25 gennaio 2022.
100 Cfr. il riquadro L’impatto delle recenti modifiche normative sui fondi PIR, in Banca d’Italia, Rapporto sulla stabilità finanziaria, 1, 2019.

32	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

finanziamento alternativi attraverso uno spettro di misure a sostegno della competitività del sistema produttivo. Tra gli obiettivi già raggiunti vi è il rifinanziamento (per 1,2 miliardi di cui 400 milioni destinati a cofinanziamenti a fondo perduto) e la revisione del Fondo introdotto con la legge 394/81, gestito da SIMEST, per sostenere l’internazionalizzazione delle piccole e medie imprese101 italiane operanti su mercati esteri. In questo contesto si è ridefinita la relativa politica di investimento per allinearla ai criteri più restrittivi del PNRR in materia ambientale.
Un’altra azione chiave del PNRR consiste nel supporto finanziario alla crescita delle filiere produttive, attraverso lo strumento del contratto di sviluppo. Gli interventi dovranno riguardare progetti legati alle principali catene del valore strategiche, quali programmi di sviluppo industriale, programmi di sviluppo a tutela dell'ambiente, mobilità sostenibile e attività turistiche, con particolare attenzione alle Regioni del Mezzogiorno. Il decreto ministeriale (in fase di pubblicazione) che tiene conto anche della recente revisione dello strumento del contratto di sviluppo102 - renderà possibile la definizione di circa 40 contratti con un importante effetto leva sugli investimenti.
Il PNRR prevede anche interventi a supporto di start up e venture capital attivi in settori legati alla transizione ecologica. A tal fine è prevista l'istituzione di un fondo dedicato da 250 milioni (Green Transition Fund) con una strategia di investimento focalizzata su fonti rinnovabili, economia circolare, mobilità, efficienza energetica, gestione dei rifiuti e stoccaggio dell'energia. L’attuazione di questo obiettivo è prevista nel primo semestre del 2022103.
La competitività del settore agroalimentare e, al contempo, il rafforzamento delle aggregazioni tra imprese di diversa dimensione sarà perseguita dallo strumento dei Contratti di filiera, finanziato a valere sulle risorse del Piano nazionale degli investimenti complementari.
L’accesso al credito di imprese e famiglie sarà influenzato, negli anni a venire, anche dalla dal livello di digitalizzazione del sistema bancario, anch’essa profondamente accelerata dall’emergenza sanitaria104. In prospettiva, una delle sfide più rilevanti per il settore consisterà nell’identificare e presidiare i rischi di attacchi informatici, frodi e uso improprio dei dati personali che potrebbero derivare da queste trasformazioni105. Allo stesso tempo sfruttare pienamente i

___
101 Trattasi della Sub-Misura ricadente nella M1.C2.I5 del PNRR di titolarità del Ministero degli Affari Esteri e della Cooperazione Internazionale. La politica di investimento è stata adottata dal Consiglio di Amministrazione del Fondo (Comitato Agevolazioni), il 30 settembre 2021, che ha approvato una delibera quadro e tre circolari operative, le quali hanno ridefinito gli strumenti del Fondo per sostenere gli investimenti nelle seguenti tre aree di intervento: 1) transizione digitale ed ecologica delle PMI con vocazione internazionale; 2) sviluppo dell’e-commerce delle PMI in Paesi esteri; 3) partecipazione delle PMI a fiere e mostre internazionali, anche in Italia, e missioni di sistema.
102 Una revisione della disciplina generale sui contratti di sviluppo è stata condotta con decreto del Ministro dello sviluppo economico del 2 novembre 2021.
103 Sono in corso le interlocuzioni con CDP per la firma del relativo accordo finanziario, mentre è in fase di adozione il decreto ministeriale volto a fissare la politica di investimento.
104 Secondo quanto rilevato dalla Banca d’Italia le transazioni contactless con carta sono infatti passate dal 35 per cento del periodo pre-lockdown a oltre il 55 per cento. Sono cresciute le transazioni e-commerce e anche i bonifici on line.
105 In questo ambito sono attive iniziative pubblico private (CERTFin) tra Banca d’Italia e ABI finalizzate a innalzare la capacità di gestione del rischio informatico e la cyber resilience del sistema finanziario italiano. Per ulteriori dettagli sulle iniziative di Cybersecurity si veda anche infra, il paragrafo su Digitalizzazione e infrastrutture di comunicazione.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	33

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

vantaggi di questo processo per famiglie e imprese potrà consentire di migliorare la valutazione del merito creditizio e di promuovere l’inclusione, facilitando l’accesso ai servizi finanziari da parte di soggetti meno serviti dal sistema tradizionale106.
Per accompagnare lo sviluppo digitale del settore finanziario è stato emanato un decreto107 del Ministero dell’Economia che dota l’Italia di una regulatory sandbox, uno spazio protetto dedicato alla sperimentazione delle attività di innovazione tecnologica nei settori bancario, finanziario e assicurativo. Si tratta di un progetto tra i più innovativi del settore, che consentirà agli operatori FinTech di testare soluzioni innovative, potendo beneficiare di un regime semplificato, transitorio, e in costante dialogo con le autorità di vigilanza: Consob, IVASS e Banca d’Italia.
Infine, gli investimenti privati e la ripresa economica richiedono la presenza di un settore finanziario maturo e attivo anche nello sviluppo della finanza sostenibile. La Presidenza Italiana del G20 ha assunto un ruolo propulsivo per definire un ambizioso programma pluriennale per la finanza sostenibile e la lotta al cambiamento climatico. È stata promossa, in particolare, la riattivazione del Sustainable Finance Working Group, con l'obiettivo di incentivare le migliori pratiche di finanza sostenibile e promuovere la transizione verso economie e società più verdi, resilienti e inclusive.
Politiche per l’incontro tra domanda e offerta di lavoro
A settembre 2021, l’OCSE raccomandava all’Italia di aumentare la componente occupazionale della crescita per poter affrontare in maniera sostenibile i bassi livelli di occupazione e la disoccupazione di lunga durata. La Commissione europea, a sua volta, già nelle CSRs del 2019 chiedeva di intensificare gli sforzi per contrastare il lavoro sommerso; garantire l’efficace integrazione delle politiche attive del lavoro e delle politiche sociali e il coinvolgimento dei giovani e dei gruppi vulnerabili; sostenere la partecipazione delle donne al mercato del lavoro.
All’emergere della crisi sanitaria, le CSRs del 2020 si sono concentrate sui redditi sostitutivi e l’accesso al sistema di protezione sociale, in particolare per i lavoratori atipici, e sulla necessità di attenuare l’impatto della crisi COVID-19 sull’occupazione, anche mediante modalità di lavoro flessibili e sostegno attivo all’occupazione. Questi obiettivi si inseriscono in un contesto sfidante in termini di occupazione: nel 2020 il Social Scoreboard registrava infatti un tasso di occupazione per la popolazione di età compresa tra 20 e 64 anni al 62,6 per cento, contro una media europea del 72,5 per cento.
Ad oggi, le numerose misure attivate per contrastare gli effetti della pandemia – insieme alla ripresa economica in atto - hanno consentito di registrare progressi in diversi aspetti richiamati dalla Commissione. Nel 2021 è proseguita la crescita degli occupati, sospinta soprattutto dalla componente a termine (365.000 su circa 597.000 posti di lavoro), che già da vari anni rappresenta una quota importante del mercato del lavoro. L’andamento delle posizioni di lavoro dipendente si è rafforzato

___
106 SI veda intervento del Governatore della Banca d’Italia al 28°Congresso ASSIOM FOREX – 12 febbraio 2022.
107 Decreto ministeriale 30 aprile 2021, n. 100. La cabina di regia di questa iniziativa è affidata al Comitato Fintech già attivo presso il MEF dal 2018
http://www.dt.mef.gov.it/it/attivita_istituzionali/sistema_bancario_finanziario/fintech/comitato_fin/.

34	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

e il numero di contratti attivati ha quasi raggiunto il sentiero di crescita che si sarebbe registrato se l’evoluzione della domanda di lavoro si fosse mantenuta, anche durante l’emergenza sanitaria, sugli stessi ritmi del periodo 2018-19108.
Dalla seconda metà del 2021 hanno ricominciato ad aumentare anche le assunzioni a tempo indeterminato e le trasformazioni, fino a superare i livelli del 2019. Si è osservato anche un incremento delle dimissioni dei dipendenti a tempo indeterminato e della mobilità dei lavoratori tra imprese. Sulla dinamica dell’occupazione ha inciso l’andamento contenuto dei licenziamenti che, nonostante la progressiva rimozione del blocco, sono rimasti su valori inferiori a quelli precedenti la pandemia, grazie anche alla proroga dell’accesso agevolato agli strumenti di integrazione salariale.
Nonostante i recenti miglioramenti, per diversi segmenti della popolazione permangono difficoltà di inserimento nel mercato del lavoro. La ripresa del 2021 ha favorito la componente maschile dell’occupazione, mentre i margini di recupero dell’occupazione femminile rimangono deboli. Ciò a conferma di una tendenza che era emersa già prima dell’emergenza sanitaria e che era stata ulteriormente aggravata, durante la pandemia, dagli accresciuti carichi familiari delle donne: il Social Scoreboard testimonia un gap occupazionale di genere ancora elevato in tutta la UE e particolarmente pronunciato in Italia (pari al 19,9 per cento nel 2020). Per le donne si riscontra, inoltre, una minore domanda di lavoro a tempo indeterminato: nonostante rappresentino circa il 42 per cento della forza lavoro, esse incidono solo per un terzo sul saldo delle posizioni a tempo indeterminato.
Tali posizioni sono scarsamente diffuse anche tra i giovani (classe di età tra 15 e 34 anni): in questo segmento l’incidenza del lavoro a termine sul totale dell’occupazione dipendente è passata dal 19 per cento del 2004 al 36,8 per cento del 2019, prima dell’inizio dell’emergenza sanitaria. Questo aspetto ha contribuito a rendere la categoria dei giovani quella più colpita dalla recente crisi: da un’analisi delle variazioni del numero di attivazioni nel 2020 emerge infatti come il rallentamento sia più rilevante tra i giovani che tra gli anziani109, le cui posizioni a tempo indeterminato sono state preservate dall’estensione della CIG e dal blocco dei licenziamenti. In tutti i trimestri del 2020 i valori più negativi riguardano le coorti con meno di 45 anni, mentre per quelle più anziane, con l’eccezione del II trimestre, le variazioni tendenziali appaiono più modeste. Il quadro è confermato anche dal Social Scoreboard che rileva un tasso di disoccupazione giovanile in Italia pari al 29,4 per cento a fronte del 17,1 per cento della media UE. Il fenomeno di elevata disoccupazione e bassa qualità dell’occupazione della popolazione giovanile è solo in parte influenzato dal ciclo economico e rappresenta già da diversi decenni una caratteristica strutturale della società italiana. L’attenzione alle donne e ai giovani costituisce pertanto una ‘clausola di condizionalità trasversale’ a tutto il PNRR, coerentemente con le CSR del 2019 e del 2020110.
La presenza di lavoratori stranieri precari, con occupazioni bassamente qualificate e redditi più bassi rispetto agli italiani e ai comunitari, di disoccupati

___
108 Ministero del Lavoro e delle Politiche Sociali, Banca d’Italia e ANPAL, ‘Il Mercato del Lavoro: dati e analisi’ – Gennaio 2022.
109 Rapporto INAPP 2021.
110 Un esempio è costituito dalla previsione, per le imprese che parteciperanno ai progetti finanziati dal PNRR e dai Fondi REACT-EU e FCN di specifiche clausole (anche nei bandi di gara ) dirette a condizionare l’esecuzione dei progetti all’assunzione di giovani e donne.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	35

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

stranieri (pari al 10,3 per cento del totale) e di inattivi (pari al 34,8 per cento e per metà donne)111 richiede di rafforzare le misure per ridurre la distanza dal mondo del lavoro per queste categorie di lavoratori. Interventi specifici sono anche necessari per l’integrazione socio-lavorativa delle donne straniere112 la cui partecipazione al mercato del lavoro è ostacolata da alti carichi familiari, e - se di recente ingresso – da scarse conoscenze linguistiche, bassa scolarizzazione o minori esperienze lavorative.
Le raccomandazioni della Commissione – se opportunamente attuate - sosterranno il Paese nell’ambizioso obiettivo del Piano di Azione del Pilastro Europeo dei Diritti Sociali, in base al quale almeno il 78 per cento della popolazione di età compresa tra i 20 e i 64 anni dovrà essere occupata, entro il 2030. Vanno in questa direzione le misure introdotte dalla Legge di Bilancio per il 2022113 in vista della ripresa stabile dell’occupazione e per rafforzare il sistema di protezione sociale e di politiche attive. La legge interviene, in particolare, sul quadro normativo relativo alla riforma degli ammortizzatori sociali, sulla gestione delle crisi aziendali, sul rilancio dell'apprendistato formativo e dei tirocini extracurriculari114, sulla sicurezza sui luoghi di lavoro, sul sostegno all’occupazione di giovani e donne e sul contrasto alla delocalizzazione.
Per incentivare la crescita dell’occupazione si riconosce l’esonero contributivo, già previsto per le stabilizzazioni dei giovani under36, anche alle imprese che assumono i lavoratori di imprese in crisi (a prescindere da limiti di età)115; si valorizza l’apprendistato formativo riconoscendo uno sgravio contributivo del 100 per cento per tutto il 2022 per i contratti di apprendistato di primo livello; si prevede un sostegno (sotto forma di esonero contributivo) alla costituzione di cooperative di lavoratori, al fine di garantire la continuità produttiva e i livelli occupazionali delle imprese (workers buyout). Alcune previsioni sono dirette a specifiche categorie in condizioni di svantaggio, come le donne, che beneficeranno: dell’incremento del Fondo per il sostegno della parità salariale di genere, di 3 mesi in più di percepimento dell’indennità di maternità (per alcune categorie di lavoratrici116), di un anno di decontribuzione per le lavoratrici madri dipendenti del settore privato. Si rafforza inoltre il Fondo Nuove Competenze per la riqualificazione e l'aggiornamento dei lavoratori, attraverso il quale nel 2021 sono stati coinvolti in attività formative più di 375 mila lavoratori. La dotazione per il 2022 è pari a 1 miliardo.

___
111 Rapporto ‘Gli stranieri nel mercato del lavoro in Italia. Anno 2020’.
112 In questa categoria si registra un tasso di occupazione minore rispetto alle donne italiane (24 per cento in meno).
113 L. n. 234/2021.
114 La Legge di Bilancio per il 2022 ha promosso una revisione globale dei tirocini. Tra i pilastri della nuova normativa ci sono un'equa ‘indennità di partecipazione’, i requisiti formativi, la certificazione delle competenze acquisite, l'obbligo per il datore di lavoro di assumere una determinata quota di tirocinanti. Inoltre, i tirocini extracurriculari saranno rivolti solo a persone a rischio di esclusione sociale, riducendo così l'uso improprio dello strumento nei confronti dei giovani e aumentandone l'efficacia per chi ha più bisogno di formazione continua. Per i soggetti a minor rischio, invece, lo strumento primario di ingresso nel mercato del lavoro sarà l'apprendistato, anch’esso incentivato nella Legge di Bilancio attraverso sgravi contributivi per i datori di lavoro.
115 L’esonero consiste nell’azzeramento (sgravio del 100 per cento) dei contributi per 36 mesi, entro un limite di 6mila euro annui.
116 Lavoratrici autonome e in collaborazione coordinata e continuativa, commercianti, artigiane ed imprenditrici agricole.

36	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Nel Mezzogiorno, grazie ai Fondi REACT-EU, è stata inoltre attivata la decontribuzione dei contratti di lavoro per il rilancio dell’occupazione, in particolare quella femminile e giovanile. Tale misura che ha dato già risultati soddisfacenti, è finanziata fino al 2029, ma è stata autorizzata dalla Commissione europea solo nell’ambito del Quadro Temporaneo di aiuti per l’emergenza Covid (fino al 30 giugno 2022). Il Governo valuterà se sussistano le condizioni per rendere strutturale questo regime e per farlo rientrare nel nuovo Quadro Temporaneo di aiuti recentemente introdotto a livello europeo per l’emergenza Ucraina.
La pandemia ha anche messo in luce diverse vulnerabilità del settore dei lavoratori sportivi, dovute in gran parte alla mancanza di normazione del dilettantismo, che ha, fino ad oggi, vissuto in un’area di incertezza interpretativa e in una confusa coesistenza tra prestazioni subordinate, autonome e di collaborazione coordinata e continuativa, rimesse all’autonomia delle parti, con forti rischi di abusi e di contenziosi. Il Governo intende pertanto riformare la normativa nazionale117, con interventi volti a individuare il giusto punto di equilibrio tra la tutela dei lavoratori e le specificità del mondo sportivo, innovando a favore di una pari dignità rispetto ad altri settori produttivi e semplificando gli adempimenti previsti.
Un intervento di particolare rilievo riguarda la riforma degli ammortizzatori sociali con la quale si intende accrescere il grado di equità generale del sistema, razionalizzando e rendendo universale questo importante strumento. L’obiettivo è che non vi siano lavoratori esclusi dal sistema di protezione sociale, migliorando al contempo le prestazioni, sia in termini di durata, sia di trattamento118. Inoltre, sono stati ridotti i requisiti di ammissibilità in termini di esperienza lavorativa, che viene portata a trenta giorni di lavoro nell’azienda richiedente, rispetto al precedente requisito di 90 giorni. Allargando la platea dei beneficiari si prevede di garantire nuove o maggiori protezioni sociali a 12,4 milioni119 di persone, compresi i lavoratori da remoto e quelli coinvolti nella formazione duale.
Si consolida, inoltre, il collegamento tra integrazione salariale e formazione professionale e politiche attive. Si interviene anche sulla CIGS, estendendola a tutti i datori di lavoro con più di 15 dipendenti che non accedono ai Fondi di solidarietà bilaterali, senza alcuna distinzione settoriale. Viene rafforzato il contratto di solidarietà e si introduce l’accordo di transizione occupazionale per fornire un ulteriore sostegno agli addetti di aziende con più di 15 dipendenti in queste particolari circostanze lavorative.
Inoltre: si riconoscono incentivi economici alle imprese che assumono lavoratori in CIGS; la copertura obbligatoria dei Fondi bilaterali è assicurata anche ai datori di lavoro che occupano da 1 a 5 dipendenti; si estende la Cassa integrazione per gli operai agricoli (CISOA) ai lavoratori del settore della pesca.

___
117 L. 23 marzo 1981, n. 91.
118 Il beneficio è calcolato all'80 per cento del salario normale all'interno di un intervallo fisso che non può essere superato. La riforma tocca questo intervallo portando il tetto massimo da 1000 a 1200 euro.
119 L’obiettivo è includere nel sostegno al reddito tutti i lavoratori subordinati, anche con una minima anzianità di lavoro, compresi gli apprendisti e i lavoratori a domicilio. Nel dettaglio: 9,9 milioni i dipendenti di aziende a cui viene estesa la CIGS; 1,5 milioni di lavoratori di datori di lavoro che occupano fino a 5 dipendenti a cui viene per la prima volta riconosciuto l’assegno ordinario del FIS; 1 milione i lavoratori a cui viene riconosciuto l’assegno ordinario del FIS in affiancamento alla CIGS.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	37

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

In mancanza di lavoro, la riforma degli ammortizzatori sociali prevede due linee di intervento: l’alleggerimento dei requisiti soggettivi – rendendo meno rigidi i requisiti di accesso alla Naspi e allargandola ad altre categorie120 - e il potenziamento del sussidio economico, con un trattamento di maggior favore per quei lavoratori che in ragione dell’età hanno maggiore difficoltà a reinserirsi nel mercato del lavoro. Si potenzia anche l’indennità di disoccupazione per i lavoratori coordinati e continuativi (DIS-COLL). Di recente sono state anche semplificate121 le modalità di presentazione dell'istanza all'INPS per l'accesso all'ammortizzatore sociale riconosciuto dal FIS, accelerando i tempi di deposito delle domande e di ricezione del trattamento di integrazione salariale.
Nella legge di riforma non sono, comunque, contemplate strutture di sostegno al reddito prive di un nesso tra le politiche attive e la formazione. Con le norme di riordino, il legislatore ha introdotto la necessità della partecipazione a processi di aggiornamento e riqualificazione a carattere formativo e la ha inserita tra le condizioni per beneficiare del trattamento di integrazione salariale straordinaria. Al riguardo, si evidenzia che la Legge di Bilancio122 ha introdotto un ampliamento della fattispecie della riorganizzazione diretta ai processi di transizione, declinati con specifico decreto ministeriale, prevedendo interventi volti alla transizione digitale, ecologica e al potenziamento delle misure di sicurezza sui luoghi di lavoro.

Le politiche attive del lavoro sono rafforzate nella Legge di Bilancio attraverso una serie di interventi che si collocano all’interno del più ampio processo di riforma definito nel PNRR. Nell’ambito della Missione 5, la Componente ‘Politiche attive del lavoro’ è infatti oggetto di un importante stanziamento di risorse, pari a 6,66 miliardi, destinate a disegnare un nuovo paradigma delle politiche attive e a superare le criticità che ne rallentano l’attuazione. L’obiettivo è quello di integrarle e coordinarle in modo sistematico con altre politiche, in primis la formazione professionale, e di potenziare i Centri per l’impiego, sia per quanto riguarda la capillarità dei punti di accesso e il contingente delle unità di personale, sia rispetto alla qualità dell’offerta di servizi e misure.
Perno dell’azione di riforma delle politiche attive promossa dal PNRR è il Programma nazionale di Garanzia per l’occupabilità dei lavoratori (GOL), adottato con decreto interministeriale nel novembre 2021 e attualmente in corso di avviamento, sul quale sono stanziate risorse complessive pari a 4,4 miliardi. Il Programma GOL è strettamente collegato al Piano Nazionale Nuove competenze, che, a sua volta, fissa standard di formazione per i disoccupati censiti dai centri per l’impiego con l’obiettivo di fornire una cornice di riferimento unitaria per il sistema della formazione professionale. Alle risorse di GOL si aggiungono 600 milioni (di cui 400 già in essere e 200 aggiuntivi) destinati al potenziamento dei Centri per l’impiego, processo questo già lanciato nel 2019 per sostenere l’attuazione del Reddito di cittadinanza e il cui completamento rappresenta ora il necessario presupposto per l’attuazione di GOL (per ulteriori dettagli su questo aspetto si veda

___
120 In particolare, si riduce del 3 per cento ogni mese a decorrere dal sesto mese (oggi quarto), il decalage scatta dall’ottavo mese per i disoccupati over 55. Si applicherà anche ad alcune tipologie di operai agricoli a tempo indeterminato.
121 Con la Circolare n. 3 del 2022 del Ministero del Lavoro e delle Politiche Sociali.
122 L. n. 234 del 31 dicembre 2021 (art.1, co. 199).

38	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

il pgf.’ Inclusione sociale, parità di genere e coesione territoriale’) . Ulteriori 600 milioni sono infine destinati rafforzamento del modello di apprendimento ’duale’, basato cioè sull’alternarsi di momenti formativi in aula e momenti di formazione presso un’impresa o organizzazione.
GOL intende offrire percorsi personalizzati di accompagnamento al lavoro e/o formazione a una platea di soggetti costituita prioritariamente da beneficiari di ammortizzatori sociali (Naspi, Dis-Coll), nonché del Reddito di cittadinanza. Al programma accederanno, a valere sulle risorse del Programma nazionale Giovani, donne e lavoro, cofinanziato dal Fse+, giovani Neet, donne inattive e altre categorie fragili.
La Legge di Bilancio è intervenuta per rafforzare la cornice operativa del programma GOL, stabilendo che il programma possa essere esteso ai lavoratori in CIGS con accordo di transizione occupazionale ed ai lavoratori autonomi che chiudono la partita IVA. Per quanto riguarda il lavoro autonomo, presso i centri per l’impiego (CPI) è istituito un apposito sportello, e sono incoraggiate convenzioni tra CPI, ordini professionali e associazioni di rappresentanza del lavoro autonomo al fine di formare all’autoimprenditorialità e promuovere le transizioni occupazionali nel lavoro autonomo e professionale. Inoltre, si assegnano risorse ai CPI per attività connesse all’attuazione delle politiche attive del lavoro in favore dei giovani di età compresa tra i 16 e i 29 anni, non occupati né inseriti in un percorso di studio o formazione (Neet).
Il rilancio delle politiche attive, promosso attraverso il PNRR e rafforzato dalla Legge di Bilancio, non esaurisce l’imponente sfida che il Paese è chiamato ad affrontare per ristabilire un sentiero di crescita dell’occupazione non solo solido ma soprattutto sostenibile, poiché la condizione lavorativa non sempre impedisce agli individui di cadere in situazioni di povertà. In Italia la povertà lavorativa ha una dimensione non trascurabile: un quarto dei lavoratori ha una retribuzione individuale bassa (cioè, inferiore al 60 per cento della mediana) e più di un lavoratore su dieci si trova in situazione di povertà (cioè, vive in un nucleo con reddito netto equivalente inferiore al 60 per cento della mediana). Essa non riguarda solo salari insufficienti ma anche i tempi di lavoro, la composizione familiare (quante persone percepiscono un reddito all’interno del nucleo) e il ruolo redistributivo dello Stato e richiede quindi un approccio integrato con strumenti molteplici123.
Per definire la strategia del Paese in questo ambito è stato istituito il Gruppo di lavoro ‘Interventi e misure di contrasto alla povertà lavorativa’ presso il Ministero del Lavoro e delle Politiche Sociali124, che ha recentemente presentato una proposta di riforma che include la garanzia di minimi salari adeguati e il potenziamento dell’azione di vigilanza sui dati che le imprese e i lavoratori comunicano alle Amministrazioni pubbliche. Si sottolinea anche la necessità di introdurre un 'in-work benefit' per aiutare chi si trova in situazione di difficoltà economica e incentivare il lavoro regolare e meccanismi di incentivazione al rispetto delle norme per le imprese.

___
123 Per approfondimenti si rimanda alla Relazione del gruppo di lavoro sugli interventi e le misure di contrasto alla povertà lavorativa in Italia. https://www.lavoro.gov.it/priorita/Documents/Relazione-del-Gruppo-di-lavoro-sugli-Interventi-e-misure-di-contrasto-alla-poverta-lavorativa-in-Italia.pdf
124 Con il Decreto Ministeriale n. 126 del 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	39

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Politiche per la famiglia e lo sviluppo demografico
La popolazione italiana è in calo da alcuni anni. Secondo le più recenti stime dell’ISTAT nel 2021 le nascite si sono fermate a circa 399 mila, in diminuzione dell’1,3 per cento rispetto al 2020 e quasi del 31 per cento a confronto con il 2008, anno di massimo relativo più recente; la popolazione residente al 31 dicembre 2021 risulterebbe pari a 58,98 milioni, 253 mila circa in meno rispetto al 31 dicembre 2020125. In base alle proiezioni demografiche Istat aggiornate (base 2020)126, è prevista una riduzione della popolazione rispetto al 2020 pari a 3,3 milioni al 2040, 5,5 milioni al 2050, 8,8 milioni al 2060 e a 12 milioni al 2070. Questo andamento è significativamente peggiore rispetto alle precedenti proiezioni demografiche ISTAT (base 2018) comportando, rispetto alle medesime, una riduzione nelle previsioni della popolazione di circa 2,9 milioni al 2040, 3,7 milioni al 2050 e di circa 4,4 milioni al 2060 (si raddoppia, quindi, per tale anno la riduzione della popolazione prevista rispetto al 2020).
Un programma organico di misure a sostegno della famiglia e dalla natalità è rappresentato dalla legge delega al Governo per il sostegno e la valorizzazione della famiglia (cd. Family Act), approvato dal Parlamento in via definitiva in data odierna. Si tratta di un disegno di riforma che prevede interventi rivolti, in particolare, al rafforzamento delle misure di sostegno all’educazione dei figli, a rivedere la disciplina dei congedi parentali, di paternità e di maternità, a incentivare il lavoro femminile e l’armonizzazione dei tempi di vita e lavoro, a sostenere la formazione e l’autonomia finanziaria dei giovani e a promuovere le responsabilità familiari.
Un aiuto concreto e fruibile già dal mese di marzo 2022 è rappresentato dall’Assegno unico universale127. Le risorse destinate alle famiglie con figli a carico - sinora disperse su una pluralità di misure, con criteri e platee anche molto diversificati – sono concentrate su un’unica misura nazionale di sostegno (come richiesto dalla Commissione nelle CSRs del 2020), che assegna ai nuclei familiari un beneficio economico omogeneo, secondo criteri di universalità e progressività128. L’assegno spetta a tutti i nuclei familiari (indipendentemente dalla condizione lavorativa dei genitori) purché abbiano figli a carico, a partire dal 7° mese di gravidanza fino al diciottesimo anno di età, estendibile anche fino al compimento dei 21 anni (al ricorrere di determinate condizioni) e senza limiti di età̀ per i figli disabili. L’importo mensile va da un minimo di 50 euro a figlio - per tutte le famiglie con ISEE pari o sopra i 40mila euro oppure che non presentano l’ISEE – a un massimo di 175 euro a figlio per le famiglie con ISEE inferiore a 15mila euro.
L’altro fronte su cui si è agito per ottenere risultati tangibili, nel lungo periodo, in termini di aumento della natalità e di una migliore conciliazione famiglia-lavoro,

___
125 ISTAT ‘Dinamica demografica – Anno 2021’, marzo 2022,
126 ISTAT ‘Previsioni della popolazione residente e delle famiglie’ pubblicato a novembre 2021.
127 Previsto dalla Legge Delega n. 46 del 01/04/2021: al fine di favorire la natalità, di sostenere la genitorialità e di promuovere l'occupazione, in particolare femminile, il Governo è delegato ad adottare uno o più decreti legislativi volti a riordinare, semplificare e potenziare, le misure a sostegno dei figli a carico attraverso l'assegno unico e universale. In attuazione della delega, il D.L. n. 230/2021 ha istituito l’Assegno unico universale.
128 L’assegno assorbe (dal mese di marzo 2022) tutte le altre misure a sostegno della famiglia, come il bonus premio alla nascita o all’adozione (‘bonus mamma domani’), l’assegno di natalità (bonus bebè), l’assegno al nucleo familiare con almeno tre figli, gli assegni familiari e le detrazioni fiscali per figli fino a 21 anni. Resta invece valido il bonus asilo nido.

40	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

riguarda la riforma dei congedi di paternità (estesi a 10 giorni, entro cinque mesi dalla nascita del figlio129).
Per rafforzare queste misure, è contestualmente necessario agire con riforme e interventi mirati a rimuovere stabilmente gli ostacoli al miglioramento dell’offerta di lavoro femminile, che è condizionata negativamente dalla carenza di servizi educativi per l’infanzia. Attualmente, in Italia, il rapporto tra i posti disponibili negli asili nido e il numero di bambini fino ai 2 anni è pari al 25,5 per cento (35,1 per cento la media europea e 33 per cento l’obiettivo europeo) con importanti difformità territoriali. Per quanto riguarda l’istruzione primaria, si evidenzia che il 46,1 per cento delle famiglie italiane chiede di poter fruire del servizio di tempo pieno nelle scuole primarie, ma non è possibile soddisfare tutte le richieste a causa di servizi insufficienti, soprattutto per la ridotta dotazione infrastrutturale e mancanza degli spazi necessari per il tempo pieno.
Tenuto conto di queste carenze, il PNRR ha previsto una serie di misure per rafforzare l’offerta di servizi all’infanzia. Sono stati già adottati alcuni importanti atti130 per finanziare la costruzione, riqualificazione e messa in sicurezza di asili nido, scuole dell'infanzia e servizi di educazione e cura della prima infanzia. La Legge di Bilancio per il 2022 ha inoltre disposto misure attuative necessarie a garantire l’effettiva gestione del servizio asili nido, una volta che le infrastrutture previste nell’ambito del PNRR saranno realizzate131.
Al fine di rimuovere gli squilibri territoriali nell’erogazione dei servizi di asili nido, è stata inoltre incrementata la quota del Fondo di solidarietà comunale (FSC) destinato a potenziare il numero di posti disponibili e determinato un livello minimo che ciascun Comune o bacino territoriale è tenuto a garantire. L’obiettivo è raggiungere un livello del 33 per cento su base locale del numero dei posti nei servizi educativi per l’infanzia per i bambini compresi nella fascia di età da 3 a 36 mesi entro l’anno 2027, considerando anche il servizio privato. Si prevede l’esclusione dei costi di gestione degli asili nido dal costo dei servizi individuali che i Comuni strutturalmente deficitari sono tenuti a coprire132. È inoltre in programma l’attuazione graduale del tempo pieno scolastico, per ampliare l’offerta formativa delle scuole e renderle sempre più aperte al territorio, anche oltre l’orario scolastico, e accogliere le necessità di conciliare la vita personale e quella lavorativa delle famiglie. Funzionale a questo obiettivo sarà anche la costruzione o la ristrutturazione degli spazi delle mense per un totale di circa 1.000 edifici entro il 2026 e delle palestre scolastiche allo scopo di riconvertire circa 400 edifici da destinare a palestre o strutture sportive.

___
129 Legge di Bilancio per il 2022 art. 1 co. 239.
130 A ottobre 2021 la Cabina di regia dedicata al settore istruzione ha stabilito, nell’ambito del ‘Piano asili nido’, l’emanazione di un bando per la costruzione di nuovi asili nido, pubblicato dal Ministero dell’istruzione il 2 dicembre 2021. La Legge di Bilancio per il 2020 (art. 1 co. 59) ha previsto tali interventi e con il decreto MEF 6 agosto 2021 si è provveduto alla ripartizione delle risorse per l’attuazione degli interventi del PNRR (tra cui anche quello per la costruzione degli asili nido).
131 Il PNRR ha stanziato risorse per finanziare il Piano per asili nido e scuole dell’infanzia e servizi di educazione e cura per la prima infanzia (Missione 4, Componente 1, Investimento 1.1) per un totale di 4.600 milioni fino al 2026, di cui 900 milioni per la gestione degli asili nido nel 2025.
132 Anche la NADEF 2021, con riferimento al servizio asili nido, aveva preannunciato l’obiettivo di assicurare che almeno il 33 per cento della popolazione di bambini residenti ricompresi nella fascia di età da 3 a 36 mesi arrivasse ad usufruire, nel 2026, del servizio su base locale.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	41

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Un altro aspetto messo in luce dallo SWD della Commissione europea è la necessità di fornire sostegno ai giovani e alle famiglie meno abbienti nell’acquisto della prima casa. Si rende necessario, pertanto, ridurre gli oneri amministrativi, sostenere le imprese edili locali a impegnarsi in partenariati pubblico-privato, concentrandosi in particolare su progetti di alloggi e infrastrutture sostenibili133.
Vanno in questa direzione le misure che hanno esteso al 31 dicembre 2022 l’operatività delle misure di deroga alla ordinaria vocazione del Fondo di solidarietà per i mutui per l’acquisto della prima casa (cd. Fondo Gasparrini), originariamente introdotte dal D.L. ‘Cura Italia’134. Anche l’accesso al Fondo di Garanzia prima casa135 è stato ampliato, con una corsia preferenziale per i giovani di età inferiore ai trentasei anni che siano titolari di un rapporto di lavoro atipico, così come la disciplina della detrazione IRPEF per le locazioni stipulate dai giovani136.
Più di recente, sono state approvate dal Consiglio dei ministri ulteriori misure volte a migliorare la conciliazione tra attività lavorativa e vita privata per i genitori e i prestatori di assistenza, al fine di conseguire la condivisione delle responsabilità di cura tra uomini e donne e la parità di genere in ambito lavorativo e familiare.
Infine, per valorizzare gli strumenti di telelavoro, il Governo intensificherà il dialogo già in atto con le imprese, al fine di trovare il giusto equilibrio tra flessibilità e lavoro, rispetto delle esigenze familiari e sviluppo e delle potenzialità delle lavoratrici con figli.
L’approccio del Governo alle politiche demografiche e familiari si conferma pertanto multisettoriale, con un mix di sostegni diretti, agevolazioni fiscali e riforme di più lungo periodo per la conciliazione vita-lavoro e di attenzione all’infanzia e alla genitorialità.
Istruzione e formazione
In base all’ultimo Report dell’Istat su istruzione e formazione137 il divario tra l’Italia e gli altri Paesi europei nei livelli di istruzione si sta ampliando, sia per

___
133 Il documento si rifà all’iniziativa europea ‘Affordable Housing Initiative’ che individua 100 progetti faro di edilizia abitativa che dovranno diventare, attraverso partenariati trasversali di progetti anche a livello locale, economicamente accessibili e resilienti dopo la ristrutturazione.
134 Il Fondo è incrementato di 290 milioni per il 2021 e di 250 milioni per il 2022. Sono previste inoltre agevolazioni per l’acquisto della prima casa fino al 31 dicembre 2022, per i giovani che non hanno compiuto 36 anni d’età. In particolare, è previsto l’esonero dal pagamento dell’imposta di registro e delle imposte ipotecaria e catastale, un credito d’imposta di ammontare pari all’IVA corrisposta in relazione all’acquisto, e l’esenzione dell’imposta sui finanziamenti sostitutiva delle imposte di registro, di bollo, ipotecarie e catastali e delle tasse sulle concessioni governative.
135 Esteso con il D.L. ‘Sostegni bis’ (previsto inizialmente dall’art. 1, comma 48, lettera c) della L. n. 147/2013. La Legge di Bilancio per il 2022 proroga infine al 31 dicembre 2022 (rispetto al 30 giugno 2022) i termini per la presentazione delle domande per l’ottenimento di determinati benefici che riguardano la garanzia massima concedibile dal Fondo di garanzia per la prima casa, che viene elevata dal 50 all’80 per cento per i soggetti che rientrano nelle categorie aventi le priorità stabilite dalla disciplina del Fondo e con ISEE non superiore a 30 mila euro. La proroga interessa inoltre anche le agevolazioni per l’acquisto della prima casa già previste per soggetti che non abbiano compiuto 36 anni di età, aventi determinati requisiti reddituali.
136 In particolare: i) è elevato il requisito anagrafico per usufruire della detrazione dai 30 ai 31 anni non compiuti; ii) è estesa la detrazione al caso in cui il contratto abbia a oggetto anche una porzione dell’unità immobiliare; iii) viene innalzato il periodo di spettanza del beneficio dai primi tre ai primi quattro anni del contratto; iv) si dispone che l’immobile per cui spetta l’agevolazione deve essere adibito a residenza del locatario, in luogo di abitazione principale dello stesso; v) viene elevato l’importo della detrazione da 300 a 991,6 euro ovvero, se superiore, è stabilito che essa spetti in misura pari a pari al 20 per cento dell’ammontare del canone ed entro il limite massimo di 2.000 euro di detrazione.
137 Report sui livelli di istruzione e partecipazione alla formazione. Anno 2020. Pubblicato a ottobre 2021.

42	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

quanto riguarda la quota di popolazione con almeno un diploma138 (che nel 2020 in Italia è stata pari al 62,9 per cento contro il 79 per cento della UE), sia in relazione alla popolazione tra i 25 e i 64 anni che possiede una laurea (20,1 per cento a fronte di una media Ue del 32,8 per cento)139. Inoltre, nello stesso anno, la quota di ELET - Early Leavers from Education and Training – ovvero di 18-24enni che possiedono al massimo un titolo secondario inferiore e sono fuori dal sistema di istruzione e formazione - si è attestata al 13,1 per cento, pari a 543 mila giovani, restando tra le più alte dell’UE nonostante la contrazione registrata rispetto al 2019.
L’abbandono scolastico comporta gravi ripercussioni sui giovani e sulla società in generale: i giovani che lasciano gli studi avendo conseguito al massimo un’istruzione secondaria inferiore hanno prospettive occupazionali più limitate. La pandemia ha accentuato il problema dell’abbandono e ha avuto un impatto particolarmente rilevante sull’istruzione e la formazione. Infatti, se da un lato, il sistema educativo ha dimostrato un’enorme capacità di innovare e adottare nuovi approcci, dall’altro è anche emersa la difficoltà di sfruttare proficuamente strumenti di apprendimento diversi da quelli tradizionali140. Anche per questo l’azione del Governo è stata volta a garantire agli studenti una scuola in presenza.
A ciò si aggiungono i maggiori ritardi nel percorso di studi registrati tra gli studenti stranieri (30,1 per cento vs il 9,1 per cento degli italiani) e l’alta incidenza degli early leavers (35,4 per cento tra gli stranieri vs l’11 cento degli italiani) che richiedono adeguati interventi di sostegno didattico e formativo141.
Il Governo condivide la convinzione espressa dalla Commissione europea secondo la quale l’impegno verso una istruzione più inclusiva e di migliore qualità non si debba limitare a una risposta emergenziale alla crisi. Le sfide da affrontare sono molte e impegnative: creare esperienze di apprendimento significative in ambienti diversi e per discenti caratterizzati da età, capacità e circostanze diverse; sostenere lo sviluppo di un ampio ventaglio di competenze adeguate alle esigenze dei discenti per la società globale; sostenere il benessere degli educatori e delle scuole affinché adattino e continuino a migliorare i loro approcci organizzativi e pedagogici. Sono necessarie pertanto misure a breve termine per colmare le lacune più urgenti e superare gli effetti della pandemia sulle giovani generazioni, in modo da delineare una nuova via per creare sistemi di istruzione e formazione più resilienti, in linea con il piano d’azione per l’istruzione digitale 2021-2027 e lo spazio europeo dell’istruzione, e preparare il terreno per realizzare gli obiettivi del decennio digitale142.
Alla luce di queste considerazioni, il PNRR mira a promuovere pari opportunità di istruzione riducendo le disparità regionali in termini di infrastrutture e risultati scolastici, rafforzando le tecnologie digitali nel sistema educativo e contrastando il

___
138 Questo dato è il principale indicatore del livello di istruzione di un Paese.
139 La percentuale sale al 27,8 per cento se si guarda alla quota di 30-34enni laureati. Il basso livello di istruzione terziaria colloca l’Italia anche al di sotto della media OCSE attestandosi al 20,1 per cento a fronte di una media OCSE pari al 38.6 per cento nel 2020 (Education at a Glance 2021).
140 In Italia, i risultati delle prove INVALSI 2021 hanno evidenziato un calo degli apprendimenti, soprattutto nella scuola secondaria di secondo grado e anche in questo caso, come per gli abbandoni scolastici, le perdite maggiori di apprendimento si sono registrate tra gli allievi che provengono da contesti socioeconomico-culturali più sfavorevoli.
141 Miur – Gli alunni con cittadinanza non italiana A.S. 2019/2020.
142 Il portale della didattica digitale integrata https://scuolafutura.pubblica.istruzione.it/ viaggia in questa direzione con una sezione specifica dedicata alla formazione del personale scolastico e una sezione sui contenuti per l’educazione digitale a disposizione di docenti e studenti per il potenziamento del curriculum digitale nelle scuole.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	43

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

divario di genere143 per garantire ai giovani una partecipazione attiva alla vita sociale, culturale ed economica del Paese, facilitando il loro ingresso nel mondo del lavoro.
Gli investimenti riguardano quattro aree di intervento144 per ciascuna delle quali sono stati previsti progetti che interessano un arco temporale superiore al 2021, mentre tre traguardi sono stati già raggiunti al 31 dicembre 2021. Il primo riguarda l’entrata in vigore delle riforme del sistema di istruzione terziaria per migliorare i risultati scolastici in materia di lauree abilitanti, classi di laurea e riforma dei dottorati. Le iniziative intraprese mirano a coinvolgere maggiormente le imprese e a stimolare la ricerca applicata al fine di introdurre un grado maggiore di flessibilità nei percorsi curricolari, per rispondere all'evoluzione della domanda di competenze del mercato del lavoro, nonché a semplificare e velocizzare l'accesso all'esercizio delle professioni. In particolare, si prevede che, nell’ambito dei criteri generali per la definizione degli ordinamenti dei corsi di studio, una parte dei crediti formativi universitari (CFU) possa essere riservata ad attività affini o integrative, relative a settori scientifico-disciplinari (SSD) o ad ambiti disciplinari non previsti per le attività di base o caratterizzanti del corso di studi145, con la conseguente razionalizzazione e aggiornamento degli SSD.
Per quanto riguarda le lauree abilitanti, al fine di semplificare le modalità di accesso all'esercizio di alcune professioni regolamentate e per un rapido inserimento nel mercato del lavoro, è prevista l’esclusione dagli esami di Stato per alcuni corsi di laurea146. Per la semplificazione delle procedure e il potenziamento della ricerca applicata è intervenuta la riforma della disciplina dei dottorati147.
Il secondo traguardo riguarda la parità di accesso all’istruzione e quindi l’accesso all’istruzione terziaria anche agli studenti con difficoltà economiche. A tal fine, si è imposta una revisione del quadro di regolazione delle borse di studio, incrementandone l'importo e il numero dei beneficiari148 per permettere l’erogazione delle borse ad almeno 300.000 studenti nei prossimi anni.
Il terzo traguardo riguarda, infine, la creazione di nuove strutture di edilizia universitaria, al fine di ridurre in modo significativo il divario del Paese rispetto alla media UE (gli studenti serviti in Italia sono pari al 3 per cento del totale rispetto all’8 per cento registrato nella UE). Si prevede di incentivare la realizzazione, da parte dei soggetti privati, di strutture di alloggio per studenti e si porta dal 50 al

___
143 A novembre 2021 è stato realizzato il sito ‘Futura, la scuola per l'Italia di domani’ (https://pnrr.istruzione.it/), attraverso il quale è possibile accedere alle informazioni generali relative agli interventi del PNRR per il settore Istruzione, ai dati relativi ai finanziamenti, ai bandi e ai servizi disponibili.
144 Le quattro aree di intervento sono cosi suddivise: i) miglioramento qualitativo e ampliamento quantitativo dei servizi di istruzione e formazione; ii) riforma della carriera degli insegnanti, con particolare riferimento ai processi di reclutamento e di formazione; iii) ampliamento delle competenze – con particolare riferimento alle discipline STEM (scientifiche, tecnologiche, ingegneristiche, matematiche) e al multilinguismo - e il potenziamento delle infrastrutture, in particolare in termini di sicurezza ed efficienza energetica; iv) riforma delle classi di laurea e delle lauree abilitanti, nonché dei dottorati.
145 D.L. n. 152/2021, art. 14.
146 In particolare la L. n. 163/2021 prevede che l’esame finale dei corsi di laurea magistrale in odontoiatria e protesi dentaria, farmacia e farmacia industriale, medicina veterinaria, psicologia, e dei corsi di laurea professionalizzante in professioni tecniche per l'edilizia e il territorio, professioni e tecniche agrarie, alimentari e forestali, professioni tecniche industriali e dell'informazione abilita all’esercizio delle relative professioni. L’esame finale è invece abilitante per l'esercizio delle professioni di chimico, fisico e biologo solo previa emanazione di regolamenti di delegificazione mentre è escluso per altri titoli che consentono l'accesso all'esame di Stato per l'abilitazione all'esercizio di professioni per il quale non è richiesto il tirocinio post-lauream.
147 Decreto MIUR n. 226 del 14 dicembre 2021.
148 Art. 12 D.L. n. 152/2021.

44	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

75 per cento il costo totale della quota massima di cofinanziamento dello Stato149. Si stabilisce che le procedure per l’assegnazione di detti alloggi siano effettuate esclusivamente attraverso l’informatizzazione del processo edilizio e che i progetti prevedano, a pena di inammissibilità, il numero dei posti letto attesi150. Si dispone, infine, la preferenza per la ristrutturazione e trasformazione di immobili esistenti.
Il PNRR prevede significativi interventi anche sull’edilizia scolastica, relativi alla messa in sicurezza, all’adeguamento sismico, all’efficientamento energetico e ove necessario alla sostituzione edilizia. L’obiettivo è quello di rendere gli edifici pubblici adibiti a scuole del primo e secondo ciclo di istruzione più sostenibili e sicuri.
Per i prossimi anni, il PNRR attuerà numerosi progetti orientati a colmare il sensibile divario regionale del settore scolastico. Per la fascia d’età 0-6 anni, ad esempio, sono previsti interventi per la ristrutturazione degli edifici151 e la creazione di nuovi posti negli asili nido e nelle scuole dell’infanzia; per la riduzione dei divari territoriali nella scuola secondaria di primo e secondo grado sono in programma interventi per la prevenzione e il contrasto della dispersione scolastica, il potenziamento delle competenze di base nelle istituzioni scolastiche, il potenziamento dell’apprendimento delle discipline STEM e delle lingue. Nell’ambito delle misure del REACT-EU e del PON Istruzione 2021-2027 sono inserite azioni specifiche per lo sviluppo dell’educazione alla sostenibilità e alla transizione verde con la realizzazione di laboratori green e percorsi didattici innovativi nelle scuole.
Il PNRR ha programmato una serie di importanti riforme, tutte da adottarsi entro il 2022, finalizzate a rendere il sistema scolastico un fattore propulsivo per la crescita economica e uno strumento di integrazione e di eguaglianza. La prima riforma mira alla revisione dell’attuale sistema di reclutamento dei docenti e della loro formazione iniziale, allo scopo di migliorare la qualità della docenza e di garantire la regolare e stabile copertura delle cattedre disponibili con insegnanti di ruolo. Si prevede che, entro il 2024, il nuovo sistema porti all’immissione in ruolo di 70.000 docenti qualificati e formati. La seconda riforma è finalizzata invece a garantire un continuo sviluppo professionale e di carriera del personale scolastico, anche attraverso l’istituzione della Scuola di Alta formazione per dirigenti scolastici, insegnanti e personale ATA. La terza riforma attiene alla riorganizzazione del sistema scolastico e interviene sul numero degli studenti per classe152, puntando a ridurlo, e sul dimensionamento della rete scolastica. La quarta riforma mira invece a introdurre moduli di orientamento nelle scuole secondarie di primo e secondo grado, con la realizzazione di una piattaforma digitale relativa all’offerta formativa terziaria degli Atenei e degli ITS, allo scopo di mettere in sinergia il sistema di istruzione, quello universitario e il mondo del lavoro e di favorire le scelte consapevoli degli studenti, contrastando la dispersione scolastica.
Sono previsti infine interventi per il riassetto degli istituti tecnici superiori (ITS) a cui il PNRR dedica 1,5 miliardi e degli istituti tecnici professionali. Si punta a semplificare il modello di governance degli istituti, ad aumentare il numero dei

___
149 Art. 64, co. 8, del D.L. n. 77/2021 cvt in L. n. 108/2021.
150 Art. 15 del D.L. n. 152/2021.
151 Per gli interventi nel settore dell’edilizia scolastica, cfr. par. famiglie e sviluppo demografico.
152 La Legge di Bilancio per il 2022 (art.1, comma 344), al fine di favorire l'efficace fruizione del diritto all'istruzione anche da parte dei soggetti svantaggiati collocati in classi con numerosità prossima o superiore ai limiti previsti a normativa vigente, ha autorizzato il Ministero dell’istruzione a istituire classi in deroga alle dimensioni previste dal regolamento di cui al D.P.R. 20 marzo 2009, n. 81. La deroga opererà nelle scuole che si trovano in aree di maggior disagio e con indici di dispersione scolastica più elevati.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	45

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

percorsi e degli iscritti, nonché a migliorare la qualità del collegamento con la rete degli imprenditori nei territori, in modo da colmare il disallineamento tra domanda e offerta di lavoro. L’altra linea di intervento riguarda gli Istituti tecnici professionali, per allinearne i curricula alla domanda di competenze che proviene dal tessuto produttivo del Paese e per potenziarne la qualità, allo scopo di incoraggiare l’occupabilità.
Tra le misure più rilevanti attese per i prossimi anni rientra anche il ‘Piano scuole connesse’153 che sarà completato entro il 2023 per fornire a circa 35.000 edifici scolastici un servizio Internet basato su connettività di 1 Gbit al secondo154 e il ‘Piano Scuola 4.0’, che consentirà la trasformazione di 100.000 classi in ambienti di apprendimento innovativi e la realizzazione di laboratori per le professioni digitali del futuro nelle scuole del secondo ciclo.
L’azione del Governo per il rafforzamento dell’offerta formativa non si esaurisce nelle misure del PNRR155. Oltre alle misure straordinarie per il contenimento della pandemia e l’avvio dell’anno scolastico e per la nomina dei docenti, si è proceduto alla semplificazione delle procedure concorsuali a cominciare da quelle relative alle classi di concorso delle materie scientifiche e tecnologiche156 e dell’immissione in ruolo del personale. Sono state stanziate inoltre risorse per rafforzare le azioni, di competenza statale, in materia di orientamento e tutorato a beneficio degli studenti della formazione superiore per compensare i disagi provocati dalla pandemia.
Inoltre, è previsto un credito d’imposta a favore delle imprese che sostengono finanziariamente iniziative formative finalizzate allo sviluppo e all’acquisizione di competenze manageriali e viene prorogato fino al 2024 il credito d’imposta, pari al 75 per cento dei contributi versati dalle fondazioni bancarie a sostegno di progetti finanziati a valere sul Fondo sperimentale per il contrasto della povertà educativa minorile.
Infine, sono state stanziate delle risorse in favore delle università del Mezzogiorno per promuoverne lo sviluppo e potenziarne l’attrattività oltre che per mitigare gli effetti della crisi157. Ulteriori percorsi di riforma potrebbero avvalersi dell’approfondimento delle prove INVALSI, mirando a valorizzarne il potenziale di strumento di benchmarking per il miglioramento dei livelli di apprendimento.
Sostegno alla ricerca e all’innovazione
Lo European Innovation Scoreboard 2021 classifica il nostro Paese come un ’innovatore moderato’, dotato di una ricerca pubblica di qualità ma

___
153 Già previsto nell’ambito del Protocollo di intesa tra il MIUR e il MISE nel 2015 e attuato con il decreto del MISE del 7 agosto 2020. Ad oggi, 27.000 scuole sono nella fase operativa, di cui circa i tre quarti sono scuole primarie, di primo grado e dell’infanzia.
154 In questo ambito, con fondi React-Eu, a luglio 2021 è stato pubblicato il bando per la ‘Realizzazione di reti locali, cablate e wireless, nelle scuole’ e a settembre il bando ‘Digital board: trasformazione digitale nella didattica e nell’organizzazione’, con uno stanziamento di 455 milioni per l’acquisto di monitor digitali interattivi touch screen per le classi e di attrezzature informatiche per le segreterie.
155 Altri interventi in questo campo sono stati disciplinati dal D.L. n. 73/2021 e dalla Legge di Bilancio per il 2022.
156 Le immissioni in ruolo potranno avvenire attraverso l’incremento della quota proveniente dalle graduatorie dei concorsi straordinari banditi nel 2018 e l’integrazione delle graduatorie del concorso straordinario bandito nel 2020 con tutti i candidati risultati idonei. Sono previsti inoltre, in via straordinaria, contratti a tempo determinato per gli insegnanti iscritti nelle graduatorie provinciali per le supplenze, in possesso di 3 anni di servizio negli ultimi 10, che, possono trasformarsi in immissioni in ruolo.
157 Nello specifico, la Legge di Bilancio rifinanzia il Fondo perequativo ad esse dedicato.

46	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

sottodimensionata per risorse umane, economiche e strutturali e di una ricerca privata che, seppure in crescita, riflette una specializzazione produttiva non ’science based’, con disparità territoriali e tecnologiche. Tuttavia, per un paradosso che conferma le enormi potenzialità del capitale umano italiano, nonostante gli investimenti in ricerca e sviluppo siano più bassi degli altri Paesi europei (1,47 per cento del Pil nel 2019, contro il 2,1 dell’Ue e il 2,5 dell’OCSE)158, l’Italia spicca per la produzione di pubblicazioni scientifiche, che rientrano nel 10 per cento più citato a livello mondiale159.
Senza ricerca non può esserci innovazione e senza innovazione non può esserci progresso: su questo assunto si fondano i due documenti governativi di indirizzo e programmazione strategica che hanno l’obiettivo, anche a seguito della pandemia, di rimettere la ricerca al centro dello sviluppo del Paese, il Piano Nazionale per la Ricerca 2021-2027160 e il PNRR (principalmente nell’ambito della missione 4, ‘Istruzione e Ricerca’, ma con interventi previsti anche in altre missioni161).
Il Programma Nazionale per Ricerca 2021-2027, approvato dal CIPE a fine 2020, è il frutto di un intenso e partecipato confronto tra Governo e comunità scientifica e imprese. Il documento ha identificato e definito le priorità nazionali su cui investire: i giovani ricercatori, il consolidamento della ricerca fondamentale e l’incentivazione della ricerca interdisciplinare, la promozione della dimensione internazionale dell’alta formazione e della ricerca, la circolazione di conoscenza tra ricerca e sistema produttivo. Dall’incrocio fra queste priorità e i grandi ambiti di ricerca e d’innovazione, ispirati al Programma quadro europeo Horizon Europe (salute, cultura umanistica, sicurezza per i sistemi sociali, digitale industria e aerospazio, clima energia e mobilità sostenibile, prodotti alimentari, bioeconomia, risorse naturali e ambiente) sono nate proposte di azioni condivise volte a favorire un più efficace coordinamento delle politiche di ricerca a livello europeo, nazionale e regionale e rafforzare la presenza e la competitività dei ricercatori italiani.
La fase attuativa del Programma Nazionale per la Ricerca 2021-27 metterà in campo strumenti e risorse utili a perseguire le priorità di sistema. Il modello di governance ipotizzato, che dovrà accompagnare l’intero percorso del Programma nel corso dei prossimi anni, riguarda le fasi di definizione dei programmi attuativi e di misurazione dell’impatto dei risultati e si concretizza in un coordinamento leggero, con una forte componente di monitoraggio. All’attuazione del Programma nazionale per la ricerca sono destinati fondi di provenienza diversa, tra cui: risorse di bilancio del Ministero per l’università e la ricerca, fondi strutturali e di investimento europei, fondi nazionali destinati alla Politica di Coesione e programmi europei a gestione diretta (Horizon Europe, InvestEU, Europa digitale, Erasmus+, Europa Creativa, LIFE) per un valore complessivo, nell’arco dei sette anni, di circa 14,5 miliardi.

___
158 Istat, ‘Ricerca e sviluppo in Italia’ 2019-2021.
159 OECD Science Technology and Innovation Outlook 2021.
160 Testo approvato dal Comitato interministeriale per la programmazione economica con Delibera 15 dicembre 2020, n. 74, pubblicata nella Gazzetta Ufficiale, Serie Generale n. 18 del 23-1-2021: Approvazione del «Programma nazionale per la ricerca 2021-2027» (Delibera n. 74/2020).
161 In particolare, la missione 1, nell’ambito del piano ‘Transizione 4.0’, prevede crediti d’imposta a favore delle imprese che investono in ricerca, sviluppo e innovazione e che erogano ai propri dipendenti corsi di formazione 4.0.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	47

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

La componente ‘Dalla ricerca all'impresa’ della più ampia Missione ‘Istruzione e Ricerca’ del PNRR si inserisce nel paradigma tracciato dal Programma nazionale per la ricerca, lo integra e lo rafforza, stanziando circa 11,4 miliardi per una serie di investimenti da realizzarsi tra il 2022 e il 2026. Si tratta di una straordinaria opportunità, sia per il sistema italiano della ricerca scientifica, sia per il sistema produttivo che, come si è detto, spesso, manca di connessioni funzionali con il settore scientifico. Un passaggio fondamentale e propedeutico all’attuazione delle ambiziose misure contenute nel Piano è proprio la formulazione di una riforma del quadro di supporto della ricerca e sviluppo. Il nuovo modello si baserà su poche missioni orizzontali conformi alle priorità del Piano Nazionale della Ricerca 2021-2027 e ai pilastri di Horizon Europe. Le misure si avvarranno di interventi aggregati e integrati per sostenere l'intera filiera della creazione della conoscenza: poli tecnologici e infrastrutture di ricerca, competenze scientifiche e tecnologiche, imprese. L’obiettivo della riforma sarà superare l'attuale logica di ridistribuzione delle risorse, favorendo un approccio di condivisione e sarà orientata alla semplificazione della gestione dei fondi dedicati alle attività di ricerca pubblico-privata. Gli Enti pubblici di ricerca (EPR) avranno un ruolo fondamentale sia come possibili leader progettuali per i partenariati, per i campioni nazionali e per gli ecosistemi territoriali, sia come potenziali partecipanti ai bandi sul Fondo PNR e sul Fondo per le infrastrutture.
Venendo agli investimenti che il PNRR intende realizzare, essi si articolano in tre linee d’intervento: i) il rafforzamento anche con modelli innovativi, della ricerca di base e applicata, condotta in sinergia tra Università e imprese, con un focus particolare sui giovani; ii) il sostegno ai processi di innovazione e di trasferimento tecnologico; iii) il potenziamento delle condizioni di supporto alla ricerca e all’innovazione.
La prima linea di intervento, per complessivi 6,91 miliardi, mira a potenziare le attività di ricerca di base e industriale, favorendo sia la ricerca aperta e multidisciplinare, stimolata dalla curiosità e dall’approccio scientifico, sia la ricerca finalizzata ad affrontare sfide strategiche per lo sviluppo del Paese. Particolare attenzione è riservata all’investimento sui giovani ricercatori (ad oggi ce ne sono 6,3 su ogni 1000 occupati contro l’8,9 della media UE) e a favorire la creazione di partnership pubblico/private di rilievo nazionale o con una vocazione territoriale. In particolare, si prevede il rafforzamento del Fondo per il PNR, il finanziamento di Progetti di Ricerca di Rilevante Interesse Nazionale (PRIN162) e di progetti presentati da giovani ricercatori163, lo sviluppo di partenariati estesi a università, centri di ricerca, imprese e finanziamento progetti di ricerca. Inoltre, è previsto il potenziamento delle strutture di ricerca e creazione di ‘campioni nazionali’ di R&S su alcune Key enabling technologies e la creazione e il rafforzamento di ’ecosistemi dell'innovazione per la sostenibilità’164.

___
162 L’art. 25 del D.L. n. 152/2021 al fine di attuare gli obiettivi del PNRR, consente di destinare le risorse previste per il finanziamento nel 2021 del nuovo programma per lo sviluppo di progetti di rilevante interesse nazionale (PRIN) allo scorrimento delle graduatorie del bando 2020.
163 Si prevede di sostenere le attività di ricerca di un massimo di 2.100 giovani ricercatori – sul modello dei bandi European Research Council-ERC, Marie Skłodowska-Curie Individual Fellowships- MSCA-IF e Seal of Excellence – al fine di consentire loro di maturare una prima esperienza di responsabilità di ricerca.
164 Gli ecosistemi dell’innovazione rappresentano luoghi di contaminazione e collaborazione tra Università, centri di ricerca, società e formazione di alto livello per lo sviluppo di idee e soluzioni innovative. La misura contempla il finanziamento entro il 2026 di ‘campioni territoriali di R&S’ (esistenti o nuovi) che verranno selezionati con procedure competitive. Il decreto del Ministro dell’università e della ricerca 1141 del 7 ottobre 2021 prevede

48	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

La seconda componente è diretta a rafforzare la propensione all’innovazione del mondo produttivo, incoraggiando un uso sistemico dei risultati della ricerca e favorendo la creazione di reti di collaborazioni internazionali. Alle misure di sostegno diretto alle imprese si accompagna una azione di riorganizzazione, razionalizzazione e rafforzamento delle strutture che offrono servizi tecnologici avanzati e servizi innovativi qualificanti di trasferimento tecnologico. Vengono stanziate risorse aggiuntive per il finanziamento dei progetti IPCEI (Important Project of Common European Interest)165. L’investimento comprende sia gli IPCEI già approvati, sia quelli futuri, come il cloud, la salute, le materie prime e la cybersecurity. Sempre nell’ambito di questa componente, è previsto il finanziamento di progetti di sviluppo, ricerca e innovazione individuati con inviti specifici a partecipare a partenariati europei nell’ambito di Horizon Europe. Il traguardo previsto è la presentazione di almeno 285 progetti entro i primi mesi del 2025.
Di particolare rilievo gli investimenti nella microelettronica. Per promuovere la ricerca, lo sviluppo della tecnologia dei microprocessori e l'investimento in nuove applicazioni industriali di tecnologie innovative, anche tramite la riconversione di siti industriali esistenti e l'insediamento di nuovi stabilimenti, si prevede l’istituzione di un fondo nello stato di previsione del Ministero dello sviluppo economico con una dotazione complessiva dal 2022 al 2030 di 4,15 miliardi.
Il sistema di trasferimento tecnologico in Italia presenta alcune debolezze, tra cui: la bassa propensione a cooperare fra imprese e università e centri di ricerca; la scarsa attrattività dei centri esistenti; la frammentazione del sistema e la mancanza di una governance chiara. Si intende pertanto sostenere, anche attraverso un processo di riorganizzazione e razionalizzazione, una rete di 60 centri (tra Centri di Competenza Digitale, Digital Innovation Hub, Punti di Innovazione Digitale) incaricati dello sviluppo di progettualità, dell’erogazione alle imprese di servizi tecnologici avanzati e servizi innovativi e qualificanti di trasferimento tecnologico. L’obiettivo è quello di aumentare tali servizi a beneficio delle aziende focalizzandosi su tecnologie e specializzazioni produttive di punta. Si prospetta un aumento del valore del servizio di trasferimento tecnologico pari al 140 per cento (circa 600 milioni) rispetto al valore base. Il presupposto per finanziare i nuovi centri è l'abbinamento con fondi privati, condizione essenziale per garantirne la sostenibilità 166.
La terza linea di intervento mira invece al rafforzamento delle condizioni abilitanti allo sviluppo delle attività di ricerca e innovazione, agendo su:

___
la creazione di 5 centri nazionali anche con dimensioni e livello di finanziamento diversificato. I temi di attività sono: 1) Simulazioni, calcolo e analisi dei dati ad alte prestazioni; 2) Tecnologie dell’agricoltura (Agritech); 3) Sviluppo di terapia genica e farmaci con tecnologia a RNA; 4) Mobilità sostenibile; 5) Bio-diversità.
165 Con il lancio degli avvisi per le imprese a manifestare interesse per gli importanti progetti di comune interesse europeo (IPCEI) su microelettronica, idrogeno e cloud si intende promuovere la collaborazione tra enti pubblici e privati per realizzare progetti nel campo della ricerca sviluppo innovazione e prima produzione industriale di larga scala per creare filiere europee in settori strategici.
166 Con il decreto 31 dicembre 2021 del MiSE che ha modificato il precedente decreto del 24 maggio 2017 recante le procedure per la concessione delle agevolazioni in favore di progetti di ricerca e sviluppo, alla luce delle nuove disposizioni previste dal Piano nazionale per gli investimenti complementari (Pnc) approvato dal D.L. n. 59/2021 e dalla missione 4 ‘Istruzione e ricerca del PNRR’, è stato stanziato un miliardo, fruibile tra il 2022 e il 2025 per contributi diretti alla spesa e finanziamenti agevolati, senza obbligo di garanzie, alle imprese che investono in attività di ricerca industriale e sviluppo sperimentale, finalizzate alla realizzazione e al miglioramento di nuovi prodotti e processi.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	49

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

dotazione infrastrutturale (anche favorendo l’apertura delle infrastrutture di ricerca al mondo produttivo); sviluppo di competenze (dottorati) dedicate a specifiche esigenze delle imprese (in particolare nelle tematiche del green e del digitale); strumenti finanziari destinati a sostenere gli investimenti in ricerca e innovazione delle PMI167. Uno degli strumenti chiave in questo ambito è rappresentato dalla creazione di un Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione (a cui sono dedicati 1,58 miliardi). Il Fondo dovrà facilitare l’osmosi tra la conoscenza scientifica generata in infrastrutture di ricerca di alta qualità e il settore economico, favorendo l'innovazione. In particolare, la misura finanzierà fino a 30 progetti infrastrutturali (esistenti o di nuovo finanziamento) con un research manager per ogni infrastruttura. È inoltre prevista l’integrazione delle risorse del Fondo Nazionale per l’Innovazione - lo strumento gestito da CDP per sostenere lo sviluppo del venture capital in Italia - per ampliare la platea di imprese innovative beneficiarie del Fondo, finanziando investimenti privati in grado di generare impatti positivi e valore aggiunto sia nel campo della ricerca sia sull’economia nazionale168. Ciò consentirà di sostenere 250 piccole e medie imprese innovative con investimenti per 700 milioni (partecipazione media pari a 1,2 milioni). Infine, si intende investire (600 milioni) per l’introduzione di dottorati innovativi che rispondano ai fabbisogni di innovazione delle imprese e promuovano l’assunzione dei ricercatori da parte delle imprese stesse. Contestualmente è prevista la creazione di un hub finalizzato alla valorizzazione economica della ricerca prodotta dai dottorati industriali, favorendo la creazione di spin-off169. Per tutte le misure sono previste procedure di selezione su base competitiva, una buona parte delle quali si è conclusa a febbraio 2022, per un valore di 4,5 miliardi.
L’obiettivo di lungo periodo è pertanto quello di un progressivo cambio di approccio che puntando sui giovani ricercatori, sull’internazionalizzazione dei progetti e soprattutto su un dialogo costante e una integrazione sempre più stretta tra ricerca e impresa, produca innovazione di qualità al servizio della crescita del Paese.
Digitalizzazione e infrastrutture per le comunicazioni avanzate
Nel 2021 la Commissione ha lanciato il ‘2030 Digital Compass: the European Way for the Digital Decade’, una nuova strategia per la trasformazione digitale

___
167 Sempre nell’ambito degli stimoli per le imprese agli investimenti in ricerca, vanno ricordati gli incentivi fiscali previsti dal Piano ‘Transizione 4.0’, in particolare la linea che sostiene la competitività delle imprese stimolando gli investimenti in Ricerca e Sviluppo e Innovazione. Per le attività di ricerca fondamentale, ricerca industriale e sviluppo sperimentale in campo scientifico e tecnologico, è riconosciuto un credito di imposta in misura pari al 20 per cento delle spese agevolabili nel limite massimo di 4 milioni fino al periodo d’imposta in corso al 31 dicembre 2022 e in misura pari al 10 per cento delle spese agevolabili nel limite massimo di 5 milioni dal periodo d’imposta successivo a quello in corso al 31 dicembre 2022 e fino a quello in corso al 31 dicembre 2031 (commi 203 e 203-bis della Legge di Bilancio per il 2020). Per le attività di innovazione tecnologica finalizzate al raggiungimento degli obiettivi di transizione ecologica, il credito d’imposta è riconosciuto nella misura del 15 per cento. I criteri per la corretta applicazione di tali definizioni sono dettati dall’art. 2 del decreto 26 maggio 2020 del MISE, tenendo conto dei principi generali e dei criteri contenuti nel Manuale di Frascati dell'OCSE.
168 Entro il 30 giugno dovrà essere firmato il relativo accordo tra Governo e CDP.
169 Nello specifico, la misura, implementata dal MUR, prevede l’attivazione di 5.000 borse di dottorato per 3 anni, con il cofinanziamento privato e l’incentivo all’assunzione di 20.000 assegnisti di ricerca o ricercatori da parte delle imprese.

50	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

dell'Europa che dovrà indirizzare le azioni dei Paesi membri fino al 2030170. Gli obiettivi del Digital Compass si concentrano in quattro aree: skills, infrastructures, business e e-government con una serie di target sfidanti, tra cui: lo sviluppo di competenze digitali (per almeno l'80 per cento della popolazione adulta)171; la creazione di infrastrutture digitali sostenibili, sicure e performanti (con target relativi alla connettività in Gigabit e alla copertura 5G)172; la trasformazione digitale delle imprese (attraverso clouds e big data in primis)173; la digitalizzazione dei servizi pubblici, che entro il 2030 dovranno essere tutti disponibili on line174.
Molti degli obiettivi che ogni Paese dovrà raggiungere per contribuire a realizzare le ambizioni digitali della UE sono già monitorati attraverso 11 indicatori175 del DESI (Digital Economy and Society Index) e, se realizzati, contribuiranno anche a un efficace utilizzo delle risorse del dispositivo per la ripresa e la resilienza (RRF).
L’ultima edizione del DESI176 indica per l’Italia la persistenza di numerosi gap, soprattutto in termini di capitale umano e competenze digitali, mentre registra alcuni progressi sul fronte dell'integrazione delle tecnologie digitali e quello della digitalizzazione dei servizi pubblici. Altri studi, che prendono spunto dal DESI, rilevano tuttavia che i ritardi dell’Italia hanno una connotazione soprattutto territoriale e che il posizionamento del nostro Paese rispetto agli altri Stati membri dipende anche dagli ampi divari regionali nelle competenze digitali, nell’utilizzo delle tecnologie digitali e nell’accesso all’e-government177.
Il tema della transizione digitale è inoltre trattato nelle CSRs per il 2019 e il 2020, dove, oltre a sottolinearsi la necessità di focalizzare gli investimenti verso la ricerca e l’innovazione, si segnalano anche la necessità del miglioramento delle competenze, specialmente quelle digitali e del sostegno alle imprese innovative e agli investimenti per la transizione digitale. Lo SWD conferma questa visione e individua negli investimenti del PNRR un importante strumento verso la chiusura di questi divari.

___
170 Il contesto di riferimento si ritrova nel discorso sullo stato dell’Unione 2020 nel quale la Presidente invitava l'Europa a dimostrare una leadership digitale più forte con una visione comune per il 2030 basata su obiettivi e principi chiari. A questo si aggiungono le conclusioni del Consiglio europeo di ottobre 2020 che invitavano la Commissione a presentare una ‘bussola per il digitale’ globale che definisca le ambizioni dell'UE all'orizzonte 2030. Infine la RRF ha messo a disposizione la cornice economica e fissato un obiettivo di assegnazione del 20 per cento della spesa al settore digitale per ciascun piano nazionale, a integrazione della componente digitale del bilancio europeo 2021-2027.
171 Entro il 2030 almeno l'80 per cento della popolazione adulta dovrebbe possedere competenze digitali di base e 20 milioni di specialisti dovrebbero essere impiegati nell'UE nel settore ICT, con un aumento del numero di donne operanti nel settore.
172 Tutte le zone abitate dovrebbero essere coperte dal 5G; la produzione di semiconduttori sostenibili e all'avanguardia in Europa dovrebbe rappresentare il 20 per cento della produzione mondiale; 10.000 nodi periferici a impatto climatico zero e altamente sicuri dovrebbero essere installati nell'UE e l'Europa dovrebbe dotarsi del suo primo computer quantistico.
173 Entro il 2030 tre imprese su quattro dovrebbero utilizzare servizi di cloud computing, big data e intelligenza artificiale; oltre il 90 per cento delle PMI dovrebbe raggiungere almeno un livello di base di intensità digitale e dovrebbe raddoppiare il numero di aziende ‘unicorno’ nell'UE.
174Entro il 2030, inoltre tutti i cittadini avranno accesso alla propria cartella clinica elettronica e l'80 per cento dei cittadini dovrebbe utilizzare l'identità digitale (eID).
175 Si ricorda a questo proposito che gli obiettivi del DESI dedicati a monitorare i target del Digital Compass sono i seguenti: competenze digitali di base, specialisti in ICT (incluso il target sulle donne), reti fisse e mobili ad altissima velocità (VHCN), la copertura del 5G, le PMI con un livello base di digital intensity, l’Intelligenza Artificiale, il Cloud, i big data, i servizi pubblici digitali per cittadini e imprese.
176 https://digital-strategy.ec.europa.eu/en/policies/desi-italy
177 Benecchi A., Bottoni C., Ciapanna E., Frigo A., Milan A., Scarinzi E., Digitalisation in Italy: evidence from a new regional index, in Questioni di Economia e Finanza, n. 662, Dicembre 2021, Banca d’Italia.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	51

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

La risposta programmatica nazionale alle indicazioni e alle sfide europee, resa più urgente dalla crisi pandemica, è contenuta nella Strategia Nazionale per le Competenze Digitali di maggio 2020, con la quale, per la prima volta, l’Italia si è dotata di un’agenda digitale caratterizzata da un approccio multisettoriale ed organico.
In piena sintonia con il Digital Compass, la Strategia Nazionale è rivolta ad accrescere le competenze digitali dei cittadini, per far sì che la digitalizzazione diventi una condizione abilitante per l’accesso ai servizi della Pubblica Amministrazione, alla scuola e al mondo del lavoro. A tal fine, gli assi di intervento riguardano l’istruzione e la formazione superiore, la forza lavoro attiva (anche potenziando il circuito educativo non formale o lifelong learning178), le competenze specialistiche ICT ed i cittadini, con particolare riguardo ai gruppi sociali svantaggiati (anziani, persone con bassa istruzione o con disabilità). L’obiettivo è di eliminare il gap con gli altri Paesi europei e abbattere il digital divide179 tra varie aree del territorio nazionale. A tal fine è stato definito un Piano Operativo che traduce la Strategia in oltre 100 azioni specifiche e fissa obiettivi ambiziosi per il 2025.
La Strategia è stata a sua volta elaborata nell’ambito dell’iniziativa multilaterale Repubblica Digitale180, con cui si intende ridurre il divario digitale e promuovere l’educazione sulle tecnologie del futuro, supportando il processo di sviluppo del Paese. All’inizio del 2022, questa iniziativa aveva già promosso 200 progetti a favore di 2 milioni di studenti, 85 mila lavoratori del settore pubblico e 230 mila lavoratori del privato. Per sostenere i numerosi progetti di formazione e inclusione digitale è stato istituito il Fondo per la Repubblica Digitale181, divenuto operativo a gennaio 2022. Con la piena operatività del Fondo, l’iniziativa Repubblica Digitale diviene uno strumento essenziale anche per la realizzazione degli obiettivi del PNRR dedicati alle persone che hanno maggiori difficoltà nell’accedere al digitale. Dal lato della domanda, da novembre 2020 sono stati attivati oltre 118.000 voucher dedicati alle famiglie a basso reddito, per un totale di oltre 59 milioni erogati, per il sostegno alla domanda di servizi di connettività a banda. Il Piano voucher è stato avviato nel contesto dell’emergenza sanitaria per permettere l’esercizio di diritti essenziali come quello allo studio e al lavoro182.
A questi progetti si affiancano le misure a sostegno della riqualificazione e del miglioramento delle competenze della forza lavoro e delle competenze digitali avanzate del Piano Transizione 4.0, che ha ulteriormente prorogato il credito d'imposta per la formazione 4.0183.

___
178 In questo spirito va inteso il ricorso al credito d’imposta per investimenti in formazione 4.0 incluso nel PNRR nell’ambito del programma ‘Transizione 4.0’.
179 Nel medio periodo, dalla sua realizzazione ci si attende un aumento dei cittadini e della popolazione attiva con competenze digitali almeno di base, un maggior numero di individui svantaggiati (tra cui i soggetti anziani) con competenze digitali almeno di base e l’incremento dell’utilizzo di internet, con particolare riferimento ad alcune attività essenziali (inclusi i servizi di eGovernment).
180 https://repubblicadigitale.innovazione.gov.it/it/
181 Il Fondo è alimentato dai versamenti effettuati dalle Fondazioni di origine bancaria, per un importo complessivo previsto di circa 350 milioni. A fronte dei versamenti operati, alle Fondazioni verrà riconosciuto un credito d’imposta, pari al 65 per cento per gli anni 2022 e 2023 e al 75 per cento per gli anni 2024, 2025 e 2026.
182 La prima fase del Piano si è conclusa a novembre 2021. La seconda fase è in corso di approvazione.
183 Per le piccole imprese il credito d'imposta è riconosciuto in misura pari al 50 per cento delle spese ammissibili e nel limite massimo annuale di 300.000 euro, per le medie imprese è pari al 40 per cento delle spese

52	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Con l’adozione del PNRR, l’Italia si è dotata di un ulteriore strumento strategico e finanziario per il raggiungimento dei target digitali europei; come richiesto dal Regolamento RRF, il PNRR italiano dedica infatti il 27 per cento delle risorse totali alla transizione digitale, basandola su due assi principali: infrastrutture e connettività a banda ultra-larga, da una parte, e trasformazione della Pubblica Amministrazione in chiave digitale, dall’altra.
Entrambi i pilastri devono coinvolgere tutte le fasce della popolazione e garantire che tutti i cittadini abbiano accesso ad una ‘vita digitale’ equa e sicura; a tal fine, il PNRR affronta il tema delle competenze digitali attraverso un’ampia serie di misure rivolte alla popolazione in generale (con particolare attenzione alle persone con disabilità e a rischio di esclusione digitale), alla Pubblica Amministrazione, al sistema di istruzione e alle esigenze di un mercato del lavoro in transizione. In particolare, l’investimento relativo alle ‘Competenze digitali di base’ stanzia 195 milioni per il Servizio civile digitale e le Reti di servizi di facilitazione digitale184, per i quali sono già state avviate le azioni previste per il 2021185.
Il Servizio civile digitale, in particolare, è lo strumento che è stato scelto per raggiungere 1 milione di cittadini attraverso attività di educazione informatica186. A gennaio 2022 è stato pubblicato il primo Avviso per la presentazione di programmi di intervento di Servizio Civile Digitale da finanziare nell’ambito del PNRR (Missione 1), con risorse pari a 55 milioni per il triennio 2022-2024. L’avviso prevede di finanziare programmi d’intervento per circa 2.400 operatori volontari ed i progetti dovranno essere presentati entro il 31 marzo 2022 per poi passare alle successive fasi di valutazione delle proposte e di selezione dei volontari.
Si tratta di misure che si aggiungono ad altre più tradizionali (Piattaforme educative, di istruzione e di supporto all’inserimento nel mondo del lavoro) e alla riforma in senso digitale della Pubblica Amministrazione (per i dettagli si veda il paragrafo ‘Una pubblica amministrazione più moderna, competente ed efficiente’).
Come già sottolineato, uno degli assi portanti del PNRR per eliminare i divari digitali - anche tra le diverse aree del Paese - è rappresentato dagli investimenti nella connettività a banda larga, ai quali sono indirizzati 6,71 miliardi del PNRR. In concomitanza con il lancio del Piano è stata approvata a maggio 2021 la Strategia italiana per la Banda Ultra-larga – ‘Verso la Gigabit Society’, che definisce le azioni necessarie al raggiungimento degli obiettivi di trasformazione digitale indicati dall’Unione Europea187, in continuità con la precedente Strategia varata nel 2015. I progetti previsti sono interamente finanziati con le risorse del PNRR e concorrono all’obiettivo di portare la connettività a 1 Gbit/s in download e 200 Mbps in upload

___
ammissibili nel limite massimo annuale di 250.000 euro mentre per le grandi imprese, è pari al 30 per cento delle spese ammissibili nel limite massimo annuale di 250.000 euro.
184 Nel 2020 i nodi della rete di servizi di facilitazione digitale hanno formato oltre 100 000 persone e le hanno aiutate ad accedere ai più comuni servizi on line.
185 Per il primo sub investimento è stato emanato il primo avviso. Relativamente al sub-investimento ‘Reti di facilitazione digitale’ è in corso di definizione il modello operativo da condividere con le Regioni nel corso del primo trimestre 2022.
186 Il progetto pilota è partito alla fine del 2021 e impiega oggi circa mille volontari su 45 programmi selezionati e 103 progetti, inserendosi nell’ambito delle attività per il processo di transizione digitale che vede soggetto attuatore il Dipartimento per le politiche giovanili e il servizio civile universale, sulla base dell’Accordo sottoscritto il 14 dicembre 2021 con il Dipartimento per la trasformazione digitale.
187 Rispettivamente con la Comunicazione sulla Connettività per un mercato unico digitale europeo (cd. ‘Gigabit Society’) del 2016 e la Comunicazione sul decennio digitale del 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	53

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

su tutto il territorio nazionale (incluso scuole, ospedali, periferie, centri urbani di piccole dimensioni e isole) nonché di assicurare la copertura 5G in tutte le aree popolate entro il 2026, in anticipo rispetto agli obiettivi europei fissati al 2030.
Lo sviluppo delle reti e dei servizi 5G, in particolare, contribuirà a ridurre l’esclusione sociale e territoriale, garantirà flessibilità e innovazione dei processi produttivi e sosterrà il processo di semplificazione della PA.
La Strategia si basa sia sul completamento del Piano di copertura delle aree bianche e delle misure a sostegno della domanda già avviate, sia su ulteriori cinque Piani di intervento pubblico per coprire le aree geografiche in cui l’offerta di infrastrutture e servizi digitali ad altissima velocità da parte degli operatori di mercato è assente o insufficiente. I cinque Piani sono: Italia a 1 giga, Scuola connessa, Sanità connessa, Collegamento isole minori, Italia 5G.
In vista dell’obiettivo intermedio del PNRR fissato per il 2022, è stato pubblicato il bando188 per 15 lotti geografici del Piano Italia a 1 Giga, già avviato a luglio del 2021, sottoposto anche a consultazione pubblica e notificato alla Commissione UE ai fini degli aiuti di Stato. Con questo bando, Internet veloce arriverà ad altri 7 milioni di indirizzi (numeri civici) in tutta Italia.
Passi in avanti sono stati compiuti anche nell’ambito del Piano Italia 5G189, con la recente mappatura e l’identificazione delle aree in cui è necessario l’intervento pubblico e l’avvio della consultazione pubblica.
Da segnalare anche l’avvenuta pubblicazione dei bandi per i Piani Collegamento isole minori190, Scuole connesse191 e Sanità connessa192, elementi cruciali per l'avanzamento della Strategia nazionale e complementari agli altri Piani. Grazie ai piani relativi alla scuola e alla sanità, più di 12 mila strutture sanitarie e circa 10 mila sedi scolastiche distribuite su tutto il territorio nazionale saranno connesse con Internet veloce; in entrambi i casi le attività di infrastrutturazione dovranno concludersi entro giugno 2026. Per i dettagli sulla digitalizzazione delle scuole e della sanità si rinvia ai paragrafi dedicati.
Entro la prima metà dell’anno, si dovranno aggiudicare i bandi per i Piani che sono stati già oggetto di avviso. Un elemento innovativo e qualificante di questo processo consiste nell’obbligo di inserire uno specifico punteggio nei bandi per gli operatori che dimostreranno di avere una strategia adeguata alla formazione della forza lavoro. Punteggi specifici sono anche previsti per le misure di inclusione di categorie svantaggiate, giovani e donne. Nei prossimi mesi, le sfide più importanti riguarderanno le comunicazioni satellitari e il potenziamento dei servizi e delle infrastrutture satellitari per l'osservazione della Terra.
La trasformazione digitale ha portato nell’agenda dei Governi il tema della ‘cyber-security’: la difesa dei dati e delle infrastrutture digitali da intrusioni e attacchi cibernetici è sempre più vitale e strategica e il PNRR ha destinato diverse risorse alle misure di rafforzamento delle difese cyber nazionali, a partire dalla piena attuazione della disciplina in materia di Perimetro di Sicurezza Nazionale

___
188 Il Bando è pubblicato al seguente link
https://www.infratelitalia.it/archivio-documenti/documenti/avviso-bando-italia-1-giga
189 A tale proposito si sottolinea che è la prima volta che si fa un intervento pubblico nazionale sul mercato del mobile.
190 https://www.infratelitalia.it/archivio-documenti/documenti/avviso-gara-isole-minori
191 https://www.infratelitalia.it/archivio-documenti/documenti/gara-scuole-2022
192 https://www.infratelitalia.it/archivio-documenti/documenti/gara-sanita-2022

54	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Cibernetica. L’Agenzia per la cyber-sicurezza nazionale è stata istituita ed entro il 2022 sarà pienamente operativa.
Nel PNRR il Governo ha stabilito di anticipare al 2026 il raggiungimento degli obiettivi del Digital Compass 2030 il che implicherà uno sforzo su più fronti: oltre a sviluppare ulteriormente le infrastrutture e la connettività sarà necessario investire sull’accrescimento delle conoscenze STEM e sul rafforzamento delle competenze per costruire una forza lavoro qualificata predisposta al digitale.
A ciò si dovrà affiancare un impegno costante alla semplificazione e all'accelerazione dei tempi amministrativi, precondizione essenziale per la realizzazione delle infrastrutture di comunicazione. Un passo avanti rilevante in questa direzione è stato già compiuto con il decreto ‘semplificazioni’ che riduce i tempi dei procedimenti autorizzativi necessari alla realizzazione delle infrastrutture, passando da circa 250 giorni in media ad un termine massimo di 90 giorni. Inoltre, il riconoscimento del valore strategico delle infrastrutture ad alta velocità fisse e mobili ridurrà il contenzioso e il rischio di blocco di opere finanziate con i fondi del PNRR.
Il cambiamento che ci si attende dalle numerose energie messe in campo, sia attraverso il PNRR, sia con la più ampia strategia in ambito digitale, dovrà essere pervasivo e di lungo periodo per riuscire a portare l’Italia tra i Paesi più avanzati nell’utilizzo del digitale. Se efficacemente dispiegate, tali energie potranno consentire - nell’orizzonte programmatico al 2026 - di raddoppiare le identità digitali (con un uso regolare da parte del 70 per cento della popolazione), accrescere ulteriormente le competenze in modo che siano diffuse tra il 70 per cento dei cittadini, coinvolgere almeno il 75 per cento della PA nell’utilizzo del cloud e raggiungere la quasi totale erogazione on line (80 per cento) dei servizi pubblici. A questi target si affianca l’ancor più ambizioso obiettivo di raggiungere il 100 per cento delle famiglie e delle imprese italiane con reti a banda ultra-larga. Il sostegno alla realizzazione di investimenti digitali costituisce, inoltre, una direttrice di crescita centrale per favorire lo sviluppo e il rafforzamento della competitività internazionale delle imprese italiane, e in tal senso sono stati previsti specifici strumenti finanziari193 nell’ambito del PNRR.
Infine, sarà essenziale completare l’azione a supporto della domanda avviata con il piano ‘voucher’, per garantire l’accesso alla rete da parte di famiglie e imprese194.
Transizione ecologica e mobilità sostenibile
In ambito di transizione ecologica, è stato istituito presso la Presidenza del Consiglio dei ministri il Comitato interministeriale per la transizione ecologica (CITE) con il compito di assicurare il coordinamento delle politiche nazionali in materia. Il CITE è presieduto dal Presidente del Consiglio dei ministri ed è composto dai Ministri dell’economia e delle finanze, dello sviluppo economico, della

___
193 Trattasi degli strumenti finanziari gestiti da SIMEST, per il cui dettaglio si rinvia al seguente link di approfondimento: https://www.simest.it/finanziamenti-pnrr/finanziamenti-agevolati-pnrr-nextgenerationeu.
194 Il decreto del MISE che disciplina il ‘Piano voucher fase 2, per interventi di sostegno alla domanda di connettività delle micro, piccole e medie imprese’ è stato pubblicato a febbraio 2022. Esso coinvolge le imprese iscritte al registro delle imprese, di dimensione micro, piccola e media.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	55

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

transizione ecologica, delle infrastrutture e della mobilità sostenibili, del lavoro e delle politiche sociali e delle politiche agricole alimentari e forestali.
Sin dalla sua seconda seduta, al Comitato hanno preso parte anche i Ministri per gli affari regionali e le autonomie, per il Sud e la coesione territoriale e per gli affari europei, considerato, da una parte, che molte delle misure da attuare hanno rilevanza regionale e territoriale e, dall’altra, che è necessaria la massima integrazione tra le azioni nazionali e quelle europee.
A marzo 2022, il CITE ha approvato il Piano per la transizione ecologica (PTE) che fornisce un quadro per la transizione ecologica italiana, coordina le politiche ambientali, individua gli obiettivi e le aree di intervento e accompagna le misure del PNRR. Il PTE e la corrispondente missione del PNRR ‘Rivoluzione Verde e Transizione ecologica’, in sinergia con la Missione ‘Infrastrutture per una mobilità sostenibile’, rappresentano la risposta del Governo italiano per centrare gli obiettivi fissati a livello internazionale ed europeo al 2050, a partire dallo European Green Deal. La sostenibilità è infatti diventata un concetto sempre più esteso e pervasivo, che permea ogni ambito del vivere civile, pubblico e privato: dall'ambiente alla finanza, dagli investimenti ai comportamenti, dall'impresa alla famiglia.
Il percorso individuato riflette un approccio sistemico, orientato non solo alla decarbonizzazione, ma anche alla conservazione della biodiversità e alla preservazione dei servizi ecosistemici, integrando la salute con l’economia e perseguendo la qualità della vita e l'equità sociale. Un approccio sinergico e integrato è stato promosso e fatto proprio dalla Strategia Nazionale per lo Sviluppo Sostenibile (SNSvS), lo strumento di programmazione per la trasposizione interna dell’Agenda 2030, di cui l’Italia si è dotata sin dal 2017 (cfr. anche Cap. IV)195.
La decarbonizzazione per la neutralità climatica
Il PTE, in linea con il pacchetto europeo Fit for 55, porta l’obiettivo nazionale di emissioni al 2030 intorno a 256 milioni di tonnellate di CO2 equivalente. Per raggiungerlo, si ipotizza uno sforzo ulteriore nelle politiche di risparmio energetico, soprattutto nei settori dei trasporti e dell’edilizia e un’elettrificazione del sistema dell’energia primaria, che nella prospettiva di raggiungere l’obiettivo di zero emissioni nette nel 2050 dovrà superare il 50 per cento. L’energia elettrica, a sua volta, dovrà essere quasi totalmente prodotta dismettere l’uso del carbone entro il 2025 e provenire nel 2030 per il 72 per cento da fonti rinnovabili, fino a sfiorare livelli prossimi al 95-100 per cento entro il 2050. Pur lasciando aperta la possibilità di possibili sviluppi tecnologici e della crescita del ricorso a fonti rinnovabili (quali l’eolico off-shore, il moto ondoso, l’idroelettrico o le fonti geotermiche) si punterà molto sul fotovoltaico196. La rivoluzione del sistema energetico andrà inoltre accompagnata da una sostanziale decarbonizzazione del comparto industriale. Nei settori ’hard to abate’ il principio guida per la riduzione delle emissioni resta quello dell”energy efficiency first’.

___
195 Delibera CIPE 108/2017, il ruolo della Strategia nazionale per lo Sviluppo sostenibile è ribadito nella Direttiva del Presidente del Consiglio ‘Linee di indirizzo sull’azione del Comitato interministeriale per la programmazione economica e lo sviluppo sostenibile per l’anno 2022’, del 7 dicembre 2021.
196 Tra le misure previste: la creazione di una Giga-factory per la costruzione di pannelli fotovoltaici innovativi ad alto rendimento e l’incremento delle risorse per la ricerca applicata.

56	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Il drammatico evolversi della situazione geopolitica internazionale e il conseguente aumento dei prezzi energetici hanno peraltro reso necessario, con misure recentissime, aumentare la produzione di gas nazionale (l’idea è di arrivare a 5 miliardi di metri cubi annui) per ridurre le importazioni (al momento quasi il 40 per cento del gas naturale consumato in Italia è importato dalla Russia) e alleggerire i costi. Per raggiungere gli obiettivi che ci siamo posti sarà necessario ricorrere all’integrazione di più leve, quali: il passaggio da combustibili fossili ai combustibili ricavati da fonti rinnovabili come idrogeno197, bioenergie e carburanti sintetici, l’elettrificazione e il ricorso a cattura e stoccaggio della CO2 residua. Infine, una direzione da considerare è quella della leva fiscale, cioè quella di riorientare le aliquote di accisa dei prodotti energetici coerentemente con gli obiettivi di decarbonizzazione, in modo da spostare il carico fiscale dal lavoro alle attività più inquinanti e maggiormente dannose per l’ambiente198.
Il PNRR disegna misure di azione fino al 2026, prevedendo un insieme di investimenti volti a incrementare la quota di energia prodotta da fonti rinnovabili199, a potenziare e digitalizzare le infrastrutture di rete, a promuovere la produzione, la distribuzione e gli usi finali dell’idrogeno, a incentivare la crescita di un trasporto locale più sostenibile e a migliorare l’efficienza energetica degli edifici200. Le azioni previste sono variegate e innovative, come la realizzazione di impianti innovativi off-shore; lo sviluppo di comunità di consumatori-produttori di energia e il rafforzamento dello sviluppo del biometano201; semplificazioni amministrative per ridurre gli ostacoli normativi alla diffusione dell'idrogeno e l’attivazione di misure volte a promuovere la competitività dell'idrogeno. Il primo decisivo passo in questa direzione è rappresentato dalla recente adozione di uno strumento normativo volto, tra l’altro, a consentire di connettere alla rete gas anche gli impianti di produzione di biometano e altre tipologie di gas, tra cui

___
197 Anche l’idrogeno, che si prevede che, entro il 2030 potrebbe arrivare a coprire fino al 2 per cento della domanda di energia (attualmente è all’1 per cento), giocherà il suo ruolo, riducendo di 8 milioni di tonnellate le emissioni di CO2 e arrivando a produrre fino a 27 miliardi di PIL aggiuntivo. Le misure previste dal PNRR prevedono quindi investimenti nella produzione di idrogeno in aree industriali dismesse (hydrogen valleys), l’utilizzo in settori ‘hard to abate’ e la costruzione di elettrolizzatori. Tra il 2023 e il 2026, verranno inoltre realizzati significativi investimenti per progetti di sperimentazione dell’utilizzo dell’idrogeno nel settore ferroviario, nel trasporto stradale e per la creazione di stazioni di rifornimento. Una particolare attenzione sarà dedicata a progetti di ricerca e sviluppo, che verranno realizzati prevalentemente dall’ENEA.
198 Il PTE ipotizza tre percorsi paralleli: 1) rimodulare, settore per settore, le aliquote di accisa sui prodotti energetici anche in relazione alle emissioni di CO2 e delle altre emissioni GHG in modo da internalizzare i danni ambientali (ad esempio, il riequilibrio dei livelli di aliquote di accisa del gasolio e della benzina, ad oggi sproporzionato a favore del gasolio, maggiormente climalterante); 2) prevedere l’eliminazione graduale ma rapida dei sussidi ai combustibili fossili (c.d. ‘sunset clauses’) 3) fissare misure di defiscalizzazione per le imprese che innovano, che si impegnano a raggiungere certi obiettivi di decarbonizzazione; 4) aumentare gli incentivi per lo sviluppo di nuove tecnologie e per i processi di riconversione industriali per la decarbonizzazione.
.
200 Le emissioni dovute allo stock immobiliare nell’UE ammontano a circa il 36 per cento di tutte le emissioni di CO2 nell'UE. Il miglioramento dell'efficienza energetica al 2030 è parte di una strategia di lungo periodo dell’UE per raggiungere la neutralità climatica entro il 2050, come indicato nel Green New Deal. L’agevolazione dell’Ecobonus è finalizzata ad accelerare l’efficientamento degli edifici esistenti e la diffusione di interventi di riqualificazione anche mediante utilizzo di tecnologie innovative. Le percentuali di detrazione variano in relazione all’anno in cui sono stati effettuati gli interventi e a seconda che riguardino la singola unità immobiliare o gli edifici condominiali.
201 Di recentissima approvazione, nel D.L. n. 17 del 1° marzo 2022 un complesso di misure strutturali e di semplificazione in materia energetica per l’installazione di impianti di fonti rinnovabili, per la regolamentazione dello sviluppo del fotovoltaico in area agricola, e per la razionalizzazione delle procedure autorizzative per gli impianti off-shore. Si prevede la creazione di un Fondo per autoconsumo da fonti rinnovabili per le piccole e medie imprese e un credito d'imposta per l’efficienza energetica nelle Regioni del Sud.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	57

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

l’idrogeno, alla semplificazione dell’iter autorizzativo per la costruzione e l’esercizio degli impianti per la produzione di idrogeno, alle innovazioni delle rinnovabili elettriche e allo sviluppo del biometano202.
Si intende inoltre procedere alla conversione energetica del parco immobiliare. In questo ambito, oltre alla proroga del Superbonus 110 per cento e a un recente fine tuning della misura per evitarne l’utilizzo fraudolento, è prevista una riforma finalizzata alla semplificazione e accelerazione delle procedure per gli interventi per l’efficientamento energetico. Inoltre, è previsto un complesso di investimenti per la riduzione di emissioni di gas serra tramite la sostituzione, messa in sicurezza e riqualificazione energetica di 195 edifici scolastici e 48 uffici giudiziari entro il 2026203.
La mobilità sostenibile
Un capitolo particolarmente importante dell’opera di decarbonizzazione riguarda i trasporti, responsabili nel 2019 (ultimo anno pre-Covid) di un quarto delle emissioni in Italia. Di questo 25 per cento, il trasporto su strada è responsabile del 92,6 per cento delle emissioni, di cui il 69 per cento rappresentato dal trasporto leggero su gomma, il 25 per cento dal trasporto merci, il 3 per cento dal trasporto pubblico privato e il restante 3 per cento dal trasporto a due ruote204. Le ferrovie, al contrario, contribuiscono in maniera marginale al totale con lo 0,15 per cento.
L’obiettivo della riduzione delle emissioni dei trasporti al 2030 e dell’azzeramento al 2050 sarà realizzabile, da un lato, solo con una decisa spinta verso la transizione modale da gomma a ferro di passeggeri e merci (c.d. shift modale) e il contestuale rafforzamento di altre forme di trasporto collettivo, dall’altro, attraverso la progressiva conversione verso tecnologie di trazione che utilizzino vettori energetici ad alta efficienza e a zero emissioni. In prospettiva, per il trasporto stradale leggero e i mezzi del trasporto pubblico locale (TPL), in particolare urbano, l’opzione dei veicoli elettrici a batteria appare essere quella preferibile dal punto di vista ambientale, dell’efficienza energetica e dei costi infrastrutturali. Questo vale anche per il trasporto merci, in particolare per i veicoli commerciali leggeri, mentre per veicoli pesanti tale approccio è attualmente realizzabile solo su tratte limitate, ma con prospettive e sperimentazioni promettenti. In altri contesti più difficilmente decarbonizzabili, come il trasporto di lunga distanza, in particolare aereo e navale, sarà necessario investire in ricerca e sviluppo, puntando sull’efficienza energetica dei mezzi e sperimentando soluzioni complementari all’elettrificazione, come l’uso di idrogeno verde, biocarburanti

___
202 D. Lgs. 8 novembre 2021, n. 199 recante ‘Attuazione della direttiva (UE) 2018/2001 del parlamento europeo e del Consiglio, dell’11 dicembre 2018, sulla promozione dell’uso dell’energia da fonti rinnovabili (Red II)’. Inoltre, alla fine del 2021, si è conclusa la fase di confronto con gli stakeholder istituzionali propedeutica alla modifica del decreto ministeriale che definisce le regole tecniche del settore gas naturale finalizzata a garantire la possibilità di interconnessione e l’interoperabilità dei sistemi del gas.
203 Al fine di semplificare e accelerare le procedure per la realizzazione degli interventi di efficientamento energetico degli immobili della Pubblica Amministrazione, è stata adottata la riforma normativa relativa al programma di riqualificazione energetica della PA centrale – PREPAC (art. 19 D.L. ‘Energia’ n. 17/2022), prevedendo la possibilità per le PA centrali di avvalersi dell’Agenzia del Demanio, attraverso la Struttura per la progettazione, in qualità di stazione appaltante anche per gli interventi già oggetto di convenzionamento.
204 Fonte dati: ISPRA, National Greenhouse Inventory Report 2021.

58	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

avanzati, combustibili sintetici e, nel caso del trasporto pesante su gomma, anche sistemi di autostrade elettrificate dove il rapporto costi/benefici risulti positivo (in analogia con il caso di filobus e ferrovie). Al riguardo, l’Autorità di Regolazione dei Trasporti (ART) ha avviato un procedimento per la definizione degli schemi di concessione per l’affidamento, tra l’altro, delle concessioni di costruzione e gestione degli impianti di ricarica elettrica sulla rete autostradale nazionale, sulla quale esistono già precisi obblighi in capo ai concessionari autostradali205.

La conversione tecnologica sarà in ogni caso accompagnata dal rafforzamento della quota di domanda pubblica, soprattutto nel settore del trasporto pubblico locale, così come già previsto nelle linee di intervento del PNRR e PNC. Per questo, il Piano per la Transizione Ecologica (PTE) si allinea ai principali obiettivi indicati dalla Strategia europea sulla mobilità (2020)206, che prevedono 30 milioni di auto elettriche entro il 2030 (6 milioni in Italia), navi e aerei a emissioni zero fra il 2030 e il 2035, il raddoppio del traffico ferroviario ad alta velocità per il 2030 e la triplicazione entro il 2050, l’aumento del 50 per cento del traffico merci su rotaia entro il 2030 e il suo raddoppio per il 2050207.

Per favorire la transizione verde, la ricerca, gli investimenti nella filiera del settore automotive, in linea con gli obiettivi europei di riduzione delle emissioni nocive per l'ambiente e di sviluppo digitale, e per stimolare la domanda di veicoli non inquinanti, è stata prevista l’istituzione di un fondo nello stato di previsione del Ministero dello sviluppo economico con una dotazione complessiva dal 2022 al 2030 di 8,7 miliardi di euro208.

rtIn questo contesto, il PNRR prevede interventi rivolti alla transizione verso una mobilità sostenibile sia nella Missione 2 ’Rivoluzione Verde e Transizione Ecologica’ nella sua componente 2 ’ Energia rinnovabile, idrogeno, rete e mobilità sostenibile’ sia nelle diverse componenti della Missione 3 ’Infrastrutture per una mobilità sostenibile’. In particolare, la Missione 2 del PNRR assegna le risorse maggiori (9 miliardi) alla conversione ecologica della mobilità locale. Sono previsti interventi nello sviluppo del trasporto rapido di massa con 240 km di nuove linee di trasporto pubblico comprendenti metropolitane, tramvie, filovie-BRT e funivie, mentre è prevista la realizzazione di oltre 570 km di piste ciclabili urbane e metropolitane e di 1.200 km di ciclovie turistiche nazionali al fine di favorire una mobilità dolce su tutto il territorio nazionale. Si prevede anche lo sviluppo di una rete infrastrutturale di ricarica elettrica pubblica con 7.500 punti nelle superstrade e altri 13.750 punti nei siti urbani, oltre a 40 stazioni di ricarica sperimentali a idrogeno per il trasporto pesante.

___
205 La Legge di Bilancio per il 2021 stabilisce che ‘al fine di raggiungere gli obiettivi/ di decarbonizzazione nell'ambito dei trasporti e facilitare la diffusione della mobilità elettrica non solo nell'ambito urbano, i concessionari autostradali provvedono a dotare le tratte di propria competenza di punti di ricarica di potenza elevata [....]’.
206 https://transport.ec.europa.eu/transport-themes/mobility-strategy_it
207 In entrambi i casi, rispetto ai dati del 2015.
208 art. 22 del d.l. n.17/2022

MINISTERO DELL’ECONOMIA E DELLE FINANZE	59

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Gli interventi previsti dalla Missione 2 puntano inoltre all’ammodernamento del parco mezzi adibiti al trasporto pubblico locale (TPL), con la sostituzione di circa 3.000 autobus inquinanti con autobus elettrici e l’entrata in servizio di almeno 150 treni a emissioni zero. Il TPL può contare, in aggiunta, sui fondi relativi al Piano Strategico Nazionale della Mobilità Sostenibile (PSNMS) che prevede uno stanziamento di 3,7 miliardi per il rinnovo della flotta autobus regionale e comunale con un orizzonte temporale al 2033. Sempre in tema di TPL, è stata chiarita e rafforzata la funzione dei mobility manager delle imprese e dei Comuni con oltre 50.000 abitanti209, allo scopo di rendere più flessibili gli orari di ingresso e uscita dal posto di lavoro per alleggerire la pressione sulla viabilità e sul TPL grazie alla redazione di piani per l’organizzazione degli spostamenti dei dipendenti210.
L’opera di potenziamento del sistema ferroviario, navale e aeroportuale è già in atto con la Missione 3 del PNRR che investirà circa 27 miliardi, oltre a circa 10 miliardi finanziati con fondi nazionali, nel completamento dell'infrastruttura ferroviaria ad alta velocità e sulla sicurezza delle strade e altri 3,5 miliardi nell’intermodalità e logistica integrata211. Le opere permetteranno di ridurre i tempi di percorrenza, soprattutto nelle tratte del Sud, di aumentare il traffico merci su rotaia, di migliorare le connessioni con i porti, gli aeroporti e i centri intermodali, e di agevolare il collegamento delle linee del Nord con il resto dell’Europa212.

All’interno delle Missioni sono compresi anche interventi di riforma funzionali agli investimenti programmati, finalizzati allo snellimento delle procedure di approvazione dei progetti, alla digitalizzazione del sistema di gestione del traffico ferroviario, della catena logistica e della gestione del traffico aereo e alla competitività delle concessioni portuali. Le riforme già approvate riguardano la riduzione dei tempi per l’approvazione e la realizzazione dei progetti nel settore infrastrutture, in particolare quelli funzionali alla transizione verso la mobilità sostenibile213, il rafforzamento della sicurezza nelle infrastrutture stradali, anche attraverso l’uso delle tecnologie digitali214, e l’aumento della competitività dei

___
209 D.M. Mite-Mims 179/2021 e Linee guida del 4 agosto 2021.
210 In questa direzione sono stati individuati, a seguito di una selezione pubblica, tre progetti pilota (Milano, Napoli e Roma) per sperimentare il Mobility as a Service (MaaS), il sistema di mobilità innovativa che permetterà ai cittadini di usufruire di diversi mezzi di trasporto, pubblico e privato, attraverso un unico canale digitale a supporto di tutte le attività, dalla pianificazione al pagamento del viaggio.
211 Gli interventi di maggior rilievo per il completamento dell’alta velocità/alta capacità ferroviaria riguardano la realizzazione dei principali lotti funzionali della linea Salerno-Reggio Calabria (11,2 miliardi), il completamento della Napoli-Bari (1,4 miliardi), ulteriori lotti funzionali della Palermo-Catania-Messina (1,4 miliardi). Per la Brescia-Padova sono previsti l’attraversamento di Vicenza e la progettazione definitiva del lotto da Vicenza a Padova (4,6 miliardi). Sulla linea Liguria-Alpi gli interventi riguardano il completamento del Terzo Valico dei Giovi (4,0 miliardi) e sulla Verona-Brennero è previsto in particolare l’attraversamento di Trento (0,9 miliardi).
212 Interventi di velocizzazione ed efficientamento interesseranno anche le cosiddette ‘connessioni diagonali’, come la Roma-Pescara (0,6 miliardi), la Orte-Falconara (0,5 miliardi), la Taranto-Metaponto-Potenza-Battipaglia (0,4 miliardi).
213 In tale direzione, si segnalano le riforme relative alla semplificazione e velocizzazione degli iter di valutazione degli interventi per il TPL a impianti fissi (D.L. n.77/2021), delle procedure per l’approvazione del Contratto di Programma RFI e dei processi di approvazione dei progetti ferroviari con una riduzione dei tempi autorizzativi da 11 mesi a 6 mesi (D.L. n. 152/2021).
214 Ci si riferisce in particolare all’estensione delle ‘Linee Guida per la classificazione e gestione del rischio, la valutazione della sicurezza e il monitoraggio dei ponti e delle gallerie esistenti’ alla rete viaria degli enti locali (D.M. n. 493/2021) e all’accelerazione del processo di trasferimento degli obblighi manutentivi delle opere d’arte

60	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

porti, attraverso una revisione e semplificazione delle procedure di programmazione strategica.
Inoltre, il PNRR prevede per il 2022 ulteriori traguardi relativi all’aggiudicazione di appalti per opere strategiche, come le ferrovie ad alta velocità sulle linee Napoli-Bari e Palermo-Catania e lo sviluppo del sistema europeo di gestione del traffico ferroviario (ERTMS) oltre all’approvazione di riforme rilevanti riguardanti l’aumento della competitività e la riduzione dell’impatto ambientale del sistema portuale215.
Il Fondo Complementare al PNRR integra quanto finanziato con le Missioni 2 e 3 accelerando la transizione ecologica attraverso il rinnovo della flotta autobus extraurbana, il rinnovo delle locomotive merci obsolete e il rafforzamento delle reti ferroviarie regionali. È stata inoltre finanziata la strategia nazionale per le aree interne stradali, finalizzata alla messa in sicurezza di oltre 2.000 km di strade ed opere d’arte serventi. Particolarmente sfidante sarà il raggiungimento di emissioni zero nei trasporti marittimi, per i quali si renderanno disponibili motori alimentati a carburanti alternativi e si valuteranno soluzioni a batteria per le tratte brevi verso le isole minori, mentre si prevede una importante opera di elettrificazione dei porti (attuazione del Piano nazionale del ‘cold ironing’ e Green Ports).
In aggiunta agli interventi sopra citati, anche i 36,1 miliardi previsti dalla Legge di Bilancio hanno l’obiettivo di potenziare e modernizzare le infrastrutture e i sistemi di mobilità nazionali nell’ottica dello sviluppo sostenibile, consentendo di estendere lo sforzo di rilancio del Paese avviato con il PNRR alla seconda metà del decennio. Una delle principali novità della Legge di Bilancio è la creazione del ‘Fondo per la strategia di mobilità sostenibile’ dotato di 2 miliardi, che finanzierà iniziative per la trasformazione del sistema dei trasporti nel quadro della lotta al cambiamento climatico e della riduzione delle emissioni climalteranti216. Inoltre, saranno finanziati interventi volti al potenziamento delle infrastrutture ferroviarie, del trasporto rapido di massa e della mobilità locale, alla manutenzione e realizzazione di infrastrutture stradali, ponti e viadotti.
La transizione verso la mobilità sostenibile necessita di una strategia complessiva di tipo pluriennale, che consideri sinergicamente le diverse componenti: sviluppo economico, riduzione delle disuguaglianze territoriali, miglioramento della qualità della vita e del benessere dei cittadini, transizione ecologica e digitale. A questo scopo, nel gennaio 2022, è stata istituita, presso il Ministero delle Infrastrutture e della mobilità sostenibile (MIMS) un’apposita Commissione incaricata di elaborare il nuovo Piano generale dei trasporti e della logistica. L’iniziativa ha l’obiettivo di creare una cornice strategica aggiornata entro cui collocare tutte le politiche pubbliche in materia di mobilità delle persone e delle merci da realizzare nei prossimi anni. Inoltre, è stato istituito il Centro per

___
dei sovrappassi e sottopassi interferenti con le strade principali a soggetti maggiormente in grado di pianificare e manutenere le infrastrutture, come l’ANAS e le società concessionarie autostradali (D.M. n. 485/2021).
215 Accanto all’intervento normativo per la semplificazione delle procedure di pianificazione strategica portuale, già approvato nel 2021, le riforme del 2022 riguardano in particolare la modifica del regolamento relativo alle concessioni portuali e la semplificazione delle procedure di autorizzazione per gli impianti di ‘Cold Ironing’, per l’elettrificazione delle banchine portuali.
216 È stata inoltre definita una roadmap per l’eliminazione dei veicoli più inquinanti utilizzati per il Tpl e la loro sostituzione con mezzi a basso impatto ambientale. In particolare, è stata proibita progressivamente la circolazione dei mezzi Euro 1, Euro 2 ed Euro 3, prevedendo incentivi pubblici per l’acquisto di nuovi autobus (D.l. n. 121/2021).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	61

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

l’Innovazione e la sostenibilità di infrastrutture e sistemi di mobilità (CISMI) con l’obiettivo di trasformare il modo di disegnare e realizzare le politiche per la mobilità, tenendo conto della necessità di fronteggiare la crisi climatica e delle opportunità offerte dall’innovazione tecnologica. Con lo stesso approccio, sempre presso il MIMS è stata istituita la Struttura per la transizione ecologica della mobilità e delle infrastrutture, dedicata all’attuazione del pacchetto Fit for 55 e all’elaborazione di un piano italiano per il raggiungimento degli obiettivi europei di riduzione delle emissioni climalteranti217.
Il contrasto al consumo di suolo e al dissesto idrogeologico
La messa in sicurezza e la valorizzazione delle aree a rischio idrogeologico proteggono l’ambiente, le persone, e le comunità.
In tale ottica, nell’ambito del PNRR (Missione 2 C4 - per un totale di 8,5 miliardi), sono previste azioni specifiche per la tutela del territorio e della risorsa idrica tramite la prevenzione e il contrasto degli effetti dei cambiamenti climatici sui fenomeni di dissesto idrogeologico e sulla vulnerabilità del territorio. In particolare, gli interventi previsti riguardano misure per la gestione del rischio alluvione e per la riduzione del rischio idrogeologico; interventi per la resilienza, la valorizzazione del territorio e l’efficienza energetica dei Comuni; la semplificazione e l’accelerazione delle procedure per l’attuazione degli interventi contro il dissesto idrogeologico.
Un primo passo già attuato nell’ambito del PNRR è rappresentato dall’approvazione del Piano operativo per la realizzazione di un sistema avanzato e integrato di monitoraggio e previsione sull’illecito conferimento di rifiuti, gli incendi e la gestione delle emergenze218.
Il PTE si allinea in questa direzione a questi obiettivi concentrandosi sulle misure di adattamento al cambiamento climatico mediante interventi di contrasto ai dissesti idrogeologici in atto e per aumentare la resilienza dei sistemi naturali e antropici e delle risorse idriche, anche attraverso l’azzeramento del consumo di suolo entro il 2030.
In particolare, per arginare l’erosione costiera saranno messe in cantiere azioni di adattamento basate su soluzioni naturali (nature based solutions) rispetto ai tradizionali interventi strutturali di difesa, anche con obiettivi di contrasto naturale dei fenomeni erosivi. È prevista una pianificazione omogenea su scala nazionale che consenta di valutare i fenomeni in gioco, di prevedere gli scenari futuri, di avviare percorsi volti a favorire i processi di ripascimento naturale e artificiale delle coste, operando a scala di bacino idrografico e rendendo più duraturi e meno onerosi gli effetti degli interventi di difesa delle coste stesse e dei beni esposti.
A tal fine, in un’ottica di collaborazione tra Stato e Regioni, si prevede l’elaborazione di linee guida operative e di pianificazione, volte a rendere

___
217 Nell’ottica della mitigazione e dell’adattamento ai cambiamenti climatici, il MIMS ha pubblicato a febbraio 2022 il rapporto ‘Cambiamenti climatici, infrastrutture e mobilità’ che illustra gli impatti attuali e futuri della crisi climatica sulle infrastrutture e i sistemi di trasporto nazionali e locali, fornendo indicazioni precise sulle strategie da adottare per ridurre i rischi, mitigare l’effetto delle attività economiche sulle emissioni di gas climalteranti, adattare il sistema infrastrutturale alle nuove condizioni climatiche, contribuendo alla definizione di nuove soluzioni e politiche per la mobilità sostenibile.
218 Decreto MITE n. 398 del 29/09/2021.

62	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

omogenee le metodologie di raccolta e di elaborazione delle informazioni e a ottimizzare le tecniche di intervento sul territorio.
Il miglioramento della gestione delle risorse idriche e delle relative infrastrutture
Le strategie di adattamento al cambiamento climatico riguardano anche l’ottimizzazione dell’utilizzo delle risorse idriche (a scopo civile, industriale e agricolo), caratterizzato spesso da elevata frammentazione gestionale e sprechi di risorse. Il PNRR ha destinato 4,38 miliardi per riforme e interventi destinati a infrastrutture per la sicurezza dell’approvvigionamento idrico primario, reti di distribuzione, fognature e depuratori, sistemi per il monitoraggio e la digitalizzazione delle reti e, in particolare, per ridurre in modo consistente le dispersioni idriche in 15.000 km di rete (entro il 2026) e ottimizzare i sistemi di irrigazione nel 15 per cento delle aree agricole. Per la stessa data, sono previste riforme per rafforzare il ‘Piano nazionale degli interventi nel settore idrico’ e rendere più efficiente la gestione delle acque con la formazione di consorzi pubblico-privati a livello sovracomunale. In questa prospettiva, l’opera di potenziamento andrà proseguita anche dopo il 2026, al fine di completare, entro il 2040, gli interventi nelle principali infrastrutture idriche.
Nell’ambito delle riforme previste dal PNRR, è stata semplificata la governance degli interventi sulle infrastrutture idriche219 e, in particolare, è stato rivisto il ‘Piano Nazionale per gli interventi nel settore idrico’, al fine di rendere questo atto di programmazione lo strumento centrale di finanziamento pubblico per gli investimenti nel settore.
La tutela della biodiversità terrestre e marina
In armonia con la Strategia europea per la biodiversità 2030, anche l’Italia si sta dotando della Strategia nazionale 2030, le cui azioni chiave riguardano il rafforzamento delle aree protette e, più in generale, interventi di rinaturalizzazione e soluzioni ‘nature based’. A questo scopo, il PNRR ha allocato 1,69 miliardi, cui si aggiungono ulteriori risorse nazionali ed europee, per l’avvio di alcune misure pilota da completare entro il 2026 e da estendere al 2030 e oltre. I più rilevanti sono: i) la ‘tutela e valorizzazione del verde urbano ed extraurbano’ che prevede una serie di azioni su larga scala rivolte alle 14 città metropolitane con l’obiettivo di mettere a dimora almeno 6,6 milioni di alberi al fine di contribuire a preservare e valorizzare la naturalità diffusa, la biodiversità e i processi ecologici legati a ecosistemi pienamente funzionali; ii) la riduzione dell'inquinamento atmosferico nelle aree metropolitane; iii) la riduzione delle procedure di infrazione sulla qualità dell'aria; iv) recuperare i paesaggi antropizzati, valorizzando le aree interne - in diretta relazione ecologica con le aree urbanizzate- e il sistema di aree protette presenti nelle immediate vicinanze delle aree metropolitane, frenare il consumo di suolo e ripristinare i suoli utili. A questi si aggiungono: la ‘digitalizzazione dei parchi nazionali e delle aree marine protette’, che mira a stabilire procedure standardizzate e digitalizzate per la modernizzazione,

___
219 Questa riforma è stata attuata dall'art. 2, comma 4-bis, del D.L. n. 121/2021 convertito in L. n. 156/2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	63

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

l'efficienza e l'efficace funzionamento delle aree protette nelle loro varie dimensioni (conservazione della natura, semplificazione amministrativa e servizi digitali per i visitatori); la ‘rinaturalizzazione del Po’, per bilanciare i processi morfologici attivi, attraverso l'abbassamento degli argini per la navigazione, divenuti negli anni troppo alti per essere scavalcati dalla portata ordinaria del Po, ma che vengono adeguati per assicurare la rinaturalizzazione del fiume.
Tra il 2022 e il 2026 grazie al Progetto Marine Ecosystem Restoration – anch’esso incluso nel PNRR - verrà mappato e monitorato almeno il 90 per cento dei sistemi marini e costieri di interesse unionale con l’obiettivo di individuare le aree da sottoporre a misure di tutela spaziale sia all’interno delle acque territoriali sia nelle acque di giurisdizione oltre le 12 miglia. Con l’individuazione di aree da sottoporre a misure di conservazione si risponde alla richiesta della Strategia Europea della Biodiversità di portare al 30 per cento l’estensione delle aree protette, di cui il 10 per cento con forme rigorose di protezione, entro il 2030. L’altro fondamentale obiettivo del progetto consiste nella realizzazione di un elevato numero di interventi di restauro ambientale negli habitat di interesse comunitario particolarmente degradati, utilizzando le tecniche e gli strumenti più aggiornati sia per quanto concerne gli interventi di restoration attiva, sia nella predisposizione delle attività di controllo e riduzione delle pressioni antropiche consentendone il naturale ripristino.
L’economia circolare
In linea con gli obiettivi del Piano d’azione per l’economia circolare adottato dalla Commissione europea nel marzo del 2020, nel PNRR sono previsti investimenti mirati alla realizzazione di nuovi impianti di gestione rifiuti220, all’ideazione di progetti di economia circolare, alla creazione di isole verdi, alla realizzazione di green communities in territori rurali e di montagna e alla diffusione nella cittadinanza di una maggiore consapevolezza dei temi ambientali. Per realizzare tali iniziative sono state previste tre riforme strategiche, tutte in itinere e da realizzarsi entro il primo semestre 2022: l’aggiornamento della Strategia nazionale per l’Economia Circolare221, l’adozione del Programma nazionale per la gestione dei rifiuti222, il Programma Nazionale di prevenzione dei rifiuti223 e il supporto tecnico alle autorità locali attraverso il Piano di azione per lo sviluppo di capacità locali224. Questi progetti andranno estesi e consolidati oltre l’orizzonte del 2026, con tappe sempre più stringenti che prevedono il dimezzamento dei rifiuti di plastica in mare, dei rifiuti urbani e la riduzione del 30 per cento delle microplastiche rilasciate nell’ambiente entro il 2030.

___
220 Un primo passo importante si è compiuto con l’adozione dei decreti del MITE n. 396 e 397 del 28 settembre 2021, uno relativo alla realizzazione o ammodernamento di impianti di gestione dei rifiuti urbani, l’altro alla realizzazione o ammodernamento di impianti di gestione dei RAEE, carta e cartone, plastiche e rifiuti tessili.
221 La relativa consultazione pubblica si è conclusa il 30 novembre 2021.
222 Di cui all’art. 198bis del D.Lgs n. 152/2006.
223 Ai sensi dell’art. 180 del D.Lgs n. 152/2006.
224 Il target prevede che entro il secondo trimestre 2022 venga approvato l'accordo per lo sviluppo del piano d'azione per la creazione di capacità a sostegno degli enti locali.

64	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

L’agricoltura sostenibile
Il tema dell’agricoltura sostenibile declinato in tutela del paesaggio, promozione turistica, sostenibilità ambientale ha ricadute rilevanti per la crescita e per il rilancio di molte aree del Paese a rischio di abbandono. A tal fine il Governo – principalmente nel PNRR - prevede azioni mirate all’innovazione e alla competitività del sistema agricolo con un approccio di sostenibilità, garantendo la diversificazione energetica tramite una maggiore e più rapida diffusione degli impianti ad energia rinnovabile.
In questo ambito sono state adottate misure per lo sviluppo delle agro-energie, con particolare riferimento all’agri-solare, che consente di incrementare la capacità di generazione di energia elettrica fotovoltaica, senza consumo di suolo, utilizzando i tetti degli edifici agricoli e agroindustriali. Il PNRR ha destinato 1,5 miliardi al Parco Agrisolare e numerose risorse anche all’agrivoltaico (1,1 miliardi), al biogas e al biometano (1,98 miliardi).
Compito del settore è anche costruire un sistema alimentare sostenibile dando impulso alle coltivazioni rispettose dell’ambiente. A tal fine, una parte delle risorse del fondo complementare al PNRR a favore dei contratti di filiera (1,2 miliardi di euro) sono riservate alle coltivazioni biologiche. Inoltre, il Piano Strategico Nazionale assicura un ulteriore impulso al settore biologico, con l’obiettivo di convertirvi almeno il 25 per cento delle superfici agricole e prevedendo risorse complessive per 2,5 miliardi.
L’attività di promozione e tutela della biodiversità degli ecosistemi nonché di contrasto al dissesto idrogeologico si esplica, in questo settore, attraverso l’attuazione della Strategia Forestale Nazionale, un nuovo strumento che si pone l’obiettivo di rafforzare e salvaguardare il patrimonio forestale, quale eccellenza italiana, sia in termini di produzione, sia di implementazione dell’economia circolare e della sostenibilità. A tale scopo, il Governo, con la legge di bilancio per il 2022, ha stanziato risorse pari a 420 milioni fino al 2032.

In linea prospettica, il Governo ritiene che il processo di transizione ecologica debba contare sul più ampio volume possibile di risorse disponibili, al fine di massimizzare l’impatto degli investimenti e accelerare il processo di trasformazione a livello nazionale e locale. Ai fondi del PNRR si affiancheranno quindi i fondi della coesione europea e nazionale e i fondi di bilancio ordinario gestiti dalla PA centrale e dagli enti territoriali. Contemporaneamente, verrà promossa l’attivazione di ulteriori investimenti da parte degli operatori privati, anche attraverso forme di partenariato pubblico-privato.
La transizione ecologica deve essere realizzata con la partecipazione di tutti i cittadini. Per diffondere una maggiore consapevolezza delle criticità ambientali e degli scenari di cambiamento climatico e le relative conseguenze, tramite il PNRR, saranno sviluppate azioni di comunicazione e educazione finalizzate all’adozione di stili di vita e consumi più sostenibili a livello di individui, famiglie e comunità.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	65

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Un sistema sanitario più efficiente, resiliente e inclusivo
La pandemia ha evidenziato il grande valore del Servizio Sanitario Nazionale (SSN), ma ne ha anche messo in luce alcuni limiti e vulnerabilità. In particolare, sono emerse significative disparità territoriali nell’erogazione dei servizi, soprattutto in termini di prevenzione e assistenza sul territorio, tempi di attesa e grado di integrazione tra servizi ospedalieri, servizi territoriali e servizi sociali.
Per fronteggiare la situazione di emergenza si è reso necessario un elevato dispendio di risorse finanziarie e strumentali225, ma è stata anche stimolata la crescita della sanità digitale, mostrandone le enormi potenzialità. Le restrizioni alla circolazione delle persone hanno accresciuto la consapevolezza dell’importanza di una trasformazione digitale del processo di prevenzione, accesso, cura e assistenza e quindi di un adeguato sfruttamento delle tecnologie più avanzate, dello sviluppo di elevate competenze digitali, professionali e manageriali, della creazione di nuovi processi per l’erogazione delle prestazioni e delle cure e di un più efficace collegamento fra la ricerca, l’analisi dei dati, le cure e la loro programmazione a livello di sistema.
In Italia la spesa sanitaria è stata per lungo tempo inferiore alla media UE, ma le misure emergenziali hanno contribuito a un consistente incremento del livello del finanziamento del SSN. Le CSR del 2020 richiamano la necessità di rafforzare la resilienza e la capacità del sistema sanitario (in termini di risorse umane e infrastrutture) e di migliorare il coordinamento tra autorità nazionali e regionali.
Al fine di ridurre i divari regionali in ambito sanitario è in corso di approvazione il Programma nazionale ‘Equità nella Salute’226 che mira a favorire l’accesso ai servizi sanitari e sociosanitari delle fasce della popolazione in condizioni di difficoltà nelle sette Regioni del Mezzogiorno - Basilicata, Calabria, Campania, Molise, Puglia, Sardegna e Sicilia - che hanno maggiori difficoltà ad erogare le prestazioni di assistenza, soprattutto alle fasce più vulnerabili227. Il Programma indica quattro priorità di intervento: i) contrasto della povertà sanitaria, per migliorare l’accesso ai servizi sanitari e sociosanitari da parte delle persone vulnerabili, anche con l’erogazione gratuita di farmaci non rimborsati e dispositivi medici extra - livelli essenziali di assistenza (LEA); ii) salute mentale; iii) salute di genere, per l’identificazione di percorsi integrati di assistenza attenti alle differenze di genere; iv) maggiore copertura degli screening oncologici.
Migliorare le capacità infrastrutturali del sistema sanitario è essenziale per rafforzare l’equità del sistema stesso e per accrescere l’accesso alle prestazioni sanitarie. Questo tema è particolarmente urgente se si tiene conto che nel 2020, in Italia, quasi 1 cittadino su 10 ha dichiarato di aver rinunciato - per motivi legati a difficoltà di accesso - a visite o accertamenti, pur avendone bisogno. Nel 2019 la quota era pari al 6,3 per cento, il che indica che il dato del 2020 è legato alle

___
225 Nel DEF si rileva che la spesa sanitaria nel 2020 è cresciuta del 6,1 per cento rispetto all’anno precedente, arrivando a circa 123 miliardi. Il nuovo livello del fabbisogno sanitario nazionale, che rappresenta il finanziamento complessivo della sanità pubblica e accreditata in Italia, è stato fissato dalla Legge di Bilancio per il 2022 in 124.061 milioni per il 2022, 126.061 milioni per il 2023 e 128.061 milioni per il 2024.
226 Finanziato dalla CE con i fondi FESR e FSE+ della Programmazione della politica di coesione 2021 - 2027.
227 Il Programma prevede risorse per 625 milioni da aggiungersi a quelle già stanziate per i progetti del PNRR.

66	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

restrizioni imposte per contenere i contagi durante la pandemia e all’effetto di spiazzamento di altre terapie causato dalla creazione di reparti anti-Covid228.
Alcune misure varate con il DL ‘Rilancio’ hanno comunque limitato gli impatti negativi dell’epidemia sull’accesso al SSN, consentendo il rinnovo dei piani terapeutici in scadenza, semplificando la distribuzione dei farmaci e le procedure di rinnovo delle prescrizioni mediche dei farmaci essenziali. Con lo stesso decreto, che ha finanziato l’incremento di posti-letto di terapia intensiva e subintensiva229 è stato avviato il rafforzamento strutturale degli ospedali nel SSN, mentre il DL ‘Sostegni bis’ prima e la Legge di Bilancio per il 2022 poi, sono intervenuti in materia di liste di attesa per l’accesso alle prestazioni sanitarie. La Legge di Bilancio per il 2022 agisce anche nel settore dell’assistenza territoriale, incrementando in via permanente il livello del finanziamento per coprire i maggiori costi relativi al fabbisogno aggiuntivo di personale e per potenziare l’assistenza sul territorio attraverso l’implementazione di ulteriori standard organizzativi, quantitativi, qualitativi e tecnologici rispetto a quelli previsti dal PNRR. Inoltre, alle persone in condizioni di non autosufficienza viene garantito l’accesso ai servizi sociali e sociosanitari per una valutazione multidimensionale dei bisogni attraverso punti unici di accesso (PUA) la cui sede operativa è situata presso le Case della comunità.
La Legge di Bilancio per il 2022 ha, infine, previsto finanziamenti per interventi in materia di edilizia sanitaria e di ammodernamento tecnologico del patrimonio sanitario pubblico230.
Sulla scorta dell’esperienza acquisita nel periodo più difficile della crisi, il PNRR ha dedicato una intera Missione al settore sanitario (con circa 20,23 miliardi a disposizione nel periodo 2021-2026, comprese le risorse del REACT UE e quelle del Fondo Complementare) concentrandosi in particolare su due aspetti prioritari: reti di prossimità, strutture intermedie e telemedicina per l’assistenza sanitaria territoriale; innovazione, ricerca e digitalizzazione del servizio sanitario nazionale. Gli investimenti previsti entro il 2026 potenzieranno i servizi assistenziali territoriali consentendo un’effettiva esigibilità dei LEA da parte di tutti gli assistiti. Tra gli obiettivi previsti spicca quello di superare la frammentazione e il divario tra i diversi sistemi sanitari regionali e riuscire così a raggiungere il 10 per cento degli assisiti ultrasessantacinquenni tramite assistenza domiciliare integrata in ogni Regione231. In tale ottica muoverà la riforma dell’assistenza territoriale232, che definirà requisiti e standard organizzativi, qualitativi e di personale unitari per l’assistenza territoriale, per il monitoraggio degli investimenti regionali per le strutture e le

___
228 ISTAT, Rapporto BES 2020. Prima dell’epidemia, l’andamento dell’indicatore aveva fatto registrare un calo in tutto il territorio nazionale, passando dall’8,1 per cento nel 2017 al 6,3 per cento nel 2019. La flessione era stata registrata in tutte le Regioni, e in misura maggiore nel Mezzogiorno (7,5 per cento rispetto al 5,1 per cento del Nord nel 2019).
229 In attuazione all’art. 2 del D.L. n. 34 del 2020 a ottobre 2021 il Decreto Direttoriale n. MDS-DGPROGS-84 ha previsto l’adozione del ‘Piano di riorganizzazione approvato dal Ministero della Salute/Regioni italiane’, relativo ai piani di riorganizzazione presentati dalle Regioni e dalle Province Autonome, volti a rafforzare la capacità delle strutture ospedaliere del SSN ad affrontare le emergenze pandemiche.
230 L’importo è stato incrementato di ulteriori 2 miliardi.
231 Per il rafforzamento dell’assistenza sanitaria territoriale, l’Intesa in Conferenza Stato-Regioni e PP.AA del 12 gennaio 2022 ha ripartito fra le Regioni e le Province autonome le risorse per i progetti del PNRR e del Piano complementare. Per gli ospedali di comunità sono state finalizzate risorse pari a 1 miliardo. Inoltre, il Ministero della salute, nella Relazione sull’attuazione del PNRR del dicembre 2021, chiarisce che si è proceduto all’individuazione dei siti idonei per la realizzazione degli Ospedali di Comunità.
232 DM 71 ‘Modelli e standard per lo sviluppo dell’assistenza nel territorio’.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	67

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

attività del distretto sociosanitario (Case della Comunità, Assistenza Domiciliare Integrata, Ospedali di Comunità).
Per garantire un miglior livello di assistenza sanitaria a tutti i cittadini, nella Missione 6 del PNRR sono previsti inoltre importanti progetti che permetteranno l’innovazione tecnologica e digitale del SSN, attraverso la sostituzione delle tecnologie sanitarie obsolete negli ospedali, con l’ammodernamento del parco tecnologico e digitale, la sicurezza strutturale degli edifici e il potenziamento dei sistemi informativi e degli strumenti digitali sanitari. Il miglioramento dei servizi digitali riguarderà in modo particolare l'armonizzazione e la diffusione del Fascicolo Sanitario Elettronico (FSE), per garantire piena accessibilità in tutte le Regioni, sia da parte degli assistiti che degli operatori sanitari, alle sue funzioni chiave233.
Si potenzieranno poi le piattaforme nazionali (quali quelle della telemedicina) in modo da assicurare strumenti di programmazione, gestione e controllo uniformi in ogni territorio. Ciò potrà avvenire attraverso il finanziamento di progetti che consentano interazioni medico-paziente a distanza (diagnostica e monitoraggio); la creazione di una piattaforma nazionale per lo screening di progetti di telemedicina; il finanziamento di iniziative di ricerca sulle tecnologie digitali in materia di sanità e assistenza234.
La sempre crescente disponibilità di dati sanitari abbinata alle sofisticate tecniche di machine learning e intelligenza artificiale abiliterà il modello previsionale non solo a implementare gli scenari di simulazione predefiniti, ma anche ad ‘agire proattivamente’ nell’individuazione di fenomeni sanitari e serie storiche di dati, intercettando dinamiche anomale e/o fenomeni da attenzionare e approfondire. Rientra nel PNRR anche il Piano ‘Sanità connessa’ che prevede la realizzazione entro il 2026 di infrastrutture digitali all’avanguardia anche nelle strutture sanitarie (per dettagli si veda il paragrafo ‘Digitalizzazione e infrastrutture per le comunicazioni avanzate’).
La resilienza del SSN è legata, in termini di offerta, al personale medico e infermieristico, che negli ultimi dieci anni si è fortemente ridimensionato (nella componente a tempo indeterminato) richiedendo – nel periodo emergenziale – l’utilizzo di procedure straordinarie di reclutamento. Un’innovazione rilevante, in tal senso, è l’introduzione della laurea abilitante con cui si facilita l’accesso alla professione medica incrementando, al contempo, l’offerta di personale. In tale contesto, nell’ambito del PNRR, sono stati stanziati oltre 700 milioni per la formazione di professionisti sanitari235.
A dicembre 2021 è stato conseguito un primo importante traguardo del PNRR con l’adozione del Piano di riorganizzazione delle strutture sanitarie per

___
233 In particolare, si potenzieranno i punti di accesso nella fruizione di servizi e base dati, per cittadini e professionisti, e saranno fornite informazioni cliniche omogenee che tracciano l’intera storia clinica del paziente. Il Piano mette inoltre al centro l’interoperabilità, affinché i vari sistemi regionali si possano scambiare dati e documenti, attraverso la piattaforma nazionale di interoperabilità.
234 Il 15 dicembre 2021 il Comitato interministeriale per la transizione digitale ha avviato l’iniziativa di realizzazione della piattaforma nazionale di telemedicina, che gestirà i servizi nazionali abilitanti per l’adozione nei territori dei servizi di telemedicina.
235 Queste risorse finanziano, per l’anno 2021, 4.200 contratti di formazione medico specialistica aggiuntivi rispetto ai 13.200 contratti già finanziati con fondi statali; 900 borse aggiuntive per la formazione dei medici di medicina generale per i trienni formativi 2021-2024, 2022-2025 e 2023-2026, per un totale di 2700 borse; un piano straordinario di formazione sulle infezioni ospedaliere rivolto a circa 294.000 professionisti sanitari e un corso di formazione, rivolto a 4.500 manager e middle manager del SSN, per il rafforzamento delle competenze manageriali e digitali dei professionisti.

68	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

l’emergenza pandemica, con cui viene reso operativo il processo di adeguamento dei sistemi sanitari regionali avviato dalle Regioni nel 2020.

I numerosi progressi che sono stati realizzati in questo ambito hanno modificato, in alcuni casi in maniera radicale, il servizio sanitario in Italia. Molti passi restano da compiere, ma una corretta attuazione degli investimenti e delle riforme previste nel PNRR potranno dotare il Paese di un sistema assistenziale capillare e moderno. In futuro queste misure dovranno essere accompagnate da una attenzione costante al capitale umano, in coerenza con i fabbisogni, favorendo l’incremento del personale sanitario, anche a livello territoriale, potenziando la formazione e valorizzando gli specializzandi all’interno delle reti assistenziali.
La rapida attuazione degli investimenti in edilizia e tecnologie sanitarie dovrà essere costantemente monitorata e accompagnata da investimenti immateriali come la promozione della ricerca sanitaria. Per dare risposta alla domanda di assistenza dei cittadini e accrescere la resilienza del sistema sarà necessario puntare sempre più su una sanità di ‘prossimità’ anche sfruttando la diffusione delle nuove tecnologie.
Inoltre, al fine di salvaguardare la rete di prossimità rappresentata dalle farmacie italiane, a partire dalle zone interne, montane e a più bassa redditività, sarà valutato un nuovo metodo di calcolo della remunerazione delle farmacie per la dispensazione del farmaco nell’ambito del Servizio sanitario nazionale.
Tale metodo di remunerazione – da implementare in coerenza con i vincoli di finanza pubblica e tenendo conto degli esiti della sperimentazione di cui all’articolo 20 del decreto-legge 22 n. 41, marzo 2021 – potrà accompagnare lo sviluppo di una moderna idea di farmacia che, insieme alla dispensazione di farmaci, si trasformi, sempre di più, in “farmacia dei servizi”, ovvero un luogo di riferimento dove erogare assistenza e servizi.
È infine da segnalare che la tutela della salute ha rappresentato un argomento centrale nei lavori della Presidenza italiana del G20. Il riconoscimento dello sforzo globale posto in essere per il contrasto della pandemia ha portato all'ulteriore riconoscimento della ‘One Health’ (o Salute Globale) quale obiettivo da perseguire, con finalità di prevenzione, tutela e contrasto, in risposta alle emergenze sanitarie odierne e future nell'ambito globale e locale. L'Italia proseguirà il proprio impegno nel favorire l'accesso equo ed universale alle vaccinazioni più urgenti e necessarie, tra cui quelle contro il COVID-19, anche da parte dei Paesi più fragili, attraverso la costante e attiva partecipazione ai lavori delle organizzazioni e delle iniziative nel campo della Salute Globale.
Inclusione sociale, parità di genere e coesione territoriale
La Commissione europea, nell’Annual Sustainable Growth Survey (ASGS) 2022 ha sottolineato come la crisi epidemiologica abbia comportato un impatto di entità differente tra i diversi gruppi sociali, colpendo in maniera particolare le donne, i giovani, i lavoratori con minori competenze professionali e i lavoratori immigrati. Tale asimmetria è percepibile anche a livello territoriale: alcune Regioni, tra cui quelle più dipendenti dal turismo, hanno subito maggiori perdite. Secondo l’ISTAT, a causa della pandemia la povertà assoluta è tornata a crescere, raggiungendo il livello più elevato dal 2005, passando a toccare dai 4,6 milioni di individui del 2019

MINISTERO DELL’ECONOMIA E DELLE FINANZE	69

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

agli oltre 5,6 milioni del 2020. Inoltre, la povertà è maggiore al Sud, dove l’incidenza del fenomeno tocca il 9,4 per cento delle famiglie e sale al 26,7 per cento tra le famiglie di soli stranieri.
In questo contesto di aggravamento dei fenomeni di esclusione sociale e dei divari territoriali, i punti di riferimento dell’azione governativa sono, ancora una volta europei. Come ricordato dalla proposta della Commissione per il Joint Employment Report (JER) del 24 novembre 2021, il Pilastro europeo dei diritti sociali e il relativo Piano di Azione della Commissione europea del marzo 2021 oltre a fissare nuovi e ambiziosi target per l’impiego, hanno stabilito l’obiettivo europeo di diminuire entro il 2020 di almeno 15 milioni il numero di individui a rischio povertà o esclusione sociale.
Il Piano d'azione UE per l'integrazione e l'inclusione 2021-2027 aiuta a declinare queste sfide per i cittadini migranti e con background migratorio.
L’idea di fondo è che l’inclusione sociale, la parità di genere e la coesione territoriale rappresentano elementi fondamentali per la modernizzazione del sistema economico dell’UE e la transizione verso un’economia sostenibile e digitale.
Con l’introduzione del Reddito di inclusione (ReI) prima e del Reddito di cittadinanza (RdC) poi, l’Italia si è allineata agli altri Paesi europei nel fornire con un unico strumento la garanzia di un reddito minimo e la possibilità di inserimento nel mercato del lavoro. A quasi tre anni dalla sua introduzione, il RdC ha fornito sostegno per chi non ha un lavoro, ma ha incontrato più difficoltà ad agire come meccanismo per l'individuazione di un nuovo impiego. L’INPS, infatti, sottolinea che il 70 per cento dei beneficiari che hanno iniziato a percepire il reddito di cittadinanza tra aprile e giugno del 2019 è risultato essere ancora destinatario dell'assegno nel secondo semestre del 2021. Nei primi tre anni di applicazione della misura, sono stati oltre 2 milioni i nuclei familiari, pari a 4,65 milioni di persone coinvolte, che hanno ricevuto il pagamento di almeno una mensilità, per un'erogazione totale di quasi 20 miliardi.
Il Reddito di Emergenza236 (REM), introdotto nel 2020 alla fine della prima fase della pandemia, per sostenere i nuclei familiari in condizione di disagio economico rimasti esclusi dalle altre misure di sostegno previste dai decreti legge anticrisi (essenzialmente, integrazioni salariali e indennità una tantum) è stato pensato e configurato come un RdC semplificato, di importo inferiore, caratterizzato da vincoli meno stringenti per quanto riguarda i requisiti di residenza237 e di tipo economico-patrimoniale e svincolato dagli obblighi connessi con le politiche attive. Sulla base dei dati INPS, i trasferimenti erogati sotto forma di REM nel 2021 corrispondono a 2,2 miliardi (830 milioni nel 2020), interessando mediamente 570.000 nuclei nei sette mesi in cui è stato concesso. L’importo medio delle erogazioni si è attestato a 541 euro, in lieve calo rispetto al 2020 (550 euro).
Con la Legge di Bilancio per il 2022 il RdC viene rifinanziato fino al 2029 aumentando i controlli in ottica di contrasto alle frodi e permettendo al percettore

___
236 Inizialmente previsto per sole due mensilità, il REM è stato successivamente esteso e in parte modificato dal D.L. n. 104/20202 (cosiddetto decreto di agosto), dal D.L. n. 137/20203 (decreto Ristori), dal D.L. n. 41/20214 (decreto Sostegni) e, da ultimo, dal D.L. 73/20215 (decreto Sostegni bis).
237 Si pensi ad esempio al recupero, nella platea, di una quota di stranieri del 24,6 per cento, pari al doppio di quella che ha fruito del Rdc nel medesimo periodo e di una quota (pari al 30 per cento, contro il 20 per cento del Rdc) di cittadini occupati fruitori. Fonte: UBP, ‘Il Reddito di emergenza a un anno dalla sua introduzione’, giugno 2021.

70	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

di rifiutare fino a un massimo di due offerte lavorative238. Vengono inoltre stanziate risorse per far fronte agli oneri di funzionamento dei centri per l’impiego anche con riguardo alle attività connesse alle politiche attive del lavoro e si dispone che i Comuni siano tenuti a impiegare almeno un terzo dei percettori di RdC nell’ambito dei progetti utili alla collettività.
È infine da segnalare, sempre sul lato del sostegno al reddito, che, grazie alla combinazione di due importanti riforme entrate in vigore nel 2022, ovvero la riforma dell’IRPEF e quella dell’assegno unico e universale per le famiglie con figli sotto i 21 anni di età, si prevede un aumento del reddito annuo fino a oltre 1.900 euro aggiuntivi per i nuclei familiari più svantaggiati, con un’incidenza dell’11,6 per cento sul reddito lordo (cfr. paragrafo sulla ‘Riforma del sistema fiscale’).
Il fenomeno del lavoro irregolare e in particolare del lavoro sommerso è una caratteristica strutturale del mercato del lavoro italiano e coinvolge principalmente i soggetti più fragili e vulnerabili come i migranti, le donne e i minori239. Entro la fine del 2022 dovrà essere adottato un Piano d’azione nazionale volto a rafforzare la lotta al lavoro sommerso nei diversi settori dell’economia.
Il Piano comprenderà una serie di azioni, in parte già avviate, che mediante il coinvolgimento di vari attori rilevanti secondo un approccio interistituzionale, punterà a contrastare il ricorso al lavoro sommerso240. Sarà quindi riprodotto l’approccio già utilizzato per il settore agricolo che ha portato all’adozione del ‘Piano triennale di contrasto allo sfruttamento lavorativo in agricoltura e al caporalato’ (2020-2022) ampliandolo ad altri settori economici.

Sempre con l’obiettivo di prevenire il fenomeno del lavoro sommerso e di migliorare la qualità dell’occupazione - in considerazione del forte impulso dato al settore con i bonus legati all’edilizia e con i numerosi progetti infrastrutturali previsti nel PNRR e nel Piano Complementare- il Governo ha introdotto requisiti più rigorosi per i datori di lavoro del settore delle costruzioni sulle certificazioni necessarie per esercitare l’attività. Tra questi, si segnalano il rafforzamento del ‘DURC di congruità’ e l'applicazione dei bonus solo a quelle imprese che utilizzano i contratti collettivi pertinenti, ossia, quelli sottoscritti dalle associazioni sindacali e datoriali più rappresentative del settore delle costruzioni.
Per quanto riguarda invece lo specifico aspetto dell’aiuto all’inserimento nel mondo lavorativo, il PNRR prevede investimenti (per un volume di 600 milioni) tesi a rafforzare ulteriormente i Centri per l'Impiego (CPI) con attività che

___
238 Con Legge di Bilancio per il 2022, art. 1 co. 73-86, vengono posti correttivi alla definizione del beneficio e modificato il numero massimo delle offerte di lavoro che il beneficiario può ricevere ai fini della accettazione (due anziché tre). Inoltre, l’offerta non è più determinata in funzione della durata di fruizione del beneficio del Rdc, ed è definita congrua se la posizione offerta si colloca entro ottanta chilometri di distanza (anziché cento, come attualmente previsto) dalla residenza del beneficiario o è comunque raggiungibile nel limite temporale massimo di cento minuti con i mezzi di trasporto pubblici, se si tratta di prima offerta ovvero, ovunque collocata nel territorio italiano se si tratta di seconda offerta. Viene infine abrogato il limite temporale di dodici mesi di fruizione del beneficio.
239 ISTAT- L’economia non osservata nei conti nazionali – 2018.
240 Per l’attuazione del Piano è stato istituito presso il MLPS un apposito Tavolo tecnico con il compito, fra l’altro, di indicare le misure più idonee per un efficace contrasto al lavoro sommerso, delineare una strategia di indirizzo dell’attività ispettiva, effettuare una ricognizione delle analisi e dei dati più recenti riguardanti il fenomeno del lavoro sommerso, studiare forme di denuncia da parte dei lavoratori e favorire il dialogo e la collaborazione con le parti sociali. Esso dovrà concludere i lavori entro il 15 ottobre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	71

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

comprenderanno un upgrade del sistema IT per l'interoperabilità con gli altri sistemi, la formazione degli addetti dei CPI, la comunicazione istituzionale e il rinnovo e la ristrutturazione dei locali dove sono ospitati i CPI. Sempre in ambito di politiche attive, come si è detto, sono già stati raggiunti nell’ultimo trimestre del 2021 due importanti traguardi fissati dal PNRR: l’approvazione del programma ‘Garanzia di occupabilità dei lavoratori’ (GOL) e del Piano Nazionale nuove competenze (cfr. paragrafo ‘Politiche per la facilitazione dell’incontro della domanda e dell’offerta di lavoro’).
L’altro obiettivo da perseguire per uno sviluppo inclusivo è l'aumento della partecipazione delle donne al mondo del lavoro, in particolare supportandone l'attività imprenditoriale. Il PNRR prevede di: rimodulare gli attuali sistemi di sostegno all'imprenditoria femminile per aumentare la loro efficacia; agevolare la realizzazione di progetti imprenditoriali già stabiliti e operanti; supportare le start up femminili attraverso attività di mentoring e assistenza tecnico-manageriale; creare, con una mirata attività comunicativa, un clima favorevole all'imprenditorialità femminile. Nel 2021 è stato finanziato il ‘Fondo Impresa Donna’241 con 160 milioni, per garantire il finanziamento di iniziative imprenditoriali facendo leva, tra l’ altro, su strumenti già esistenti come NITO (Nuove Imprese a Tasso Zero) e il progetto ‘Smart&Start’ per le start up altamente innovative.
È inoltre in corso la definizione di un ‘Sistema nazionale di certificazione della parità di genere’ che accompagni e incentivi le imprese a adottare policy adeguate a ridurre il divario di genere in tutte le aree maggiormente critiche. Va infine segnalato il recente inserimento, nell’ambito delle procedure per la stipulazione di contratti pubblici finanziati, in tutto o in parte, con le risorse del PNRR e dal Piano complementare, di disposizioni relative all’introduzione, nei bandi di gara, di criteri orientati verso gli obiettivi di parità di genere come requisiti necessari e premiali delle offerte242.
Sempre nel PNRR sono previsti investimenti per 4,6 miliardi per espandere l'offerta di assistenza all'infanzia al fine di facilitare la conciliazione vita-lavoro per i genitori, contribuendo all’aumento dell’occupazione femminile. L'obiettivo è di aumentare i posti disponibili negli asili e nelle scuole materne di almeno 260 mila nell’ottica di raggiungere gli obiettivi europei (c.d. Obiettivi di Barcellona) in relazione all'offerta di assistenza all'infanzia. È previsto anche un investimento aggiuntivo di 1 miliardo per aumentare di almeno mille unità il numero di scuole che offrono l'istruzione a tempo pieno.
Per quanto riguarda le politiche per le pari opportunità si segnala la presentazione nel corso del 2021 della prima Strategia nazionale per la parità di genere 2021-2026 - in linea con l’omonima Strategia europea 2020-2025 - e il nuovo Piano strategico nazionale sulla violenza maschile contro le donne, oltre alla istituzione, con la Legge di Bilancio per il 2022, di una Cabina di regia interistituzionale contro la violenza sessuale e di genere e di un Osservatorio nazionale per l’integrazione delle politiche per la parità di genere.

___
241 Decreto del Ministro dello Sviluppo Economico, di concerto con il Ministro dell'Economia e delle Finanze e con il Ministro per le Pari Opportunità e la Famiglia del 30 settembre 2021 e Decreto integrativo del Ministro dello Sviluppo Economico e del Ministro per le Pari Opportunità e la Famiglia del 24 novembre 2021.
242 Art. 47 del D.L. 31 maggio 2021, n. 77.

72	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Venendo al tema delle politiche generazionali, sebbene i recenti dati ISTAT registrino un generale miglioramento, il tasso di disoccupazione giovanile nella fascia tra i 15 e i 24 anni nel nostro Paese, a dicembre 2021, era ancora al 26,8 per cento (in calo rispetto al 27,5 per cento di novembre) attestandosi al terzultimo posto in Europa. In Italia, inoltre, Il numero di Neet (i giovani che non studiano, non lavorano e non si formano) nella fascia d'età 15-34 anni supera i 3 milioni, con una prevalenza femminile, pari a 1,7 milioni.
L’individuazione di metodi e programmi per impegnare in modo efficace il maggior numero possibile di giovani Neet costituisce parte integrante dell’agenda del Governo e rientra tra gli obiettivi del PNRR, attraverso interventi suddivisi in tre macrofasi - emersione, ingaggio e attivazione - e l’utilizzo di un approccio metodologico ispirato ai modelli dell’innovazione sociale.
Gli strumenti per sviluppare queste fasi sono rappresentati dalla Garanzia Giovani rinforzata, dagli sportelli giovani nei Centri per l'impiego e dalla campagna informativa itinerante del Dipartimento per le politiche giovanili, dal Servizio civile universale, dal portale GIOVANI2030 nonché dai programmi europei gestiti dall’Agenzia Nazionale per i giovani, così come dal Piano nazionale pluriennale (2021-2027) sull'inclusione dei giovani con minori opportunità.
Per favorire un maggiore coordinamento e integrazione delle politiche in favore dei giovani è stato inoltre istituito il Tavolo interministeriale su pandemia, disagio giovanile e Neet. Il Tavolo ha finora elaborato diverse iniziative, alcune delle quali realizzate nell’immediato e confluite nei provvedimenti adottati dal Governo, nonché proposte operative di breve e medio periodo. Nel mese di gennaio 2022 è stato infine adottato il Piano ‘Neet Working’243 per l’emersione e l’orientamento dei giovani inattivi, con l’intento di ridurre il numero di giovani Neet, agendo, al contempo, sulle cause sociali e culturali sottostanti.
Gli investimenti nella manovra di bilancio a sostegno dei giovani raggiungono complessivamente 1,031 miliardi e si muovono su più fronti. In particolare, sono stati finanziati servizi di supporto psicologico nelle istituzioni scolastiche per i disagi derivanti dall'emergenza sanitaria, sono stati istituiti il Fondo permanente per il contrasto del fenomeno del bullismo e del cyberbullismo presso il Ministero dell'Istruzione (2 milioni) e il Fondo per la prevenzione e il contrasto delle dipendenze comportamentali e da sostanze tra le giovani generazioni (presso il Dipartimento per le politiche antidroga) con una dotazione di 2 milioni per ciascuno degli anni 2022 e 2023. È stata inoltre incrementata di 500 mila euro la dotazione per il Consiglio nazionale dei giovani244. È comunque da sottolineare che il PNRR considera le politiche per la riduzione del gap generazionale una priorità trasversale e sono previsti investimenti a supporto dei giovani in tutte le missioni (cfr. paragrafo ‘Istruzione e formazione’).
Le iniziative adottate a sostegno delle giovani generazioni sono monitorate dal Comitato per la valutazione dell’impatto generazionale delle politiche pubbliche

___
243 Adottato con decreto dei Ministri per le politiche giovanili e del lavoro e delle politiche sociali del 19 gennaio 2022.
244 Le risorse destinate alle misure a favore dei giovani, rappresentano così il 113,4 per cento sul totale complessivo delle spese per le innovazioni legislative della manovra. Di questo ammontare, una quota pari a 709,4 milioni è destinata a provvedimenti idonei a incidere direttamente sul divario generazionale, in quanto rivolti esclusivamente ai giovani. I restanti 322,2 milioni riguadagno misure che sono destinate principalmente e non esclusivamente a giovani tra i 16 e i 35 anni.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	73

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

(COVIGE)245 che risponde all’esigenza di migliorare l’efficienza, l’efficacia e la qualità delle politiche pubbliche destinate alla fascia di popolazione giovanile.
Oltre alle misure a sostegno dell’autonomia abitativa dei giovani246, è prevista la presentazione di un disegno di legge delega per la definizione, lo sviluppo e il coordinamento tra i diversi livelli di governo delle politiche giovanili, con il quale è state disposta, tra l’altro, l’adozione del Piano Nazionale per le Giovani generazioni.

Il PNRR (Missione 5) indirizza ingenti risorse anche al Servizio Civile Universale. A tal fine è stato ampliato247 il numero di posizioni per operatori volontari di 8.126 unità, superando così la soglia dei 64.000 giovani operatori da avviare nei prossimi programmi di intervento, uno dei numeri più elevati degli ultimi anni. Per il 2022, le risorse finanziarie utilizzate per l’attuazione dei programmi di intervento per il servizio civile sono oltre 330 milioni248. Completano il quadro gli stanziamenti dedicati al Servizio Civile Ambientale, pari a 10 milioni per la prima annualità.
Infine, a decorrere dal 2022, è entrata a regime l’implementazione della “Carta Giovani Nazionale” che consente ai beneficiari, giovani tra i 18 e i 35 anni, la fruizione di sconti e agevolazioni su acquisti connessi ad attività ricreative, culturali e sportive, cui si sono aggiunte anche iniziative di formazione. È stato infine rifinanziato per il 2022, il “Bonus cultura”, un contributo di 500 euro per i ragazzi che hanno compiuto diciotto anni nel 2021 da spendere in attività cultural quali cinema, musica, libri, musei e corsi di lingua straniera.

Un’altra linea di azione è destinata ai gruppi vulnerabili e svantaggiati, quali le persone disabili e gli anziani. Il 22 dicembre 2021 è stata adottata la legge delega per la disabilità, che si propone di realizzare pienamente i principi della Convenzione ONU sui diritti delle persone con disabilità del 2006 (ratificata dall'Italia fin dal 2009), secondo un approccio coerente con la recente ‘Strategia per i diritti delle persone con disabilità 2021-2030’ adottata dalla Commissione Europea249. La riforma prevede il rafforzamento e la qualificazione dell'offerta di servizi sociali da parte degli Ambiti territoriali, la semplificazione dell'accesso ai servizi sociosanitari, la revisione delle procedure per l'accertamento delle disabilità, la promozione dei progetti di vita indipendente e la promozione delle unità di valutazione multidimensionale sui territori, in grado di definire progetti individuali e personalizzati. Verrà finanziata a partire dalle risorse del nuovo ‘Fondo disabilità e non autosufficienza’ creato con la Legge di Bilancio per il 2020 (800 milioni complessivamente per il triennio 2021-2023).

___
245 Istituito dal Ministro per le politiche giovanili e di cui fanno parte amministrazioni centrali e i principali stakeholders del settore.
246 In particolare, il Fondo di garanzia per l’acquisto della prima casa e l’incremento delle detrazioni IRPEF sulle locazioni stipulate dai giovani.
247 Con Bando pubblicato il 25 gennaio 2022.
248 In questa somma sono ricompresi i 200 milioni relativi a ‘risorse PNRR per progetti in essere’ e 17 milioni relativi a ‘risorse PNRR per nuovi progetti’.
249 Al fine di dare tempestiva attuazione alla legge delega, con decreto del Ministro per le disabilità sono state istituite delle Commissioni volte a sovraintendere al processo di predisposizione dei decreti legislativi per la revisione e il riordino delle disposizioni vigenti in materia di disabilità, nel rispetto dei principi e criteri direttivi previsti dalla medesima legge n. 227/2021, e per l’elaborazione degli schemi dei decreti legislativi stessi che il Governo è delegato ad adottare entro 20 mesi dalla data di entrata in vigore della legge.

74	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Con riguardo alle politiche in favore delle persone con disabilità, il PNRR, oltre alla predetta legge delega, comporta un impegno trasversale da parte di tutte le Amministrazioni competenti, prevedendo in ognuna delle Missioni investimenti e progetti specifici. A tal proposito, con un approccio orientato al mainstreaming della disabilità e in linea con la Convenzione ONU e la Strategia europea, il Ministro per le disabilità ha recentemente adottato una Direttiva per le Amministrazioni direttamente titolari di progetti, riforme e misure del PNRR, al fine di consentire la verifica, nella fase attuativa del PNRR, del carattere inclusivo e non discriminatorio di ogni riforma o categoria di investimento250.
Per l’inclusione degli anziani non autosufficienti, in coerenza con il messaggio della CSR 2019 sul riequilibrio tra funzioni di welfare, è stata avviato un processo di semplificazione dell’accesso ai servizi di assistenza, mediante punti unici di accesso sociosanitario, un assessment multidimensionale e la definizione di un progetto individualizzato che finanzi i sostegni necessari in maniera integrata, favorendo la permanenza a domicilio251.
A luglio 2021, nell'ambito del nuovo Piano Nazionale degli Interventi e dei Servizi Sociali, è stato approvato il secondo Piano per gli interventi e i servizi sociali di contrasto alla povertà (2021-2023), che comprende anche il Piano sociale nazionale 2021-2023. Il Piano stabilisce gli utilizzi del Fondo nazionale Povertà, ripartito tra gli Ambiti Territoriali (AT-associazioni di Comuni), per il rafforzamento dei servizi di contrasto alla povertà. Le risorse afferenti al Fondo Povertà sono pari complessivamente a 619 milioni annui, tenuto conto delle risorse destinate AT per il contributo relativo al potenziamento del servizio sociale professionale (180 milioni) 252. Il Piano orienta anche l’utilizzo in maniera integrata delle risorse afferenti al PNRR e ai fondi europei.
Le politiche per l’inclusione dei cittadini migranti o con background migratorio si inseriscono nella cornice europea del nuovo Patto sulla migrazione e l’asilo e del Piano d’azione per l’integrazione e l’inclusione 2021-2027, e con l’asse strategico ‘Inclusione sociale’ e la Missione 5 ‘Coesione e inclusione’ del PNRR.
Il Governo proseguirà l’impegno contro il lavoro sommerso e lo sfruttamento, diffusi in diversi settori, dei migranti e a favore del lavoro dignitoso e della cultura della legalità. Accompagnerà, inoltre, l’accesso alle politiche attive del lavoro, l’inserimento socio-lavorativo e l’autonomia di migranti particolarmente vulnerabili, come richiedenti asilo, titolari di protezione internazionale, speciale o temporanea, minori stranieri non accompagnati, vittime di tratta, di sfruttamento o di violenza di genere. Sono previste azioni per favorire la partecipazione e l’inclusione socio-lavorativa delle donne migranti, vittime di una doppia penalizzazione per genere e status. In generale, si intende valorizzare il pieno

___
250 Con D.M. 9 febbraio 2022.
251 È stato firmato il 9 dicembre 2021 il Decreto Direttoriale che approva il Piano Operativo in cui vengono definiti i requisiti dei progetti finalizzati a fornire servizi alle persone vulnerabili, sulla base delle Linee guida già approvate dal Ministero, dalle Regioni ed Enti Locali e in coerenza con il Piano Nazionale degli interventi e dei servizi sociali 2021-23.
252 Le risorse sono destinate alle seguenti finalità: a) servizi per la presa in carico e il sostegno delle famiglie beneficiarie del RdC, che costituiscono livelli essenziali delle prestazioni sociali (414 milioni); b) interventi e servizi in favore di persone in condizione di povertà estrema e senza dimora (20 milioni); c) interventi sperimentali per i giovani che, al compimento della maggiore età, vivano fuori dalla famiglia di origine sulla base di un provvedimento dell’autorità giudiziaria, al fine di prevenire condizioni di povertà e permettere di completare il percorso di crescita verso l’autonomia (5 milioni).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	75

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

potenziale dei giovani stranieri in età scolastica e dei cittadini migranti nell’accesso al mercato del lavoro, anche declinando su questa sfida il Piano Nazionale Nuove Competenze e il Programma GOL (cfr anche par. Facilitazione dell’incontro da domanda e offerta di lavoro). Infine, si intende promuovere la partecipazione dei migranti alla vita sociale e culturale, per contrastare discriminazioni e marginalizzazione, e promuovere nella cittadinanza un’informazione qualificata per i migranti e sulle migrazioni.
Attraverso l’attuazione del PNRR il Governo intende porre la riduzione dei divari territoriali tra Nord e Sud al centro del rilancio economico del Paese e ha pertanto stabilito di assegnare alle Regioni del Mezzogiorno non meno del 40 per cento degli investimenti del PNRR con una destinazione territoriale specifica253. Una prima valutazione ex ante effettuata dal Dipartimento per le politiche di coesione quantifica in oltre 86 miliardi l’insieme delle risorse del PNRR e del Fondo di Coesione destinate al Mezzogiorno. A marzo 2022, con riferimento alle risorse sinora ripartite, l’obiettivo risulta rispettato anche oltre le aspettative, con il 45 per cento delle risorse destinate al Sud del Paese.
Una misura strategica già avviata è la riforma delle Zone economiche speciali (ZES), che ha disposto la semplificazione della governance, l’introduzione di meccanismi di velocizzazione degli interventi e il rafforzamento del ruolo del Commissario per le ZES, che sarà l’interlocutore principale per gli attori economici interessati a investire in un determinato territorio254. Sono previsti interventi infrastrutturali nelle ZES per i seguenti ambiti: collegamenti di ‘ultimo miglio’ con porti o aree industriali; digitalizzazione della logistica, urbanizzazioni green o lavori di efficientamento energetico nelle aree retroportuali; rafforzamento della resilienza e sicurezza nei porti255. Il Governo intende inoltre rilanciare e valorizzare le ‘aree interne’, i territori marginalizzati e a rischio di abbandono che costituiscono circa tre quinti dell’intero territorio nazionale (cfr. anche il Cap. V ‘Fondi europei) e intende procedure alla ridefinizione degli obiettivi e al rifinanziamento del “Fondo per la valorizzazione e promozione delle aree territoriali svantaggiate confinanti con le regioni a statuto speciale.256
Sempre in tema di marginalità territoriale, al fine di alleviare il disagio economico e sociale in cui versano le isole minori, cui da ultimo si è inteso dare formale riconoscimento con la proposta di introduzione in Costituzione della condizione di insularità, il Governo intende formulare una Strategia integrata di sviluppo e modernizzazione. 257

___
253 Questa soglia è più ambiziosa di quella per i fondi ordinari: a legislazione vigente – nell’ambito dei programmi di investimento nazionali – devono essere infatti assegnate alle Regioni del Mezzogiorno risorse in misura almeno proporzionale alla popolazione residente (pari a circa il 34 per cento della popolazione italiana).
254 La riforma trova attuazione con l’art. 57 del D.L. n. 77/2021, convertito con modificazioni dalla L n. 108/2021, con la quale sono state introdotte misure volte a rafforzare i poteri del Commissario e con l'art. 11 del D.L. n. 152 del 2021 che ha istituito lo ‘Sportello unico digitale’.
255 Con il Decreto Interministeriale n. 492 del 3 dicembre 2021 firmato dal Ministero delle Infrastrutture e della mobilità sostenibili e il Ministro per il Sud e la coesione territoriale è stato approvato il Piano operativo per gli interventi infrastrutturali nelle otto Zone Economiche Speciali.
256 Fondo istituito dall’articolo 6, comma 7, della legge 3 agosto 2007, n. 127, la cui scadenza è attualmente fissata all’anno 2022.
257 Il “Fondo per gli investimenti nelle isole minori”, istituito dall’articolo 1, comma 553, della legge 27 dicembre 2019, n. 160, è attualmente finanziato fino all’anno 2022.

76	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE

Inoltre, il Governo intende riqualificare e valorizzare almeno 200 beni confiscati alla criminalità organizzata che verranno utilizzati per il potenziamento del social housing, la rigenerazione urbana e il rafforzamento dei servizi pubblici di prossimità e intervenire per contrastare fenomeni di povertà educativa nel Mezzogiorno che si manifestano in aree caratterizzate da una carenza di offerta di servizi socio-educativi. Alla rigenerazione urbana258 e al contrasto al disagio abitativo saranno dedicati numerosi altri progetti finanziati dal PNRR utilizzando modelli e strumenti innovativi per effettuare interventi per il miglioramento della qualità del decoro urbano e del tessuto sociale e ambientale, anche attraverso la ristrutturazione di edifici pubblici, con particolare riferimento allo sviluppo di servizi sociali e culturali, educativi e didattici, o alla promozione di attività culturali e sportive. A tale proposito nel 2021 sono stati assegnati i fondi per il Piano Innovativo Nazionale per la Qualità dell’Abitare o PINQUA (159 progetti per 2,8 miliardi di euro) e sono stati assegnati i fondi per gli investimenti relativi ai Piani Integrati Urbani (3,13 miliardi di euro) alle città metropolitane, le quali individueranno i progetti finanziabili all'interno della propria area urbana.
Intersecano il tema del disagio abitativo, ma rientrano nel più ampio ambito di lotta al fenomeno del caporalato, anche le misure del PNRR volte alla realizzazione di soluzioni alloggiative dignitose per i lavoratori del settore agricolo, in alternativa agli insediamenti spontanei e agli altri alloggi degradati, spesso terreno fertile di infiltrazione di gruppi criminali259 .
Lo sport svolge un ruolo importante nei processi di inclusione. Il Governo intende quindi dotarsi di un Fondo finalizzato alla realizzazione di impianti e parchi sportivi di quartiere che consentano di valorizzare lo sport di base, favorendo l’accesso a tali strutture da parte di associazioni che promuovono progetti di integrazione e inclusione; le stesse finalità verranno, inoltre, perseguite potenziando strumenti già esistenti, quali il Fondo ‘Sport e Periferie’, particolarmente efficace nel potenziamento dell’impiantistica sportiva nei piccoli Comuni, nonché nelle aree più disagiate del territorio nazionale. Per dare attuazione alle misure del PNRR in ambito sportivo, nonché ad altri progetti per lo sviluppo degli impianti sportivi sul territorio nazionale, verranno inoltre incrementati gli specifici Fondi gestiti dall’Istituto per il Credito Sportivo che hanno lo scopo di fornire garanzie per mutui finalizzati alla costruzione, ampliamento, miglioramento e acquisto di strutture ed attrezzature sportive260.

___
258 In tale contesto, assume particolare rilevanza il ruolo che potrebbe avere il Comitato interministeriale per le politiche urbane, istituito dall’art 12 bis del D.L. 22 giugno 2012, n. 83 convertito dalla L. 7 agosto 2012, n. 134, nel quadro degli interventi di riassetto dell’intervento pubblico nel settore attualmente all’esame del Parlamento.
259 L’investimento si colloca nell’ambito della strategia delineata nel Piano Triennale (2020-22) approvato lo scorso 20 febbraio 2020 dal ‘Tavolo operativo per la definizione di una nuova strategia di contrasto al caporalato e allo sfruttamento lavorativo in agricoltura’ istituito dal D.L. n. 119 del 23 ottobre 2018 (cfr. art. 25-quater) e sul quale lo scorso 21 maggio 2020 è stata raggiunta l’intesa in Conferenza Unificata.
260 Inoltre con la Legge di Bilancio per il 2022 è stato istituito il Fondo unico nazionale per il turismo di conto capitale per la realizzazione di investimenti finalizzati ad incrementare l’attrattività turistica del Paese, anche in relazione all’organizzazione di manifestazioni ed eventi, compresi quelli sportivi, connotati da spiccato rilievo turistico, garantendo positive ricadute sociali, economiche ed occupazionali sui territori e per le categorie interessate, con una dotazione di 250 milioni per il periodo 2022-2025.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	77

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

La direzione verso la quale il Governo intende procedere è quella di una attuazione sempre più concreta del principio costituzionale di uniformità territoriale dei livelli essenziali delle prestazioni (LEP) concernenti i diritti sociali ed economici, anche attraverso la progressiva determinazione dei costi standard e dei relativi fabbisogni dei comuni e degli enti locali e con l’individuazione di LEP in ambiti sempre più estesi.

78	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV.	IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E IL RAGGIUNGIMENTO DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE
Contesto di riferimento
L’ASGS 2022 conferma l’integrazione nel Semestre europeo degli Obiettivi di sviluppo sostenibile (OSS) previsti dall’Agenda 2030 delle Nazioni Unite261, attraverso un percorso specifico di valutazione e monitoraggio del raggiungimento degli OSS nel ciclo di programmazione economica262.
In linea con l’approccio della Commissione europea nel Documento di lavoro (SWD) che accompagna la Decisione di esecuzione del Consiglio sul PNRR italiano, il presente capitolo illustra le misure attuate e programmate dal Governo per accelerare il raggiungimento di quegli obiettivi il cui percorso di attuazione è in posizione ancora arretrata rispetto alla media UE. Tali OSS sono stati suddivisi in ragione della loro rilevanza per ciascuna delle dimensioni dell’ASGS: sostenibilità ambientale, transizione digitale e produttività, equità, stabilità macroeconomica. La disamina si basa sui risultati del Rapporto di Monitoraggio di Eurostat263, sui dati rilevati a livello nazionale dall’Istat264 e sulla Relazione sugli indicatori di Benessere Equo e Sostenibile (BES) 2022265.

DIMENSIONE ‘SOSTENIBILITA’ AMBIENTALE’
Per questa dimensione rilevano gli Obiettivi N. 2, 7, 9,11,12, 13, 14,15. In base all’analisi dello SWD l’Italia ha raggiunto risultati positivi in molti degli Obiettivi collegati alla sostenibilità ambientale. Tuttavia, sono necessari ancora degli sforzi per raggiungere l’Obiettivo N.2 (comune anche alla Dimensione ‘Equità).

___
261 Resolution A/RES/70/1: ‘Transforming our world: the 2030 Agenda for Sustainable Development’, 21 Ottobre 2015 https://www.un.org/ga/search/view_doc.asp?symbol=A/RES/70/1&Lang=E
262 ‘The Sustainable Development Goals (SDGs) will be further integrated into the European Semester. The 2020 European Semester cycle initiated the work on the integration of the SDGs, as called for by President von der Leyen in her 2019 Political Guidelines. The 2022 European Semester cycle will continue upon this path in order to provide a fully updated and consistent SDG reporting across the Member States. First, the yearly SDG monitoring report will now be part of the European Semester documents and will be published as part of the Spring package. Second, each European Semester country report will include a dedicated section discussing the country’s status, compared to the EU average, and progress in each SDG area. Third, a combination of these two elements and additional indicators that monitor Member States’ performance in view of key EU policy targets (e.g. European Green Deal, Digital Decade) will inform the country reports and underpin country-specific recommendations. The resilience dashboards may also inform the analysis for the country reports’. ASGS 2022, pagina 15.
263 Eurostat, Sustainable development in the European Union — Monitoring report on progress towards the SDGs in an EU context — 2021 edition.
264 ISTAT, Rapporto SDGs 2021. Informazioni statistiche per l’Agenda 2030 in Italia.
265 https://www.mef.gov.it/inevidenza/2022/article_00071/Relazione-BES-2022_03_03.pdf

MINISTERO DELL’ECONOMIA E DELLE FINANZE	79

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Obiettivo 2 - Sconfiggere la fame e garantire l'accesso a un'alimentazione sana e nutriente
L’indice composito – che include gli indicatori su sicurezza alimentare, eccesso di peso, coltivazioni biologiche, utilizzo di fertilizzanti ed emissioni di ammoniaca del settore agricolo - con il quale si misura l’Obiettivo 2 rivela una situazione di luci e ombre. Nel 2019, da una parte, sono emersi maggiori segnali di insicurezza alimentare per le famiglie italiane266, dall’altra si è invertita la tendenza positiva dell’indicatore di sovrappeso e obesità e sono tornati a crescere i bambini e gli adolescenti con eccesso di peso (sono il 25,6 per cento nella fascia di età 3-17 anni). In entrambi i casi la situazione più grave si colloca nel Mezzogiorno. Le stime contenute nell’edizione 2022 della Relazione BES indicano che il significativo incremento dell’indicatore sull’eccesso di peso registrato nel 2020 sarà riassorbito nel 2022 grazie alla maggiore attività sportiva267, una dieta più bilanciata e la ripresa dei redditi dopo la caduta del 2020. Un fattore di rischio è costituito dal recente aumento dei prezzi dei beni alimentari268. Un aspetto da tenere sotto controllo è il rallentamento dell’espansione delle coltivazioni biologiche, anche se l’Italia rimane comunque al di sopra della media UE.
Il Governo è intervenuto con diversi provvedimenti volti sia a supportare le famiglie in indigenza alimentare - incrementando ad esempio il Fondo Nazionale per la distribuzione di derrate alimentari agli indigenti269 - sia a sostenere le aziende agricole. Altri interventi sono finalizzati a sostenere il reddito degli operatori del settore agricolo e potenziare la competitività delle imprese, migliorare la sostenibilità ambientale del settore limitando le esternalità negative e favorendo l’economia circolare. È inoltre in fase di approvazione la proposta di legge270 recante norme per la valorizzazione delle piccole produzioni agroalimentari locali. Una descrizione sintetica delle misure attuate e programmate in questo ambito è contenuta nei paragrafi ‘Transizione ecologica e mobilità sostenibile’ del Capitolo III271. Si vedano anche le Tabelle 1,2, e 4 dell’Appendice 2.

DIMENSIONE ‘TRANSIZIONE DIGITALE E PRODUTTIVITÀ
Per questa dimensione rilevano gli Obiettivi N. 4, 8, 9. In base all’analisi dello SWD le performance dell’Italia negli Obiettivi di questa dimensione sono al di sotto della media europea. Un impegno particolare è necessario pe raggiungere gli Obiettivi N.8 e 9. L’Obiettivo N.8 è comune alla Dimensione ‘Stabilità macroeconomica’.

___
266 L’1,6 per cento delle famiglie dichiarava di non aver avuto, in alcuni periodi dell’anno, denaro sufficiente per comprare cibo e di non potersi permettere un pasto proteico almeno due volte a settimana. Il dato è risultato in leggero rialzo, per la prima volta dal 2013.
267 La Legge di Bilancio prevede, tra l’altro, agevolazioni per lo sviluppo dello sport e un credito d'imposta per le spese relative alla fruizione dell'attività fisica.
268 La riduzione del potere di acquisto della popolazione può tradursi in un’alimentazione meno equilibrata e in un più elevato apporto di carboidrati, con ripercussioni negative sull’eccesso di peso.
269 Previsto in diverse leggi di bilancio (2020, 2021 e 2022) e nel D.L. Rilancio.
270 AS 728 – B.
271 Per la disamina puntuale dell’andamento degli indicatori rilevanti per gli obiettivi citati dalla SWD, ossia 6, 7, 11, 12 e 13, si rimanda alla Strategia Nazionale per lo Sviluppo Sostenibile.

80	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E …

Obiettivo 9 – Infrastrutture, innovazione e industrializzazione equa
L’obiettivo–relativo allo sviluppo delle infrastrutture e all’industrializzazione in chiave sostenibile- presenta una dimensione trasversale. Lo SWD sottolinea che il ritardo dell’Italia in questo ambito dipende anche da alcune debolezze del settore manifatturiero: da sottolineare al riguardo che l’Istat rileva che, dopo anni di crescita, la pandemia ha avuto un impatto negativo determinante sul valore aggiunto per abitante dell’industria manifatturiera272. Va poi segnalato che l’intensità di investimenti in R&S rispetto al Pil sta aumentando da diversi anni, ma rimane al di sotto della media UE. Inoltre, si registra un aumento del numero di ricercatori per abitante (leggermente sopra la media europea), mentre l’indicatore che misura la capacità delle imprese di utilizzare le nuove tecnologie per lo sviluppo e l’innovazione dal 2011 registra una crescita inferiore rispetto alla media europea 273.
Il Governo è consapevole della necessità di migliorare il posizionamento dell’Italia in questi ambiti: un impulso particolarmente rilevante è atteso dalle risorse dedicate alla Missione relativa a digitalizzazione, innovazione, e competitività (40,29 miliardi), alla Missione istruzione e ricerca (30,88 miliardi) e alla Missione infrastrutture per una mobilità sostenibile (25,40 miliardi) del PNRR.
Al riguardo, si rimanda ai paragrafi ‘Digitalizzazione e infrastrutture per le comunicazioni avanzate’, ‘Sostegno alla ricerca e all’innovazione’ e ‘Transizione ecologica e mobilità sostenibile’ del Capitolo III e le tabelle 1, 2, e 4 dell’Appendice 2.

DIMENSIONE ‘EQUITÀ
Alla dimensione equità sono collegati gli Obiettivi N.1 ,2,3,4,5,8,10. In base all’analisi dello SWD l’Italia registra progressi limitati nel raggiungimento degli Obiettivi collegati a questa dimensione, che in alcuni casi subiscono anche un peggioramento. In particolare, è necessario intervenire per avvicinarsi maggiormente agli Obiettivi N.1, 3, 4, 5 e 10. L’Obiettivo 4 è comune alla dimensione ‘Transizione Digitale e produttività’.

Obiettivo 1 - Porre fine alla povertà
Nel 2020 gli effetti della crisi pandemica hanno prodotto un netto peggioramento dell’incidenza della povertà assoluta individuale e familiare (soprattutto nel Nord-Ovest e nel Nord-Est e per tutte le fasce di età, tranne che per gli over 65) e i dati del 2021 registrano una sostanziale stabilità dell’indicatore. Sulle conseguenze in termini di povertà assoluta della crisi sanitaria ha inciso anche la situazione della povertà assoluta immediatamente precedente allo scoppio della pandemia, quando il numero di poveri assoluti era più che doppio rispetto al 2007. L’azione del Governo per far fronte a questa allarmante situazione si è concretizzata in una molteplicità di misure di sostegno al reddito, introdotte a partire da marzo 2020, che hanno permesso di mitigare il peggioramento delle condizioni reddituali delle famiglie. Per un quadro generale di tali misure si rimanda al paragrafo ‘Inclusione sociale, parità di genere e coesione territoriale’ del Capitolo III e alle tabelle 1,2 e 4 nell’Appendice 2.

___
272 Il peso del settore manifatturiero sul totale dell’economia invece ha registrato un calo solo marginale (-0,1 per cento rispetto al 2019).
273 Tra il 2010 e il 2018 i ricercatori per 10 mila abitanti sono aumentati da 17,1 a 25,2.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	81

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Il BES 2022 stima che, anche grazie alle misure della Legge di Bilancio 2022, il reddito disponibile lordo pro-capite (RDLC) migliorerà nel triennio 2022-2024, con incrementi annui superiori al 3 per cento, pertanto in misura maggiore di quanto osservato nel periodo pre-pandemia. Tuttavia, in termini reali, il RDLC potrebbe subire un arretramento nel 2022 per via dell’impennata dell’inflazione (misurata dal deflatore dei consumi), pur in presenza del calmieramento delle bollette energetiche deciso dal Governo. Nel 2023 e nel 2024, grazie alla prevista moderazione del ritmo di crescita dei prezzi, il RDLC dovrebbe riprendere a crescere anche in termini reali.
Obiettivo 3 – Assicurare salute e benessere
Come riconosciuto nello SWD, negli ultimi anni l’Italia ha raggiunto alcuni miglioramenti nel conseguimento dell’obiettivo 3, ma certe aree richiedono sforzi ulteriori. Come è noto, la pandemia ha inciso in maniera drammatica sul settore della salute e del benessere: nel 2020 ad esempio, l’Istat ha rilevato che il totale dei decessi per il complesso delle cause è stato il più alto mai registrato in Italia dal secondo dopoguerra274, ma sono aumentati anche il consumo di alcol, il numero di persone in eccesso di peso e le patologie legate all’invecchiamento della popolazione e agli stili di vita, come diabete e ipertensione. Anche l’edizione 2022 della Relazione BES sottolinea che l’indicatore ‘speranza di vita in buona salute alla nascita’ così come l’indicatore ‘eccesso di peso’ hanno risentito fortemente dalla epidemia da COVID-19. Tuttavia, ci si attende che le numerose misure adottate dal Governo per fronteggiare l’emergenza sanitaria e quelle programmate per i prossimi anni daranno un contributo al raggiungimento di questo obiettivo. Un impulso determinante arriverà anche dal PNRR, che comprende una sezione specifica dedicata al sistema sanitario, al quale sono destinati oltre 20 miliardi per interventi da realizzare tra il 2021 e il 2026. Per i dettagli si rimanda al paragrafo ‘Un sistema sanitario più efficiente, resiliente e inclusivo’ del Capitolo III e alle tabelle 1,2 e 4 nell’ Appendice 2.
Obiettivo 4 – Una istruzione di qualità per tutti
La garanzia di un’istruzione di qualità, rilevante per migliorare la vita delle persone e stimolare uno sviluppo sostenibile, è tra gli obiettivi che hanno risentito maggiormente della pandemia, sia in termini di apprendimento, sia di formazione. La performance non ottimale dell’Italia nel raggiungimento di questo obiettivo è determinata da diversi fattori: dalla scarsa copertura degli asili nido e dalla quota, ancora inferiore alla media UE, di giovani tra 30-34 anni che possiede una laurea o un titolo terziario (27,8 per cento nel 2020), oltre alle scarse competenze digitali di base, finanziarie e scientifiche della popolazione275. Nel 2020, la chiusura di

___
274 + 100.526 rispetto alla media 2015-2019, con una incidenza maggiore sulla popolazione di 80 anni e più.
275 Nel 2019, la quota di popolazione di 16-74 anni che possedeva competenze digitali almeno di base era del 41,5 per cento; nel 2020, il livello medio di alfabetizzazione finanziaria degli italiani era stabile (rispetto al 2017) a 11,2, in una scala che va da 1 a 21; infine, nel 2018 solo il 15,1 per mille degli individui di 20-29 anni possedeva una laurea STEM (Science, Technology, Engineering, Mathematics).

82	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E …

scuole e luoghi di apprendimento ha ridotto anche le occasioni di formazione276. Gli effetti più gravi si evidenziano nel peggioramento delle competenze degli studenti, soprattutto con riferimento agli alunni di terza media, low performers sia in italiano, sia in matematica. Il medesimo trend si è registrato anche per gli studenti dell’ultimo anno della scuola secondaria di secondo grado, le cui competenze già risultavano inadeguate nel 2019. Queste carenze sono più marcate nelle Regioni del Mezzogiorno, ancora più coinvolte dal fenomeno dell’abbandono scolastico277.
La consapevolezza di questi divari ha portato il Governo a dedicare un’attenzione particolare all’istruzione nell’ambito del PNRR, con il 16,12 per cento delle risorse totali indirizzate a costruire un sistema educativo rafforzato che garantisca il diritto allo studio e accresca le competenze digitali. Il Piano asili nido è in fase di avviamento e una spinta ulteriore in questa direzione – al di fuori del PNRR – potrà venire dall'incremento delle risorse per il Sistema integrato di istruzione e formazione dalla nascita ai 6 anni (per le misure relative ad asili nido, rinnovamento degli edifici scolastici in chiave tecnologica e altre iniziative di recente emanazione si rimanda ai paragrafi ‘Politiche per la famiglia e lo sviluppo demografico’ e ‘Istruzione e formazione’ del Capitolo III e alle tabelle 1,2 e 4 nell’Appendice 2). Per affrontare i nodi strutturali dell’istruzione si è agito anche sul personale della scuola - con provvedimenti volti al reclutamento di nuovi insegnanti, dirigenti scolastici e personale amministrativo – e sugli studenti attraverso, ad esempio, la sostituzione dei percorsi di alternanza scuola-lavoro con percorsi per le competenze trasversali e l’orientamento.
Obiettivo 5 – Uguaglianza di genere ed empowerment delle donne
La posizione dell’Italia nel percorso di avvicinamento all’Obiettivo 5 ha registrato un peggioramento per alcune dimensioni, seppure bilanciato da segnali di avanzamento nel tasso di partecipazione delle donne alla vita politica ed economica. È, infatti, in aumento il numero delle donne che presiede consigli regionali (al 22 per cento) e la quota femminile negli organi di amministrazione delle società italiane quotate in borsa ha raggiunto il 39 per cento alla fine del 2020. A fronte di questi progressi, nel 2020, sono aumentate le donne vittime di violenza278. Le disuguaglianze di genere continuano a caratterizzare l’accesso al mercato del lavoro, con maggiori difficoltà per le donne con figli, la cui situazione è peggiorata durante la pandemia, e gli squilibri sono marcati anche per quanto riguarda la ripartizione delle cure domestiche.
Nella consapevolezza di dover colmare diversi gap, l’azione del Governo si è svolta su più fronti, innanzitutto con l’adozione di misure specifiche volte a contrastare la violenza come il rafforzamento delle tutele processuali delle vittime

___
276 La quota di individui nella fascia 25 -64 anni che ha svolto almeno una attività formativa nelle ultime 4 settimane è passata dall’8,1 per cento del 2019 al 7,2 per cento del 2020.
277 La quota di giovani che esce precocemente dal sistema di istruzione – stimata al 13,1 per cento nel 2020 – ci pone al fuori dell’obiettivo UE del 10 per cento ed è più elevata al Sud e nelle Isole (15,5 e 17,9 per cento).
278 49 donne ogni 100.000 si sono rivolte al numero verde antiviolenza (27 del 2019). Sono calati i femminicidi (111 nel 2019 rispetto ai 133 del 2018), prevalentemente commessi in ambito familiare, mentre sono cresciuti i centri Anti-Violenza e le Case Rifugio con una maggiore copertura nel Nord Est rispetto al Centro e al Sud.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	83

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

di reati violenti279 e il rifinanziamento del Fondo per le pari opportunità280. Per le misure dirette alla riduzione dei divari di genere e alla conciliazione tra vita privata e lavorativa si rimanda al paragrafo ‘Politiche per l’incontro tra domanda e offerta di lavoro’ del Capitolo III e alle tabelle 1,2 e 4 nell’ Appendice 2.
In prospettiva l’approvazione del disegno di legge delega al Governo per il sostegno e la valorizzazione della famiglia potrà avere effetti positivi sull’Obiettivo 5281. Su tema, si rimanda anche alla Relazione al Parlamento sul bilancio di genere 2021 che fornisce dati aggiornati sulle norme e le politiche pubbliche per promuovere la parità di genere282 .
Obiettivo 10 – Ridurre le disuguaglianze
Nel 2020 tutti gli indicatori relativi all’Obiettivo 10 hanno mostrato un rallentamento, risentendo evidentemente delle misure di contenimento per contrastare l’epidemia. Il reddito lordo è diminuito, così come il potere di acquisto delle famiglie residenti e si è accentuato il trend della riduzione dei permessi di soggiorno. La Relazione BES 2022 rileva che, grazie alle misure di sostegno ai minori e ad altre misure redistributive, nel 2021 si prevede un miglioramento dell’indicatore sulla disuguaglianza del reddito disponibile283, che dovrebbe tornare al livello del 2019. Nel 2022, per effetto dell'Assegno Unico Universale per i figli e della rimodulazione delle aliquote Irpef, l’indicatore si ridurrà di un ulteriore decimo di punto, riposizionandosi sui livelli registrati nel periodo 2012-2014284.
Un passo avanti sarà rappresentato inoltre dall’approvazione della citata delega al Governo per il sostegno e la valorizzazione della famiglia, che intende razionalizzare il sistema dei benefìci fiscali relativi ai figli a carico, introducendo anche nuove agevolazioni inerenti le spese per la crescita, il mantenimento e l'educazione formale285 e non formale dei figli286. Il Governo è intervenuto anche sulle politiche migratorie287 rivedendo, tra l’altro, la disciplina per la conversione dei permessi di soggiorno e le procedure per il riconoscimento dello status di rifugiato. Per maggiori dettagli si rimanda al paragrafo ‘Inclusione sociale, parità di genere e coesione territoriale’ del Cap. III e alle tabelle 1,2 e 4 nell’Appendice 2.

___
279 Con particolare riferimento ai reati di violenza sessuale e domestica. L. n. 69/2019
280 Anche al fine di finanziare il Piano nazionale sulla violenza maschile contro le donne.
281 Il DDL (A.C. 2561-A) attualmente in discussione al Senato, si propone di supportare la parità tra i sessi nei nuclei familiari, favorendo l'occupazione femminile e agevolando l'armonizzazione dei tempi familiari e di lavoro e la equa condivisione dei carichi di cura tra i genitori, nonché incentivare il lavoro del secondo percettore di reddito e favorire con strumenti fiscali il rientro delle donne nel mercato del lavoro, in particolare dopo la maternità.
282 Dal 2016, il Bilancio di genere viene presentato ogni anno, in sede di rendicontazione del bilancio dello Stato quale base informativa per promuovere la parità di genere tramite le politiche pubbliche. La V edizione è stata presentata a dicembre 2021.
283 Misurata dal rapporto fra l’ammontare del reddito disponibile equivalente del quinto più alto e quello più basso della distribuzione dei redditi (S80/S20).
284 Per il 2023 e il 2024, non essendo previste modifiche normative in grado di agire sulla disuguaglianza dei redditi, si prevede che l’indicatore rimanga costante al livello di 5,8.
285 Acquisto di libri scolastici, beni e servizi informatici per i figli a carico che non beneficiano di altri sostegni.
286 Come, ad esempio, iscrizione/abbonamento ad associazioni sportive, palestre, piscine nonché alla frequenza di corsi di lingua straniera, di arte, di teatro e di musica.
287 Con il D.L. 21 ottobre 2020, n. 130.

84	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E …

DIMENSIONE ‘STABILITÀ MACROECONOMICA’
Per questa dimensione rilevano gli Obiettivi N. 8, 16, 17. In base all’analisi dello SWD l’Italia è al di sotto della media UE negli Obiettivi N.8, e 17, mentre alcuni progressi sono stati fatti per l’Obiettivo N. 16 limitatamente agli aspetti legati al mantenimento della pace e la sicurezza.

Obiettivo 8 – Promuovere crescita economica e occupazione
Lo SWD rileva che la performance dell’Italia nell’ambito di questo obiettivo non è pienamente soddisfacente, soprattutto in relazione ad alcune componenti, come la produttività288. La crisi pandemica ha inciso pesantemente sulla dinamica del PIL e sull’occupazione, colpendo in particolare la componente femminile. L’obiettivo 8 tiene conto anche della capacità di garantire un lavoro dignitoso e, al riguardo, l’Italia è chiamata a migliorare la propria situazione sia per quanto riguarda il numero di dipendenti che percepiscono una bassa retribuzione289 sia per quanto riguarda il lavoro irregolare290. Un segnale positivo giunge invece dal numero di infortuni mortali e inabilità permanenti che è diminuito nel 2018. Nel 2020 infine, il numero di NEET si è attestato ben al di sopra della media europea (23,3 per cento rispetto alla media Ue del 13,7). Il quadro è confermato dal BES: dopo anni di miglioramenti, l’indicatore ‘tasso di mancata partecipazione al lavoro’ si è mantenuto stabile nel 2020, confermando l’impatto negativo della pandemia.
Una spinta importante per colmare il gap registrato nel settore giungerà dalle misure messe in atto dal governo per sostenere l’occupazione e per rimuovere le disparità di genere e territoriali, dalla riforma degli ammortizzatori sociali e dal rafforzamento delle politiche attive del lavoro. Numerosi interventi in materia di sostegno al reddito e politiche attive del lavoro sono contenuti anche nel PNRR (per i dettagli si rimanda al paragrafo ‘Politiche per l’incontro tra domanda e offerta di lavoro’ del Capitolo III e alle Tabelle 3 e 4 dell’Appendice 2).
Obiettivo 16 – Promuovere società pacifiche e inclusive; accesso alla giustizia per tutti
L'’obiettivo 16 intende promuovere società pacifiche e inclusive basate sull’accesso universale alla giustizia e sulla creazione di istituzioni trasparenti, efficaci e responsabili. Se da un lato l'Italia ha compiuto progressi significativi per garantire la sicurezza personale, dall’altro è chiamata a migliorare il funzionamento del sistema giudiziario e ad accrescere la fiducia nelle istituzioni. Per il 2020, l’Istat attesta una riduzione in termini assoluti del numero dei detenuti in attesa di giudizio - nonostante l’aumento della loro incidenza sul totale dei detenuti - e una lieve diminuzione della lunghezza dei procedimenti civili nei tribunali ordinari (da 421 a 419 giorni), decisamente meno marcata rispetto alla riduzione registrata nel periodo 2012-2019 e pari a 61 giorni. Tuttavia, la performance della giustizia

___
288 Questo indicatore tiene conto della capacità di generare livelli di crescita economica sostenuti e alti livelli di produttività che garantiscano a loro volta la creazione di posti di lavoro di qualità.
289 In aumento nel 2020 rispetto al 2019 dopo 4 anni consecutivi di miglioramenti,
290 Nel 2018, la quota di occupati irregolari sul totale è stata pari a circa il 13 per cento.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	85

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

italiana è ancora fortemente condizionata dall’eccessiva lunghezza dei procedimenti e dall’elevato arretrato. Nella piena consapevolezza di questi limiti, nel PNRR il Governo si è impegnato a realizzare un ambizioso programma di riforme che coinvolgerà il sistema giudiziario in tutto l’arco temporale di validità del Piano. Per i dettagli si rimanda al paragrafo ‘La riforma del sistema giudiziario’ del Capitolo III, e alle Tabelle 1,2, 4 dell’Appendice 2.
Obiettivo 17 – Partnership per gli obiettivi di sviluppo sostenibile
Lo SWD imputa la difficoltà di raggiungere risultati soddisfacenti nel conseguimento di questo obiettivo all’elevato debito pubblico italiano. Per valutare i progressi compiuti, l’Istat fa riferimento a una serie di indicatori, tra i quali rientra l’intensità e la qualità del sistema di prelievo fiscale. I dati riferiti al 2020 mostrano un incremento delle entrate delle Amministrazioni Pubbliche291 rispetto al 2019 pari all’1,5 per cento. Per quanto riguarda la percentuale di famiglie che accede a Internet tramite una connessione a banda larga, nel 2020 si è registrato un incremento del 3,1 per cento rispetto al 2019. Il frequente ricorso alla didattica a distanza ha determinato inoltre un aumento significativo dell’utilizzo di internet nella fascia 6-10 anni (+11,5 per cento rispetto al 2019) mentre tra gli utenti regolari di internet nella fascia 16-74 anni, il 31,4 per cento di chi lo ha usato si è connesso per acquisti on line e quasi il 40 per cento per i servizi di internet banking.
Alcune politiche, come quelle di revisione della spesa e l’adozione della riforma fiscale, potranno contribuire in modo significativo al raggiungimento di questo obiettivo. Il PNRR intende migliorare l'efficacia del processo di spending review e già nel 2021 sono stati mossi i primi passi. La riforma fiscale non rientra direttamente nel PNRR, ma il Piano riconosce la necessità di procedere in questa direzione per le sue implicazioni positive in termini di equità sociale e miglioramento della competitività del sistema produttivo. Per il raggiungimento dell’obiettivo 17 assume rilevanza anche l’impegno del Governo per il contrasto all'evasione fiscale. Per i dettagli si rimanda ai paragrafi ‘Una pubblica amministrazione più moderna, competente ed efficiente’ e ‘Un sistema fiscale più equo ed efficace’ del Capitolo III e alle tabelle 1,2 e 4 dell’Appendice 2292.

Nel concludere questa sintetica disamina, si rimanda anche alla Strategia Nazionale per lo Sviluppo Sostenibile 293 (SNSvS), il quadro programmatico del Governo per la trasposizione a livello nazionale degli OSS e dei principi che li reggono -universalità, coerenza, trasversalità e impegno alla trasformazione. La SNSvS collega le misure che la compongono agli OSS e alle Missioni del PNRR, con l’ambizione di rendere sempre più diretta e immediata la valutazione circa il contributo di una misura al raggiungimento dell’OSS di riferimento.

___
291 Pari al 43,1 per cento del Pil nel 2020, in aumento del 4 per cento rispetto al 2010.
292 Al raggiungimento dell’Obiettivo 17, target 14 ‘Coerenza delle Politiche per lo Sviluppo Sostenibile’ contribuirà in modo particolarmente specifico la SNSvS con il Piano di Azione Nazionale per la Coerenza delle Politiche per lo Sviluppo Sostenibile. Il Piano, ancora in fase di approvazione, enfatizza la centralità dell’Obiettivo 16 che contiene un target dedicato al rafforzamento delle capacità istituzionali.
293 Delibera CIPE n. 108 del 22 Dicembre 2017. Per gli aggiornamenti sulla revisione della Strategia: https://www.mite.gov.it/pagina/strategia-nazionale-lo-sviluppo-sostenibile

86	MINISTERO DELL’ECONOMIA E DELLE FINANZE

V.	FONDI EUROPEI
V.1	COMPLEMENTARITÀ TRA LE PRIORITÀ SOSTENUTE DAI FONDI DI COESIONE E IL PIANO NAZIONALE DI RIFORMA E RESILIENZA (PNRR)
La programmazione 2021-2027 della politica di coesione e il PNRR: l’impostazione dell’Accordo di Partenariato
A seguito di un intenso confronto con il partenariato istituzionale, le parti economiche e sociali e le organizzazioni rappresentative della società civile -e di un dialogo informale con la Commissione europea - il 17 gennaio scorso l’Italia ha notificato la proposta di Accordo di Partenariato (AP) alla Commissione europea.
L’AP294 definisce le priorità di intervento della politica di coesione in Italia per il periodo 2021‐2027. Le risorse finanziarie, che ammontano a oltre 75 miliardi incluso il cofinanziamento nazionale, sono indirizzate a sostenere i cinque Obiettivi Strategici (individuati dal Regolamento di disposizioni comuni sull’uso dei fondi a gestione concorrente295) per un’Europa: 1) più intelligente; 2) più verde; 3) più connessa; 4) più sociale; 5) più vicina ai cittadini. Nella proposta italiana, tali obiettivi sono stati declinati sulla base delle priorità del Paese e delle specifiche esigenze dei territori.
Agli obiettivi economici, sociali e territoriali propri della politica di coesione concorrono anche le risorse messe a disposizione dal Dispositivo per la Ripresa e la Resilienza (RRF). Per dare risposta a tali obiettivi, il PNRR oltre a prevedere una specifica Componente dedicata agli interventi volti a colmare i divari territoriali, destina al Mezzogiorno almeno il 40 per cento delle proprie risorse territorializzabili296.
In considerazione dell’eccezionale ammontare di fondi aggiuntivi messi a disposizione dell’Italia per la politica di coesione 2021-2027 e per l’attuazione del PNRR, è necessario un approccio coordinato di impiego delle risorse che massimizzi le complementarità e le sinergie tra i due strumenti, pur tenendo in considerazione le rispettive specificità. Ciò al fine di evitare sovrapposizioni e frammentazioni delle misure cofinanziate nei due ambiti e per rafforzare gli obiettivi di addizionalità propri della politica di coesione, in particolare nelle Regioni meno sviluppate, dove si concentra la maggiore quota dei fondi (oltre 30 miliardi di quota UE cui si aggiunge il cofinanziamento nazionale)297.

___
294 L’Accordo di Partenariato è il documento di indirizzo strategico dei fondi di coesione (Fondo Europeo di Sviluppo Regionale e Fondo Sociale Europeo Plus) e del Fondo europeo affari marittimi, pesca e acquacoltura.
295 Reg. UE 2021/1060
296 Una prima valutazione ex ante effettuata dal Dipartimento per le politiche di coesione della Presidenza del Consiglio dei Ministri, ai sensi dell’art. 2, co. 6 bis del D.L. n. 77/2021, quantifica in oltre 86 miliardi l’insieme delle risorse del PNRR e del FoC destinate al Mezzogiorno.
297 Nella programmazione 2021-2027 ricadono nella categoria ‘Regioni meno sviluppate’ le seguenti Regioni: Basilicata, Calabria, Campania, Molise, Puglia, Sardegna e Sicilia.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	87

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Le 6 Missioni individuate dal PNRR agiscono peraltro su priorità di investimento comuni anche ai 5 Obiettivi Strategici della Politica di Coesione 2021-2027. Per entrambi gli strumenti di intervento le sfide cruciali sono: l’innovazione, la digitalizzazione e la transizione ecologica. Un efficace coordinamento è opportuno anche per gli investimenti nell’ambito delle politiche attive del lavoro, dell’istruzione, dell’inclusione sociale, della salute, della cultura, del rafforzamento della capacità amministrativa.
Nella programmazione strategica e operativa della politica di coesione il tema della complementarità con il PNRR assume grande rilevanza298 e sarà attentamente presidiato in fase attuativa.
Nella proposta di AP dell’Italia, su cui è in corso il negoziato formale con la Commissione, sono stati delineati sia i meccanismi di coordinamento da attivare in fase di programmazione e di attuazione, sia i principi generali di demarcazione, nonché alcuni aspetti di complementarità e coerenza con gli investimenti confluiti nelle diverse missioni del PNRR.
Il medesimo tema della complementarità viene declinato a livello di programmi della politica di coesione, nazionali e regionali, attualmente in fase di definizione e/o di negoziato informale con la Commissione europea, per l’adozione nel corso del 2022299.
L’AP specifica, in via generale, che per l’utilizzo dei fondi di coesione sono previste opportune declinazioni e differenziazioni - in termini di target e scala dell’intervento - rispetto agli investimenti confluiti nel PNRR. In alcuni casi la previsione di analoghe misure è giustificata dalla necessità di sostenere fabbisogni aggiuntivi con la politica di coesione o dalla differente tempistica di spesa e realizzazione dei due programmi d’investimento.
Allo stesso tempo, l’AP indica elementi di complementarità e demarcazione più puntuali per alcuni settori di spesa, in particolare digitalizzazione, energia e trasporti, dove più cogente è l’esigenza di coordinamento, considerato il volume di risorse destinato dal PNRR. In questi ambiti, l’obiettivo della politica di coesione è quello di perequare le dotazioni infrastrutturali e, per l’intervento sulla digitalizzazione, anche il livello di servizio, agendo in coerenza con il quadro di pianificazione definito a livello nazionale300. Le scelte indicate dal PNRR rappresentano la base per orientare in maniera complementare e sinergica la programmazione della politica di coesione in questi settori, tenuto conto della maggiore dimensione finanziaria e del più ravvicinato orizzonte temporale di completamento degli interventi previsti dal Piano. Pertanto, gli interventi infrastrutturali finanziati con i fondi della politica di coesione, da realizzare su un orizzonte meno immediato anche se ugualmente vincolante, sono programmati in modo da garantire il soddisfacimento di fabbisogni aggiuntivi e/o ulteriori negli ambiti di intervento coperti dal PNRR. In particolare, nel settore della digitalizzazione, la politica di coesione è rivolta a riequilibrare i divari nell’accesso ai servizi da parte di cittadini e imprese, promuovendo, da un lato, la

___
298 Il tema della complementarità con il PNRR assume analogo rilievo anche ai fini della programmazione in atto delle risorse nazionali 2021-2027 relative al Fondo per lo sviluppo e la coesione (FSC).
299 Si tratta di 10 programmi a titolarità di amministrazioni centrali e 38 programmi regionali cofinanziati dai Fondi FESR e FSE Plus.
300 Strategia BUL e Piano Italia 5G per il digitale, Piano Nazionale Integrato Energia e Clima e Strategia di lungo termine per il raggiungimento degli obiettivi di neutralità climatica al 2050, Allegato Infrastrutture al DEF.

88	MINISTERO DELL’ECONOMIA E DELLE FINANZE

V. FONDI EUROPEI

digitalizzazione delle PMI (mentre il PNRR agisce prevalentemente sulla digitalizzazione della pubblica amministrazione) e, dall’altro, intervenendo su ambiti tematici (es. salute, legalità) e aree territoriali individuate come critiche per colmare i divari territoriali. Per quanto riguarda lo sviluppo delle infrastrutture, le risorse della politica di coesione saranno orientate a sostenere le connessioni ad alta capacità nelle aree marginali e periferiche. In materia di trasporti, in sinergia con gli investimenti del PNRR - incentrati sulle reti ferroviarie TEN-T, sulle principali diagonali ferroviarie e sull’accessibilità ed efficientamento energetico degli scali portuali (inclusi quelli ricadenti nelle ZES) - il sostegno dei fondi della coesione sarà orientato in maniera sinergica sulle reti ferroviarie regionali, sulle stazioni di interscambio e sulle strutture funzionali alle filiere logistiche non finanziate dal Piano. In campo energetico, l’azione della politica di coesione si focalizzerà sull’efficientamento negli usi residenziali, produttivi e di pubblica utilità, con un più limitato sostegno alla generazione di rinnovabili e alla riqualificazione delle reti trasmissive e distributive, che saranno attuate con investimenti più significativi nel PNRR.
Settore rilevante e cruciale richiamato dall’AP, in cui si interverrà sia con i programmi regionali, sia con il programma nazionale ‘Equità in salute’ è quello della salute. In questo caso i fondi della politica di coesione prevedono servizi integrativi o complementari rispetto a quelli finanziati dal PNRR.
Per quanto riguarda gli interventi in materia di politiche attive del lavoro e di inclusione sociale e lotta alla povertà, con la politica di coesione si intende intercettare target o ambiti di azione non coperti dal PNRR o prevedere una pianificazione temporale della spesa coordinata tra i due strumenti che consenta di evitare sovrapposizioni. Nel campo dell’istruzione, al potenziamento della didattica e del diritto allo studio previsti dal PNRR, si affianca l’azione della politica di coesione, che interviene in modo più puntuale nei territori con maggiori criticità e, per quanto riguarda gli interventi sulle strutture scolastiche, è rivolta al potenziamento degli ambienti scolastici e laboratoriali per le scuole del primo e secondo ciclo.
Anche in materia di turismo e cultura, la politica di coesione agisce in complementarità con il PNRR, individuando siti target e tipologie di azioni, principalmente rivolte alla prevenzione e gestione dei rischi naturali nei luoghi della cultura e al miglioramento dell’efficienza energetica, che si differenziano rispetto a quelli individuati dal Piano.
Infine, le azioni di rafforzamento della capacità amministrativa previste a sostegno delle strutture di coordinamento e gestione della politica di coesione, con una particolare attenzione ai soggetti su cui ricadono le responsabilità di attuazione degli interventi, si affiancheranno all’azione più generale di modernizzazione della pubblica amministrazione sostenuta dal PNRR.
In fase attuativa, il rischio di sovrapposizione tra il PNRR e i programmi della politica di coesione è superato attraverso il sistema di governance dei due strumenti. Per quanto riguarda la politica di coesione, l’AP prevede l’istituzione, nell’ambito del ‘Comitato con funzioni di sorveglianza e accompagnamento

MINISTERO DELL’ECONOMIA E DELLE FINANZE	89

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

dell’attuazione dei programmi’301, di un tavolo tecnico cui partecipano le Autorità di coordinamento della politica di coesione, il MEF in qualità di struttura centrale di coordinamento operativo e monitoraggio del PNRR e, in relazione ai temi che saranno di volta in volta individuati, i referenti delle Amministrazioni titolari di programmi nazionali e regionali, l’ANCI e l’UPI. La Commissione europea prenderà parte ai lavori del tavolo tecnico. In fase attuativa particolare attenzione verrà data agli interventi destinati al Mezzogiorno, alla verifica dello stato di attuazione degli investimenti finanziati da entrambi gli strumenti, e all’esame delle eventuali difficoltà attuative e criticità comuni.
Per evitare sovrapposizioni e scongiurare il rischio di doppio finanziamento si promuoverà l’interoperabilità dei sistemi di monitoraggio dei due strumenti d’intervento (Sistema informativo Regis per gli interventi del PNRR e Sistema Nazionale di Monitoraggio per la politica di coesione). Inoltre, sarà possibile determinare in modo univoco la destinazione delle risorse pubbliche attribuite a ciascun progetto per mezzo dell’attribuzione del Codice Unico di Progetto (CUP), strumento cardine del Sistema di Monitoraggio degli Investimenti Pubblici.
Programmazione 2014-2020 della politica di coesione e PNRR: misure sostenute da REACT-EU
Con la decisione di esecuzione della Commissione del novembre 2021302 è stata assegnata all’Italia la seconda e ultima tranche di risorse a valere sullo strumento REACT-EU previsto nell’ambito dell’iniziativa NGEU, pari a 3,1 miliardi, che si aggiunge agli 11,3 miliardi già assegnati a titolo di prima tranche per l’annualità 2021.
Attraverso questi fondi supplementari si è inteso rafforzare i Programmi Operativi 2014-2020 della politica di coesione con il duplice obiettivo di promuovere il superamento delle conseguenze economiche e sociali derivanti dalla pandemia di COVID-19 e di favorire la transizione verde, digitale e resiliente dell’economia.
Il Governo, a partire dal primo semestre del 2021, ha definito la proposta generale di programmazione delle risorse assegnate, che si è concentrata su interventi di natura orizzontale in grado di garantire maggiore efficacia e una più rapida capacità di spesa, confluiti in nove Programmi Operativi Nazionali (PON).
Gli interventi, che, per quanto riguarda le assegnazioni della prima tranche, risultano in gran parte in corso di realizzazione, sono stati definiti in stretto raccordo con gli investimenti previsti dal PNRR secondo criteri di complementarità e addizionalità. Si è, inoltre, mantenuto l’obiettivo di riequilibrio territoriale attraverso una focalizzazione dell’azione sul Mezzogiorno, cui è stata destinata in fase di programmazione una quota di fondi stimata in circa 9,3 miliardi, che corrispondono al 66,8 per cento dell’ammontare complessivo delle risorse assegnate al Paese.

___
301 Sede partenariale stabile in cui si farà il punto sullo stato della programmazione e attuazione della politica di coesione 2021-2027.
302 Decisione di esecuzione C(2021)8271 del 23/11/2021.

90	MINISTERO DELL’ECONOMIA E DELLE FINANZE

V. FONDI EUROPEI

Gli interventi programmati afferiscono ai seguenti ambiti:
●
in risposta all’emergenza sanitaria, la politica di coesione interviene con il finanziamento di spese straordinarie per la messa a disposizione di personale medico e sanitario nelle otto Regioni del Mezzogiorno e per l’acquisto di vaccini e farmaci anti COVID-19, in sinergia con gli interventi di natura più strutturale previsti nel PNRR. Attraverso la messa a disposizione di risorse aggiuntive per l’accesso alla formazione specialistica dei laureati in medicina, le risorse si integrano, invece, con gli stanziamenti programmati dal Piano;

●
relativamente agli interventi sul mercato del lavoro, con REACT-EU si interviene, in particolare al Sud, per favorire l’assunzione di giovani e donne, finanziando sgravi contributivi e misure di fiscalità di vantaggio (c.d. ‘Bonus assunzioni’ e ‘Decontribuzione Sud’), in complementarità con le misure previste dal PNRR per il sostegno all’occupazione. Inoltre, si finanziano interventi per l’innalzamento delle competenze, la riqualificazione e l’accompagnamento alla ricerca di lavoro (Fondo Nuove Competenze);

●	il sostegno alla ripresa economica prevede misure di supporto alla liquidità delle imprese (rafforzamento del Fondo Centrale di Garanzia per le PMI);
●
in materia di istruzione, gli investimenti sono rivolti al completamento del cablaggio degli edifici scolastici, alla realizzazione di laboratori e al rafforzamento della dotazione di attrezzature digitali, in una logica sia complementare, sia di integrazione con il PNRR, finalizzata, in particolare, ad ampliare il volume e la copertura territoriale delle scuole interessate da interventi di infrastrutturazione digitale e trasformazione digitale della didattica;

●
in una logica di complementarità e di integrazione rispetto all’ambito di intervento più ampio del PNRR, il dispositivo REACT-EU prevede, inoltre, numerose misure per sostenere la doppia transizione verde e digitale, tra le quali: interventi per la trasformazione digitale delle imprese, la sostenibilità dei processi produttivi e l’economia circolare; azioni di efficientamento energetico di edifici pubblici e per la trasformazione intelligente delle reti elettriche; contributi per il rafforzamento dell’offerta di dottorati e contratti di ricerca sulle tematiche inerenti alla transizione verde e all’innovazione; interventi per il miglioramento delle infrastrutture idriche e la digitalizzazione delle reti idriche nelle Regioni del Mezzogiorno; iniziative per la transizione verde e digitale nelle Città metropolitane (mobilità sostenibile, efficienza energetica, miglioramento della qualità dell’ambiente urbano);

●
per quanto attiene all’inclusione sociale, è previsto il rafforzamento delle misure di distribuzione di aiuti alimentari agli indigenti e lo stanziamento di risorse per il potenziamento della rete dei servizi locali rivolti alle persone senza dimora e/o in condizioni di marginalità estrema, cui si affiancano le azioni programmate per progetti diretti al potenziamento di servizi e iniziative di sostegno per i segmenti più fragili delle comunità. Questi interventi, già previsti nella annualità 2021 di REACT-EU, si integrano con gli investimenti del PNRR per l’infrastrutturazione e l’inclusione sociale, che saranno erogati a livello territoriale.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	91

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Con la programmazione delle risorse REACT-EU relativa all’annualità 2022 si interviene prioritariamente per completare il finanziamento di alcune delle misure già previste nel 2021 che non hanno trovato sufficiente copertura nelle riprogrammazioni dei PON 2014-20, con particolare riferimento ai temi della salute, dell’occupazione, della competitività e della transizione ecologica.
In aggiunta, si rafforzano e si ampliano altre misure già previste con la programmazione 2021 (infrastrutture idriche, laboratori green delle scuole del secondo ciclo, Fondo Centrale di Garanzia PMI, interventi per l’acquisto di macchinari innovativi) e si introducono nuove linee di intervento. In particolare, con riferimento a queste ultime, si promuove la mobilità sostenibile, prevedendo nuovi finanziamenti destinati al rinnovo delle flotte del Trasporto Pubblico Locale su gomma (limitatamente agli autobus sub-urbani e extra-urbani), che vanno ad aggiungersi agli apporti già programmati per tale finalità nell’ambito del PNRR, concentrandosi nelle cinque Regioni del Mezzogiorno interessate dal PON Infrastrutture e Reti 2014-20 (Basilicata, Calabria, Campania, Puglia e Sicilia).
Si prevede, infine, una nuova misura per la realizzazione di ambienti didattici innovativi nelle scuole dell’infanzia statali, complementare al ‘Piano asili nido e scuole per l’infanzia’ finanziato nell’ambito del PNRR.
Complementarità e coerenza tra le priorità dell’Accordo di Partenariato 2021-2027 e il Piano Nazionale di Riforma
Come anticipato nel precedente paragrafo, nella fase di stesura dell’Accordo di Partenariato si è tenuto conto di quanto previsto dal Piano Nazionale di Ripresa e Resilienza, in una logica di complementarità tra ambiti di intervento e, allo stesso tempo, di specificità della politica di coesione.
L’AP è anche in linea con le sfide e le priorità descritte nel Capitolo III di questo PNR.
Attraverso gli interventi che saranno programmati nell’ambito dell’Obiettivo strategico ‘Un’Europa più intelligente’, si intende incidere in positivo sulle più importanti determinanti della competitività dei sistemi produttivi italiani - la propensione alla ricerca industriale, la digitalizzazione, le competenze - e, per effetto di questi fattori, su produttività e capacità di innovare delle imprese, in armonia con quanto descritto nel paragrafo Sostegno alla ricerca e all’innovazione del Cap III.
Alle priorità richiamate nel paragrafo Transizione ecologica e mobilità sostenibile è, invece, collegato l’Obiettivo strategico ‘Un’Europa più verde’ della politica di coesione che, in coerenza con il Green Deal per l’Unione europea e in sinergia con il PNRR, prevede interventi per l’efficientamento energetico di edifici residenziali e di pubblica utilità e degli impianti produttivi, per lo sviluppo delle fonti rinnovabili e l’efficientamento delle reti di trasmissione e distribuzione dell’energia. In questo ambito sono ricompresi anche gli interventi di adattamento ai cambiamenti climatici e di promozione della biodiversità, quelli di contrasto ai rischi naturali, incluso il contrasto al dissesto idrogeologico, gli investimenti sui servizi idrici, per l’aumento degli standard di fornitura del servizio, e sulle infrastrutture per la raccolta e trattamento dei rifiuti, per favorire la transizione verso l’economia circolare, oltre che gli interventi di rafforzamento della mobilità urbana in chiave di sostenibilità.

92	MINISTERO DELL’ECONOMIA E DELLE FINANZE

V. FONDI EUROPEI

Con l’Obiettivo strategico 3 ‘Un’Europa più connessa’ si intende intervenire in quei territori in cui la scarsa qualità del sistema di trasporto incide maggiormente sulle disparità economiche e di qualità della vita, attraverso interventi di sostegno alla multi-modalità sulle dorsali ferroviarie e sulle connessioni di ‘ultimo miglio’ dei nodi portuali, logistici e degli aeroporti di livello regionale, in coerenza con la prospettiva delineata nel paragrafo sulla Transizione ecologia e mobilità sostenibile (Cap III).L’Obiettivo strategico di policy 4 ‘Un’Europa più sociale e inclusiva’ rafforza e innova l’azione delle politiche attive del lavoro, dell’istruzione e formazione, dell’inclusione sociale e lotta alla povertà e della parità di genere, in linea con il Piano di Azione del Pilastro Europeo dei Diritti Sociali e le priorità indicate nei paragrafi ‘Politiche per l’incontro tra domanda e offerta di lavoro’ e ‘Inclusione sociale, parità di genere e coesione territoriale’ (Cap III).
Tra i risultati più rilevanti perseguiti, in particolare nel Mezzogiorno, vi è l’aumento dell’occupazione e dell’occupabilità di giovani e donne, anche attraverso il rafforzamento del sistema dei servizi del lavoro e la formazione permanente e continua. Gli interventi previsti mirano anche consolidare un sistema di protezione e inclusione sociale adeguato e accessibile in ogni territorio e per tutti i cittadini. In tale ambito si collocano anche gli interventi finalizzati a favorire l’accesso ai servizi sanitari delle persone in situazioni di vulnerabilità, in armonia con le analoghe misure descritte nel paragrafo ‘Un sistema sanitario più efficiente, resiliente e inclusivo’ (Cap III).
È, inoltre, prevista la destinazione di risorse specifiche alla definizione di strategie territoriali (principalmente aree urbane e aree interne) nell’ambito dell’Obiettivo Strategico ‘Un’Europa più vicina ai cittadini’, in un’ottica di rigenerazione dei luoghi, rafforzamento della qualità dei servizi, creazione e rivitalizzazione delle attività economiche.
Trasversale a tutti gli ambiti di policy è, invece, la previsione di interventi diretti al rafforzamento della capacità amministrativa degli attori istituzionali coinvolti nella programmazione e gestione degli investimenti cofinanziati dai fondi di coesione, con una particolare attenzione agli enti locali responsabili della realizzazione di rilevanti investimenti da attivare sui territori. Si tratta di misure che integrano l’ampio ventaglio di riforme e azioni previste dal Governo per una pubblica amministrazione più moderna, competente ed efficiente (cfr il Paragrafo ‘Una Pubblica Amministrazione più moderna, competente ed efficiente’ del Cap III).
Attuazione della politica di coesione 2014-2020
I 51 Programmi Operativi (PO) cofinanziati dal Fondo Europeo di Sviluppo Regionale (FESR) e dal Fondo Sociale Europeo (FSE) del ciclo 2014-2020 hanno presentato, entro il 31 dicembre 2021, la certificazione delle spese sostenute e relativa domanda di rimborso alla Commissione europea, superando le soglie di spesa previste per evitare il disimpegno automatico a fine anno.
La spesa complessivamente certificata alla Commissione è risultata pari a 28,6 miliardi, con un incremento di 7,3 miliardi rispetto all’importo di 21,3 miliardi conseguito al 31 dicembre 2020, raggiungendo il 46,3 per cento del totale delle risorse programmate, pari a 61,8 miliardi.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	93

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Per quanto riguarda le risorse comunitarie a valere sul bilancio UE, il livello del loro utilizzo si è attestato a 22 miliardi, a fronte del target, pari a 15 miliardi, quale soglia per evitare il disimpegno automatico.
Nel 2021 si è anche chiuso l’anno contabile 2020-2021 interessato dalle certificazioni al tasso di cofinanziamento comunitario del 100 per cento, al quale hanno aderito 42 dei 51 PO. Questa modifica regolamentare ha contribuito a conseguire una complessiva domanda di risorse comunitarie pari a 11 miliardi, sulla base delle domande di pagamento effettuate nell’anno contabile 2020-2021.
I 19 Programmi di Cooperazione Territoriale Europea (CTE) ai quali partecipa l’Italia con un finanziamento totale di 2,9 miliardi, cofinanziati dai fondi FESR, ENI e dal fondo IPA II, hanno presentato al 31 dicembre 2021 la certificazione delle spese sostenute e relativa domanda di rimborso alla Commissione europea, raggiungendo il target di spesa previsto. La spesa complessivamente certificata alla Commissione europea è pari a 1,3 miliardi.
Nell’anno 2021 è proseguita l’azione di riprogrammazione dei programmi cofinanziati dai fondi strutturali per rispondere alla crisi COVID–19. Al fine di massimizzare le opportunità offerte dalle iniziative europee e per ottimizzare l’utilizzo dei fondi strutturali in funzione anticrisi, l’Agenzia per la Coesione Territoriale e l’ANPAL hanno dato continuità e impulso alle Regioni, supportandole e accompagnandole nella rendicontazione delle spese.
Per quanto riguarda i programmi complementari, al fine di dare attuazione a quanto previsto dall’art. 242 del D.L. n. 34/2020, il CIPESS, nella data del 9 giugno 2021, ha adottato la delibera n. 41 che ha istituito o incrementato i programmi complementari nei quali sono confluite le risorse finanziare a seguito dei rimborsi derivanti dalla rendicontazione di spese anticipate a carico dello Stato, secondo quanto previsto negli accordi tra il Ministro per il Sud e la coesione territoriale e le Amministrazioni centrali e regionali titolari di programmi finanziati con i fondi strutturali 2014-2020.

94	MINISTERO DELL’ECONOMIA E DELLE FINANZE

VI.	PROCESSI ISTITUZIONALI E COINVOLGIMENTO DEI PORTATORI DI INTERESSI
VI.1	IL COINVOLGIMENTO DEGLI STAKEHOLDERS NELLA DEFINIZIONE E ATTUAZIONE DEL PNRR
Ruolo degli enti territoriali e delle parti sociali
In armonia con i principi di sussidiarietà, di proporzionalità, di partenariato, di partecipazione e della coerenza delle politiche, così come enunciati nella “Carta della Governance Multilivello in Europa” adottata dal Comitato europeo delle Regioni nel 2014, il PNRR prevede un ruolo attivo e sostanziale per gli enti territoriali e le parti sociali, tanto nella definizione delle linee strategiche, quanto nella fase attuativa delle misure e delle riforme.
Per quanto riguarda il primo aspetto, un ruolo strategico è affidato al Tavolo permanente per il partenariato economico, sociale e territoriale303, presso la Presidenza del Consiglio dei Ministri. Il Tavolo svolge una funzione consultiva nelle materie connesse all’attuazione del PNRR e può segnalare alla Cabina di regia ogni profilo ritenuto rilevante per la realizzazione del PNRR, anche per favorire il superamento di circostanze ostative e agevolare l’efficace e celere attuazione degli interventi.
Al Tavolo permanente partecipano i rappresentanti delle parti sociali, del Governo, delle Regioni, delle Province autonome, degli Enti locali, di Roma capitale, delle categorie produttive e sociali, del sistema dell’università e della ricerca, della società civile e delle organizzazioni della cittadinanza attiva. Alle riunioni possono partecipare anche i componenti del Governo, quando vengono trattate questioni di rispettiva competenza. Il supporto alle attività del Tavolo permanente è assicurato dalla Segreteria tecnica del PNRR

Al coinvolgimento strategico si affianca quello operativo: circa il 36 per cento delle risorse del PNRR saranno affidate a Regioni, Province, Comuni, Città metropolitane o altre amministrazioni locali304; queste ultime, in particolare, sono coinvolte in numerosi investimenti e progetti che spaziano dagli asili nido, ai progetti di rigenerazione urbana, all'edilizia scolastica e ospedaliera, all'economia circolare, agli interventi per il sociale. Le amministrazioni locali sono anche destinatari finali degli investimenti in materia di digitalizzazione della pubblica amministrazione e giocheranno un ruolo nell’attuazione di alcune delle riforme previste dal Piano in materia di disabilità, servizi pubblici locali e turismo.

___
303 Con il Dpcm 14 ottobre 2021.
304 66,4 miliardi relativi al PNRR in senso stretto, che si estendono a circa 80 miliardi se si considera anche il Piano nazionale per gli investimenti complementari.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	95

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Per assicurare l’effettivo coinvolgimento nella fase di attuazione delle numerose misure a carattere territoriale, anche attraverso iniziative che ne migliorino le capacità amministrative e gestionali, è stato istituito il Nucleo PNRR Stato-Regioni305 finalizzato al coordinamento dei rapporti tra le Amministrazioni statali titolari di iniziative nell’ambito del PNRR e gli enti territoriali. Il Nucleo cura l'istruttoria di tavoli tecnici di confronto settoriali con le Regioni, le Province Autonome e gli enti locali; supporta gli enti locali nella elaborazione dei progetti aventi particolare rilevanza strategica per ciascuna Regione e Provincia Autonoma (progetto bandiera); presta assistenza agli enti territoriali, con particolare riferimento ai piccoli Comuni e ai Comuni insulari e delle zone montane.
A novembre 2021 è partita inoltre l’iniziativa ‘Italiadomani - Dialoghi sul Piano Nazionale di Ripresa e Resilienza’, un ciclo di incontri promossi dalla Presidenza del Consiglio, per comunicare a cittadini, imprese e Amministrazioni territoriali i contenuti e le opportunità del PNRR. Si tratta di seminari e incontri in tutto il territorio italiano che vedranno, per tutta la durata del Piano, la partecipazione di rappresentanti del Governo e di esperti e tecnici coinvolti nell’attuazione del PNRR.
Ruolo del Parlamento
Il percorso che ha portato all’adozione del PNRR italiano si è caratterizzato per un intenso coinvolgimento del Parlamento, che si è pronunciato già sulla proposta di Linee guida per la definizione del Piano nell’estate del 2020. In seguito, il Parlamento ha esaminato la proposta di PNRR – anche attraverso l’audizione di diversi rappresentanti delle istituzioni, del mondo produttivo e della società civile - e successivamente, prima della trasmissione alla Commissione Europea, il testo definitivo del Piano.
Il dialogo con il Parlamento riguarda anche i progressi computi nell’attuazione del PNRR: sono previste infatti due relazioni semestrali sullo stato di attuazione – una ad aprile, in coincidenza con il DEF, e una a settembre - e in base alle disposizioni della legge europea 2019 - 2020, le Commissioni parlamentari competenti possono svolgere audizioni dei soggetti attuatori delle misure e sopralluoghi nei luoghi in cui sono in corso di realizzazione i progetti del PNRR. Al termine dell'esame di ogni relazione semestrale, il Parlamento può adottare atti di indirizzo al Governo per evidenziare eventuali criticità.
Anche il PNR è sottoposto all’esame parlamentare prima dell’invio alla Commissione europea, il che garantisce il vaglio del Parlamento sulle riforme contenute nel PNR ma non comprese nel PNRR.

___
305 Art. 33 del DL 152/2021.

96	MINISTERO DELL’ECONOMIA E DELLE FINANZE

È possibile scaricare la
DOCUMENTO DI ECONOMIA E FINANZA
dai siti Internet
www.mef.gov.it ● www.dt.tesoro.it ● www.rgs.mef.gov.it
ISSN: 2239-0928